FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-03

March 28, 2016

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$818,034,828

(Approximate Total Mortgage Pool Balance)

$647,938,000

(Approximate Offered Certificates)

DBJPM 2016-C1

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

JPMorgan Chase Bank, National Association

Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	J.P. Morgan
Co-Lead Managers and Joint Bookrunners

Academy Securities	Sandler O’Neill + Partners, L.P.
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

DBJPM 2016-C1 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated March 28, 2016 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC
Co-Managers:	Academy Securities, Inc. and Sandler O’Neill & Partners, L.P.
Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (81.4%) and JPMorgan Chase Bank, National Association (“JPMCB”) (18.6%) *An indirect wholly owned subsidiary of Deutsche Bank AG.
Master Servicer:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee:	Wilmington Trust, National Association
Certificate Administrator:	Deutsche Bank Trust Company Americas
Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and DBRS, Inc.
Determination Date:	6th day of each month, or if such 6th day is not a business day, the immediately following business day, commencing in May 2016.
Distribution Date:	4th business day following the Determination Date in each month, commencing in May 2016.
Cut-off Date:	Payment Date in April 2016 (or related origination date, if later). Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.
Settlement Date:	On or about April 19, 2016
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	May 2049
Minimum Denominations:	$10,000 (or $100,000 with respect to the Class X certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

DBJPM 2016-C1 Mortgage Trust

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
German American Capital Corporation	29	41	$666,061,395	81.4%
JPMorgan Chase Bank, National Association	4	4	$151,973,433	18.6%
Total:	33	45	$818,034,828	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$818,034,828
Number of Mortgage Loans:	33
Number of Mortgaged Properties:	45
Average Mortgage Loan Cut-off Date Balance:	$24,788,934
Average Mortgaged Property Cut-off Date Balance:	$18,178,552
Weighted Average Mortgage Rate:	4.6248%
Weighted Average Mortgage Loan Original Term to Maturity Date (months):	117
Weighted Average Mortgage Loan Remaining Term to Maturity Date (months):	115
Weighted Average Mortgage Loan Seasoning (months):	2
% of Mortgaged Properties Leased to a Single Tenant:	5.1%
Credit Statistics(1):
Weighted Average Mortgage Loan U/W NCF DSCR:	2.03x
Weighted Average Mortgage Loan Cut-off Date LTV(2):	57.9%
Weighted Average Mortgage Loan Maturity Date LTV(2):	51.8%
Weighted Average U/W NOI Debt Yield:	11.6%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date:	26.5%
% Mortgage Loans which pay Interest Only through Maturity Date:	38.6%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date:	34.9%
Weighted Average Remaining Amortization Term (months)(3):	358
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	64.2%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(4):	61.9%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	32.2%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(5):	71.6%
% Mortgage Loans with Upfront Engineering Reserves:	23.9%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	58.8%
% Mortgage Loans with In Place Hard Lockboxes:	78.7%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	77.6%
% Mortgage Loans with Cash Traps Triggered at Debt Yield ≥ 8.33%:	9.8%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	67.3%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:	22.9%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Prior to an Open Period and also Defeasance or Yield Maintenance After a Yield Maintenance Period and Prior to an Open Period:	9.8%

(1)	With respect to the 787 Seventh Avenue Mortgage Loan, Williamsburg Premium Outlets Mortgage Loan, Naples Grande Beach Resort Mortgage Loan, 225 Liberty Street Mortgage Loan, 600 Broadway Mortgage Loan, SLS South Beach Mortgage Loan, 7700 Parmer Mortgage Loan, Columbus Park Crossing Mortgage Loan, Hagerstown Premium Outlets Mortgage Loan, Hall Office Park A1/G1/G3 Mortgage Loan and Renaissance Providence Downtown Hotel Mortgage Loan, the LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and any related mezzanine loan.

(2)	With respect to the West Valley Corporate Center Mortgage Loan, Renaissance Providence Downtown Hotel Mortgage Loan and Holiday Inn Express Venice FL Mortgage Loan in aggregate representing 7.9% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the “As Complete” value. With respect to the 7700 Parmer Mortgage Loan representing 3.9% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date LTV has been calculated based on the “Hypothetical As-is” appraised value.

(3)	Excludes loans which are interest only for the full loan term.

(4)	Includes FF&E Reserves.

(5)	Represents the percent of the allocated Initial Outstanding Pool Balance of retail, office, industrial and mixed use properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

DBJPM 2016-C1 Mortgage Trust

STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$28,858,000		30.000%(6)	2.93	1 – 59	40.5%	16.6%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$35,000,000		30.000%(6)	4.89	59 – 59	40.5%	16.6%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)	$46,052,000		30.000%(6)	7.40	59 – 116	40.5%	16.6%
Class A-3A	Aaa(sf)/AAAsf/AAA(sf)	$140,000,000		30.000%(6)	9.70	116 – 117	40.5%	16.6%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)	$247,714,000		30.000%(6)	9.78	117 – 118	40.5%	16.6%
Class X-A(7)	NR/AAAsf/AAA(sf)	$637,044,000	(8)	N/A	N/A	N/A	N/A	N/A
Class A-M	Aa2(sf)/AAAsf/AAA(sf)	$64,420,000		22.125%	9.81	118 – 118	45.1%	14.9%
Class B	NR/AA-sf/AA(low)(sf)	$50,105,000		16.000%	9.89	118 – 119	48.6%	13.8%
Class C	NR/A-sf/A(low)(sf)	$35,789,000		11.625%	9.89	119 – 119	51.2%	13.1%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class A-3B	Aaa(sf)/AAAsf/AAA(sf)	$75,000,000		30.000%(6)	9.70	116 – 117	40.5%	16.6%
Class X-B(7)	NR/A-sf/AAA(sf)	$85,894,000	(8)	N/A	N/A	N/A	N/A	N/A
Class X-C(7)	NR/BBB-sf/AAA(sf)	$38,856,000	(8)	N/A	N/A	N/A	N/A	N/A
Class X-D(7)	NR/BB-sf/AAA(sf)	$17,384,000	(8)	N/A	N/A	N/A	N/A	N/A
Class X-E(7)	NR/NR/AAA(sf)	$16,360,000	(8)	N/A	N/A	N/A	N/A	N/A
Class X-F(7)	NR/NR/AAA(sf)	$22,496,828	(8)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB(low)(sf)	$38,856,000		6.875%	9.96	119 – 120	53.9%	12.5%
Class E	NR/BB-sf/BB(low)(sf)	$17,384,000		4.750%	9.98	120 – 120	55.1%	12.2%
Class F	NR/B-sf/B(sf)	$8,180,000		3.750%	9.98	120 – 120	55.7%	12.1%
Class G	NR/NR/B(low)(sf)	$8,180,000		2.750%	9.98	120 – 120	56.3%	11.9%
Class H	NR/NR/NR	$22,496,828		0.000%	9.98	120 – 120	57.9%	11.6%

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3A, Class A-3B, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii), less a specified rate.
(2)	Approximate; subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates (collectively, the “Class X Certificates”) may vary depending upon the final pricing of the classes of certificates whose Certificate Balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of Class X Certificates would be equal to zero, such Class X Certificates may not be issued on the Settlement Date of this securitization.
(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates with a Certificate Balance is based on (i) modeling assumptions described in the Preliminary Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates.
(4)	“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average Mortgage Loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3A, Class A-3B and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.
(5)	“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all certificates and the denominator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3A, Class A-3B and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3A, Class A-3B and Class A-4 certificates are represented in the aggregate.
(7)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3A, Class A-3B, Class A-4 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their Certificate Balances), (C) with respect to the Class X-C certificates, the pass-through rate of the Class D certificates, (D) with respect to the Class X-D certificates, the pass-through rate of the Class E certificates, (E) with respect to the Class X-E certificates, the weighted average of pass-through rates of the Class F and Class G certificates (based on their Certificate Balances) and (F) with respect to the Class X-F certificates, the pass-through rate of the Class H certificates.
(8)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of each of the Class A-1, Class A-2, Class A-SB, Class A-3A, Class A-3B, Class A-4 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of each of the Class B and Class C certificates. The interest accrual amounts on the Class X-C certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class E certificates. The interest accrual amounts on the Class X-E certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of each of the Class F and Class G certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class H certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

DBJPM 2016-C1 Mortgage Trust

STRUCTURE OVERVIEW

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	JPMCB	SLS South Beach	Hospitality	$35,000,000	59	55.0%	2.10x	10.5%
(1)	This table reflects the Mortgage Loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

DBJPM 2016-C1 Mortgage Trust

STRUCTURE OVERVIEW

Principal Payments:

Payments in respect of principal of the certificates will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex F to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3A and Class A-3B (on a pro rata basis), Class A-4, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order (with the Class A-3A and Class A-3B certificates receiving payments on a pro rata basis), until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total principal balance of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB and Class A-4 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C certificates; (iii) the notional amount of the Class X-C certificates will be reduced by the principal distributions and realized losses allocated to the Class D certificates; (iv) the notional amount of the Class X-D certificates will be reduced by the principal distributions and realized losses allocated to the Class E certificates; (v) the notional amount of the Class X-E certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class F and Class G certificates; and (vi) the notional amount of the Class X-F certificates will be reduced by the principal distributions and realized losses allocated to the Class H certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii), less a specified rate.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their Certificate Balances), (C) with respect to the Class X-C certificates, the pass-through rate of the Class D certificates, (D) with respect to the Class X-D certificates, the pass-through rate of the Class E certificates, (E) with respect to the Class X-E certificates, the weighted average of the pass-through rates of the Class F and Class G certificates (based on their Certificate Balances) and (F) with respect to the Class X-F certificates, the pass-through rate of the Class H certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

DBJPM 2016-C1 Mortgage Trust

STRUCTURE OVERVIEW

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:	Losses will be allocated to each class of certificates entitled to principal in reverse alphabetical order starting with Class H through and including Class A-M and then to Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB and Class A-4 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the Certificates that are components of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)		The percentage of the principal distribution amount to such class as described in (a) above
(Mortgage Rate - Discount Rate)	X

The remaining percentage of the prepayment premiums will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B, Class X-C Class X-D, Class X-E and Class X-F certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The Mortgaged Property identified on Annex A–1 to the Preliminary Prospectus as 787 Seventh Avenue secures a Mortgage Loan evidenced by one promissory note designated as Note A-7 with an outstanding principal balance as of the Cut-off Date of $80,000,000 (the “787 Seventh Avenue Mortgage Loan”), representing approximately 9.8% of the Initial Pool Balance. The 787 Seventh Avenue Whole Loan (as defined below) is evidenced by: (i) one promissory Note A-7 that evidences the 787 Seventh Avenue Mortgage Loan; (ii) six pari passu promissory notes designated as Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6, respectively, having an aggregate outstanding principal balance as of the Cut-off Date of $426,000,000 (the “787 Seventh Avenue Standalone Pari Passu Companion Loans”), each of which is generally pari passu in right of payment with the 787 Seventh Avenue Mortgage Loan and the 787 Seventh Avenue Non-Standalone Pari Passu Companion Loan (as defined below); (iii) one pari passu promissory note designated as Note A-8 having an outstanding principal balance as of the Cut-off Date of $60,000,000 (the “787 Seventh Avenue Non-Standalone Pari Passu Companion Loan” and, together with the 787 Seventh Avenue Standalone Pari Passu Companion Loans, the “787 Seventh Avenue Pari Passu Companion Loans”), which is generally pari passu in right of payment with the 787 Seventh Avenue Mortgage Loan and the 787 Seventh Avenue Standalone Pari Passu Companion Loans; and (iv) one promissory note designated as Note B with an outstanding principal balance as of the Cut-off Date of $214,000,000 (the “787 Seventh Avenue Subordinate Companion Loan” and, together with the 787 Seventh Avenue Pari Passu Companion Loans, the “787 Seventh Avenue Companion Loans”), which is subordinate in right of payment in respect of each of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

DBJPM 2016-C1 Mortgage Trust

STRUCTURE OVERVIEW

787 Seventh Avenue Mortgage Loan and the 787 Seventh Avenue Pari Passu Companion Loans. The 787 Seventh Avenue Standalone Pari Passu Companion Loans and the 787 Seventh Avenue Subordinate Companion Loan are collectively referred to as the “787 Seventh Avenue Standalone Companion Loans”).

The 787 Seventh Avenue Subordinate Companion Loan, together with the 787 Seventh Avenue Mortgage Loan and the 787 Seventh Avenue Pari Passu Companion Loans, are referred to as the “787 Seventh Avenue Whole Loan”. Only the 787 Seventh Avenue Mortgage Loan is included in the issuing entity. Each of the 787 Seventh Avenue Standalone Pari Passu Companion Loans and 787 Seventh Avenue Subordinate Companion Loan were included in the COMM 2016-787S Mortgage Trust. The 787 Seventh Avenue Non-Standalone Pari Passu Companion Loan is currently being held by GACC or an affiliate.

The 787 Seventh Avenue Whole Loan is serviced pursuant to the COMM 2016-787S trust and servicing agreement and the related intercreditor agreement. For additional information regarding the 787 Seventh Avenue Whole Loan, see “Description of the Mortgage Pool—Whole Loans—787 Seventh Avenue Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Williamsburg Premium Outlets secures (i) a Mortgage Loan evidenced by two promissory notes designated as Note A-1 and Note A-6, with an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000 (collectively the “Williamsburg Premium Outlets Mortgage Loan”), representing approximately 8.6% of the Initial Pool Balance, (ii) two promissory notes designated as Note A-3 and Note A-4 with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 which are currently held in the COMM 2016-DC2 Mortgage Trust and (iii) two promissory notes designated as Note A-2 and Note A-5 (collectively the “Williamsburg Premium Outlets Companion Loans”), with an aggregate outstanding principal balance as of the Cut-off Date of $65,000,000, which are currently held by GACC or an affiliate. The Williamsburg Premium Outlets Mortgage Loan and the Williamsburg Premium Outlets Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Williamsburg Premium Outlets Whole Loan”.

The Williamsburg Premium Outlets Whole Loan will be serviced pursuant to the DBJPM 2016-C1 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Williamsburg Premium Outlets Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Williamsburg Premium Outlets Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Naples Grande Beach Resort secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-2, with an outstanding principal balance as of the Cut-off Date of $60,000,000 (the “Naples Grande Beach Resort Mortgage Loan”), representing approximately 7.3% of the Initial Pool Balance, (ii) one promissory note designated as Note A-1 with an outstanding principal balance as of the Cut-off Date of $70,000,000 which is currently held in the JPMBB 2016-C1 Mortgage Trust and (iii) one promissory note designated as Note A-3 (collectively the “Naples Grande Beach Resort Companion Loans”), with an outstanding principal balance as of the Cut-off Date of $35,000,000, which is currently held by JPMCB or an affiliate. The Naples Grande Beach Resort Mortgage Loan and the Naples Grande Beach Resort Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Naples Grande Beach Resort Whole Loan”.

The Naples Grande Beach Resort Whole Loan will be serviced pursuant to the JPMBB 2016-C1 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Naples Grande Beach Resort Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Naples Grande Beach Resort Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A–1 to the Preliminary Prospectus as 225 Liberty Street secures a Mortgage Loan evidenced by one promissory note designated as Note A-1E with an outstanding principal balance as of the Cut-off Date of $40,500,000 (the “225 Liberty Street Mortgage Loan”), representing approximately 5.0% of the Initial Pool Balance. The 225 Liberty Street Whole Loan (as defined below) is evidenced by: (i) one promissory Note A-1E that evidences the 225 Liberty Street Mortgage Loan; (ii) three pari passu promissory notes designated as Note A-1A, Note A-1B and Note A-1C, respectively, having an aggregate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

DBJPM 2016-C1 Mortgage Trust

STRUCTURE OVERVIEW

outstanding principal balance as of the Cut-off Date of $337,500,000 (the “225 Liberty Street Standalone Pari Passu Companion Loans”), each of which is generally pari passu in right of payment with the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Non-Standalone Pari Passu Companion Loans (as defined below); (iii) two pari passu promissory notes designated as Note A-1D and Note A-1F having an aggregate outstanding principal balance as of the Cut-off Date of $81,000,000 (the “225 Liberty Street Non-Standalone Pari Passu Companion Loans” and, together with the 225 Liberty Street Standalone Pari Passu Companion Loans, the “225 Liberty Street Pari Passu Companion Loans”), each of which is generally pari passu in right of payment with the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Standalone Pari Passu Companion Loans; and (iv) three promissory notes designated as Note A-2A, Note A-2B and Note A-2C with an aggregate outstanding principal balance as of the Cut-off Date of $441,000,000 (the “225 Liberty Street Subordinate Companion Loans” and, together with the 225 Liberty Street Pari Passu Companion Loans, the “225 Liberty Street Companion Loans”), which are subordinate in right of payment in respect of each of the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Pari Passu Companion Loans. The 225 Liberty Street Standalone Pari Passu Companion Loans and the 225 Liberty Street Subordinate Companion Loans are collectively referred to as the “225 Liberty Street Standalone Companion Loans”.

The 225 Liberty Street Subordinate Companion Loans, together with the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Pari Passu Companion Loans, are referred to as the “225 Liberty Street Whole Loan”. Only the 225 Liberty Street Mortgage Loan is included in the issuing entity. Each of the 225 Liberty Street Standalone Pari Passu Companion Loans and 225 Liberty Street Subordinate Companion Loans were included in the 225 Liberty Street Trust 2016-225L Mortgage Trust. The 225 Liberty Street Non-Standalone Pari Passu Companion Loan designated as Note A-1D is currently held by Citigroup Global Markets Realty Corp. or an affiliate and is expected to be contributed to the CGCMT 2016-P3 mortgage trust, and the 225 Liberty Street Non-Standalone Pari Passu Companion Loan designated as Note A-1F is currently being held by Wells Fargo Bank, National Association and is expected to be included in the WFCM 2016-C33 Mortgage Trust.

The 225 Liberty Street Whole Loan is serviced pursuant to the 225 Liberty Street Trust 2016-225L trust and servicing agreement and the related intercreditor agreement. For additional information regarding the 225 Liberty Street Whole Loan, see “Description of the Mortgage Pool—Whole Loans—225 Liberty Street Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as 600 Broadway secures (i) a Mortgage Loan evidenced by three promissory notes designated as Note A-4, Note A-5-1 and Note A-5-2 with an aggregate outstanding principal balance as of the Cut-off Date of $40,000,000 (the “600 Broadway Mortgage Loan”), representing approximately 4.9% of the Initial Pool Balance and (ii) three promissory notes designated as Note A-1, Note A-2-1 and Note A-3, with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000, which are currently held by The Bank of New York Mellon (“BNYM”) and are expected to be included in the CGCMT 2016-P3 Mortgage Trust, (iii) one promissory note designated as Note A-2-2, with an outstanding principal balance as of the Cut-off Date of $10,000,000, which (subject to any applicable financing arrangement) is currently being held by The Bank of New York Mellon (or an affiliate) and (iv) one promissory note designated as Note A-6, with an outstanding principal balance as of the Cut-off Date of $20,000,000, which (subject to any applicable financing arrangement) is currently being held by GACC (or an affiliate) and which may be sold to BNYM (or an affiliate). The promissory notes identified in clauses (ii), (iii) and (iv) are collectively referred to herein as the “600 Broadway Companion Loans”. The 600 Broadway Mortgage Loan and the 600 Broadway Companion Loans are pari passu in right of payment and are collectively referred to herein as the “600 Broadway Whole Loan”.

The 600 Broadway Whole Loan will be serviced pursuant to the DBJPM 2016-C1 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the 600 Broadway Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—600 Broadway Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as SLS South Beach secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-1, with an outstanding principal balance as of the Cut-off Date of $35,000,000 (the “SLS South Beach Mortgage Loan”), representing approximately 4.3% of the Initial Pool Balance and (ii)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

DBJPM 2016-C1 Mortgage Trust

STRUCTURE OVERVIEW

one promissory note designated as Note A-2 with an outstanding principal balance as of the Cut-off Date of $33,750,000 (the “SLS South Beach Companion Loan”), which is currently held by JPMCB or an affiliate. The SLS South Beach Mortgage Loan and the SLS South Beach Companion Loan are pari passu in right of payment and are collectively referred to herein as the “SLS South Beach Whole Loan”.

The SLS South Beach Whole Loan will be serviced pursuant to the DBJPM 2016-C1 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the SLS South Beach Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—SLS South Beach Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as 7700 Parmer secures (i) a Mortgage Loan evidenced by a promissory note designated as Note A-3, with an outstanding principal balance as of the Cut-off Date of $32,000,000 (the “7700 Parmer Mortgage Loan”), representing approximately 3.9% of the Initial Pool Balance, (ii) one promissory note designated as Note A-1 which was included in the JPMCC 2015-JP1 Mortgage Trust with an outstanding principal balance of $75,000,000 and (iii) one promissory note designated as Note A-2 which was included in the JPMBB 2016-C1 Mortgage Trust, with an outstanding principal balance as of the Cut-off Date of $70,000,000 (collectively the “7700 Parmer Companion Loans”). The 7700 Parmer Mortgage Loan and the 7700 Parmer Companion Loans are pari passu in right of payment and are collectively referred to herein as the “7700 Parmer Whole Loan”.

The 7700 Parmer Whole Loan is being serviced pursuant to the JPMCC 2015-JP1 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the 7700 Parmer Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—7700 Parmer Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Columbus Park Crossing secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-2, with an outstanding principal balance as of the Cut-off Date of $30,500,000 (the “Columbus Park Crossing Mortgage Loan”), representing approximately 3.7% of the Initial Pool Balance and (ii) one promissory note designated as Note A-1 with an outstanding principal balance as of the Cut-off Date of $40,000,000 (the “Columbus Park Crossing Companion Loan”), which was included in the COMM 2016-DC2 Mortgage Trust. The Columbus Park Crossing Mortgage Loan and the Columbus Park Crossing Companion Loan are pari passu in right of payment and are collectively referred to herein as the “Columbus Park Crossing Whole Loan”.

The Columbus Park Crossing Whole Loan is being serviced pursuant to the COMM 2016-DC2 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Columbus Park Crossing Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Columbus Park Crossing Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Hagerstown Premium Outlets secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-1, with an outstanding principal balance as of the Cut-off Date of $30,000,000 (the “Hagerstown Premium Outlets Mortgage Loan”), representing approximately 3.7% of the Initial Pool Balance and (ii) three promissory notes designated as Note A-2, Note A-3 and Note A-4 (collectively, the “Hagerstown Premium Outlets Companion Loans”), with an aggregate outstanding principal balance as of the Cut-off Date of $47,000,000, which are currently held by GACC or an affiliate. The Hagerstown Premium Outlets Mortgage Loan and the Hagerstown Premium Outlets Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Hagerstown Premium Outlets Whole Loan”.

The Hagerstown Premium Outlets Whole Loan will be initially serviced pursuant to the DBJPM 2016-C1 pooling and servicing agreement and the related intercreditor agreement. After the related Servicing Shift Securitization Date, the Hagerstown Premium Outlets Whole Loan will be serviced pursuant to the Hagerstown Premium Outlets Pooling and Servicing Agreement and the related intercreditor agreement. For additional information regarding the Hagerstown Premium Outlets Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Hagerstown Premium Outlets Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

DBJPM 2016-C1 Mortgage Trust

STRUCTURE OVERVIEW

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Hall Office Park A1/G1/G3 secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-1, with an outstanding principal balance as of the Cut-off Date of $28,000,000 (the “Hall Office Park A1/G1/G3 Mortgage Loan”), representing approximately 3.4% of the Initial Pool Balance and (ii) one promissory note designated as Note A-2 with an outstanding principal balance as of the Cut-off Date of $27,900,000 (the “Hall Office Park A1/G1/G3 Companion Loan”), which is currently held by GACC or an affiliate. The Hall Office Park A1/G1/G3 Mortgage Loan and the Hall Office Park A1/G1/G3 Companion Loan are pari passu in right of payment and are collectively referred to herein as the “Hall Office Park A1/G1/G3 Whole Loan”.

The Hall Office Park A1/G1/G3 Whole Loan will be serviced pursuant to the DBJPM 2016-C1 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Hall Office Park A1/G1/G3 Whole Loan, see “Description of the Mortgage Pool—The Whole Loans— Hall Office Park A1/G1/G3 Whole Loan” in the Preliminary Prospectus.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as Renaissance Providence Downtown Hotel secures (i) a Mortgage Loan evidenced by one promissory note designated as Note A-1, with an outstanding principal balance as of the Cut-off Date of $24,973,433 (the “Renaissance Providence Downtown Hotel Mortgage Loan”), representing approximately 3.1% of the Initial Pool Balance and (ii) one promissory note designated as Note A-2 with an outstanding principal balance as of the Cut-off Date of $19,978,747 (the “Renaissance Providence Downtown Hotel Companion Loan”), which is currently held by JPMCB or an affiliate. The Renaissance Providence Downtown Hotel Mortgage Loan and the Renaissance Providence Downtown Hotel Companion Loan are pari passu in right of payment and are collectively referred to herein as the “Renaissance Providence Downtown Hotel Whole Loan”.

The Renaissance Providence Downtown Hotel Whole Loan will be serviced pursuant to the DBJPM 2016-C1 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Renaissance Providence Downtown Hotel Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—Renaissance Providence Downtown Hotel Whole Loan” in the Preliminary Prospectus.

Control Rights and Directing Certificateholder:

Controlling Class Certificateholders will have certain control rights over servicing matters with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Whole Loans (other than Servicing Shift Whole Loans). The majority owner or appointed representative of the class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Certificateholder”) will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Whole Loans (other than Servicing Shift Whole Loans). Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Whole Loans (other than Servicing Shift Whole Loans).

It is expected that Eightfold Real Estate Capital Fund IV, L.P. or its affiliate will be the initial Directing Certificateholder with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Whole Loan (other than Servicing Shift Whole Loans).

For a description of the directing holder for each Non-Serviced Whole Loan and each Servicing Shift Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class E, Class F, Class G and Class H certificates.

Controlling Class:	The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

DBJPM 2016-C1 Mortgage Trust

STRUCTURE OVERVIEW

Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-3A, Class A-3B, Class A-SB, Class A-4, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class.

The Controlling Class as of the Settlement Date will be the Class H certificates.

Appraised-Out Class:	Any class of Control Eligible Certificates that has been determined, as a result of Appraisal Reductions Amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of an Appraisal Reduction Amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) for which an Appraisal Reduction Event has occurred. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the Appraisal Reduction Amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the Appraisal Reduction Amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and the continuance of a Control Termination Event, the Directing Certificateholder will no longer have any Control Rights. The Directing Certificateholder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan (other than the Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans).

Upon the occurrence and continuation of a Control Termination Event, the Directing Certificateholder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Whole Loans (other than Servicing Shift Whole Loans). Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class, in each case, without regard to the application of any Appraisal Reduction Amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement other than those rights that all Certificateholders have.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

DBJPM 2016-C1 Mortgage Trust

STRUCTURE OVERVIEW

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and each Serviced Whole Loan (other than Servicing Shift Whole Loans) as of the Settlement Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and each Serviced Whole Loan (other than Servicing Shift Whole Loans) with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans and Servicing Shift Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans and Servicing Shift Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans and Servicing Shift Whole Loans, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of (i) Holders of at least 50% of a Certificateholder Quorum or (ii) the Holders of more than 50% of the voting rights of each class of Non-Reduced Certificates, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans and Servicing Shift Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal, on an aggregate basis.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer (other than with respect to Non-Serviced Whole Loans and Servicing Shift Whole Loans). The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans and Servicing Shift Whole Loans) must be confirmed by a majority of the voting rights of all classes of certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans and Servicing Shift Whole Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

DBJPM 2016-C1 Mortgage Trust

STRUCTURE OVERVIEW

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the Pooling and Servicing Agreement will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the Pooling and Servicing Agreement will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the Pooling and Servicing Agreement (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Whole Loan, if any, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Whole Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly permitted in the Pooling and Servicing Agreement and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Mortgage Loans (other than with respect to Non-Serviced Whole Loans and Servicing Shift Whole Loans) and Serviced Whole Loans (other than Servicing Shift Whole Loans) and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of Non-Serviced Whole Loans and Servicing Shift Whole Loans.

Asset Representations Reviewer:	The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Settlement Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

DBJPM 2016-C1 Mortgage Trust

STRUCTURE OVERVIEW

outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Settlement Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account Realized Losses, but without regard to the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the DBJPM 2016-C1 pooling and servicing agreement to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the DBJPM 2016-C1 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

DBJPM 2016-C1 Mortgage Trust

STRUCTURE OVERVIEW

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

DBJPM 2016-C1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
$3,153,830	-	$7,499,999	7	$35,900,550	4.4%	4.8411%	117	1.56x	72.1%	58.5%
$7,500,000	-	$14,999,999	4	$36,327,806	4.4%	4.7469%	118	1.81x	65.3%	54.3%
$15,000,000	-	$24,999,999	8	$165,951,896	20.3%	4.7221%	118	1.71x	63.8%	54.3%
$25,000,000	-	$49,999,999	11	$369,854,577	45.2%	4.7408%	112	1.89x	59.1%	53.6%
$50,000,000	-	$74,999,999	2	$130,000,000	15.9%	4.5618%	118	2.11x	58.4%	54.5%
$75,000,000	-	$80,000,000	1	$80,000,000	9.8%	3.8372%	118	3.53x	29.3%	29.3%
Total/Weighted Average			33	$818,034,828	100.0%	4.6248%	115	2.03x	57.9%	51.8%

Distribution of Mortgage Rates(1)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
3.8372%	-	4.4999%	4	$198,500,000	24.3%	4.0944%	118	2.97x	41.9%	40.8%
4.5000%	-	4.7499%	11	$257,015,138	31.4%	4.6537%	117	1.84x	61.0%	55.1%
4.7500%	-	5.2400%	18	$362,519,690	44.3%	4.8949%	113	1.65x	64.4%	55.4%
Total/Weighted Average			33	$818,034,828	100.0%	4.6248%	115	2.03x	57.9%	51.8%

Property Type Distribution(1)(3)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Rooms/Units/NRA	Cut-off Date Balance per Room/Unit/NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
Retail	14	$285,607,223	34.9%	2,845,615	$399	4.5919%	118	97.3%	1.88x	59.6%	53.4%
Anchored(4)	13	$279,728,715	34.2%	2,815,173	$403	4.5881%	118	97.2%	1.88x	59.3%	53.2%
Unanchored	1	$5,878,508	0.7%	30,442	$193	4.7700%	117	100.0%	1.51x	73.5%	60.2%
Office	9	$265,600,000	32.5%	5,893,572	$227	4.4285%	118	94.3%	2.36x	51.9%	48.3%
Suburban	7	$145,100,000	17.7%	1,760,050	$179	4.6908%	118	92.3%	1.50x	69.8%	63.1%
CBD	2	$120,500,000	14.7%	4,133,522	$284	4.1127%	118	96.7%	3.40x	30.5%	30.5%
Hospitality	6	$173,545,941	21.2%	1,478	$271,526	4.9096%	106	73.9%	1.91x	60.3%	52.4%
Full Service	4	$160,728,010	19.6%	1,305	$287,223	4.9176%	105	73.9%	1.89x	60.1%	52.5%
Limited Service	2	$12,817,931	1.6%	173	$74,693	4.8097%	118	73.5%	2.09x	63.2%	51.8%
Multifamily	3	$45,087,687	5.5%	832	$73,202	4.7992%	117	98.2%	1.38x	74.5%	62.9%
Garden	3	$45,087,687	5.5%	832	$73,202	4.7992%	117	98.2%	1.38x	74.5%	62.9%
Mixed Use	4	$24,776,915	3.0%	224,484	$113	4.5085%	117	98.7%	2.91x	43.3%	39.8%
Office/Industrial	1	$18,500,000	2.3%	180,000	$103	4.4300%	117	100.0%	3.37x	32.6%	32.6%
Retail/Office	3	$6,276,915	0.8%	44,484	$141	4.7400%	117	95.0%	1.55x	74.7%	61.1%
Industrial	8	$22,946,728	2.8%	553,209	$45	4.9300%	117	90.0%	1.43x	70.1%	57.7%
Other	1	$470,334	0.1%	36,638	$13	4.9300%	117	NAP	1.43x	70.1%	57.7%
Total/Weighted Average	45	$818,034,828	100.0%			4.6248%	115	91.2%	2.03x	57.9%	51.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

DBJPM 2016-C1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(3)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
New York	4	$187,100,000	22.9%	4.3964%	118	2.76x	39.0%	37.7%
Texas	7	$143,528,476	17.5%	4.7076%	118	1.80x	67.4%	58.8%
California	5	$111,579,528	13.6%	4.6731%	118	1.78x	63.4%	56.5%
Southern(5)	4	$93,079,528	11.4%	4.7214%	119	1.47x	69.5%	61.2%
Northern(5)	1	$18,500,000	2.3%	4.4300%	117	3.37x	32.6%	32.6%
Florida	4	$105,716,911	12.9%	4.9408%	98	1.80x	60.9%	54.8%
Virginia	1	$70,000,000	8.6%	4.2290%	118	2.52x	54.8%	54.8%
Other	24	$200,109,914	24.5%	4.7237%	118	1.61x	65.2%	54.6%
Total/Weighted Average	45	$818,034,828	100.0%	4.6248%	115	2.03x	57.9%	51.8%

Distribution of Cut-off Date LTV Ratios(1)(2)
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date LTV
29.3%	-	54.9%	9	$334,789,583	40.9%	4.3687%	118	2.63x	44.2%	41.9%
55.0%	-	59.9%	2	$75,754,577	9.3%	4.8647%	91	2.25x	57.6%	51.8%
60.0%	-	64.9%	5	$131,106,791	16.0%	4.8928%	118	1.57x	62.7%	54.3%
65.0%	-	69.9%	4	$66,738,403	8.2%	4.6806%	118	1.69x	67.2%	62.1%
70.0%	-	74.9%	10	$156,442,975	19.1%	4.7919%	117	1.41x	73.6%	61.9%
75.0%	-	75.0%	3	$53,202,500	6.5%	4.6738%	116	1.34x	75.0%	65.1%
Total/Weighted Average			33	$818,034,828	100.0%	4.6248%	115	2.03x	57.9%	51.8%

Distribution of Maturity Date LTV Ratios(1)(2)
Range of Maturity Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date LTV
29.3%	-	49.9%	9	$268,697,989	32.8%	4.4273%	118	2.76x	42.4%	37.7%
50.0%	-	54.9%	6	$207,791,364	25.4%	4.6544%	118	1.93x	58.3%	53.9%
55.0%	-	59.9%	5	$120,491,170	14.7%	4.8364%	102	1.64x	64.1%	57.6%
60.0%	-	64.9%	9	$148,614,306	18.2%	4.7575%	117	1.38x	74.2%	62.8%
65.0%	-	66.3%	4	$72,440,000	8.9%	4.6485%	116	1.60x	70.4%	65.4%
Total/Weighted Average			33	$818,034,828	100.0%	4.6248%	115	2.03x	57.9%	51.8%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
1.22x	-	1.39x	6	$95,865,437	11.7%	4.7892%	117	1.27x	73.6%	63.1%
1.40x	-	1.44x	5	$132,164,396	16.2%	4.8270%	118	1.43x	68.4%	58.5%
1.45x	-	1.54x	2	$24,478,508	3.0%	4.5648%	116	1.49x	74.6%	64.4%
1.55x	-	1.99x	10	$228,714,398	28.0%	4.8054%	118	1.66x	61.7%	55.0%
2.00x	-	2.49x	6	$127,812,090	15.6%	4.7087%	102	2.24x	56.4%	49.3%
2.50x	-	2.87x	1	$70,000,000	8.6%	4.2290%	118	2.52x	54.8%	54.8%
2.88x	-	3.53x	3	$139,000,000	17.0%	4.1549%	118	3.39x	30.8%	30.8%
Total/Weighted Average			33	$818,034,828	100.0%	4.6248%	115	2.03x	57.9%	51.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

DBJPM 2016-C1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity(1)
Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
60	1	$35,000,000	4.3%	4.9400%	59	2.10x	55.0%	55.0%
120	32	$783,034,828	95.7%	4.6107%	118	2.03x	58.0%	51.6%
Total/Weighted Average	33	$818,034,828	100.0%	4.6248%	115	2.03x	57.9%	51.8%

Distribution of Remaining Terms to Maturity(1)
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
59	-	59	1	$35,000,000	4.3%	4.9400%	59	2.10x	55.0%	55.0%
116	-	117	17	$335,596,805	41.0%	4.7485%	117	1.61x	66.2%	58.4%
118	-	120	15	$447,438,023	54.7%	4.5074%	119	2.34x	51.9%	46.5%
Total/Weighted Average			33	$818,034,828	100.0%	4.6248%	115	2.03x	57.9%	51.8%

Distribution of Underwritten NOI Debt Yields(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
8.0%	-	8.9%	3	$88,237,500	10.8%	4.7354%	117	1.41x	65.5%	60.2%
9.0%	-	9.9%	8	$153,375,270	18.7%	4.7665%	118	1.47x	69.7%	60.7%
10.0%	-	12.4%	13	$324,659,969	39.7%	4.7358%	112	1.82x	62.6%	56.2%
12.5%	-	14.9%	5	$144,027,986	17.6%	4.1200%	118	2.91x	39.6%	35.7%
15.0%	-	17.0%	4	$107,734,104	13.2%	4.6731%	118	2.81x	45.1%	40.2%
Total/Weighted Average			33	$818,034,828	100.0%	4.6248%	115	2.03x	57.9%	51.8%

Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date LTV(2)
Interest Only	7	$316,000,000	38.6%	4.3704%	111	2.67x	45.2%	45.2%
Interest Only, then Amortizing	11	$285,340,000	34.9%	4.7315%	118	1.53x	67.8%	59.0%
Amortizing Balloon	15	$216,694,828	26.5%	4.8555%	118	1.76x	63.4%	51.8%
Total/Weighted Average	33	$818,034,828	100.0%	4.6248%	115	2.03x	57.9%	51.8%

Footnotes:

(1)	With respect to the 787 Seventh Avenue Mortgage Loan, Williamsburg Premium Outlets Mortgage Loan, Naples Grande Beach Resort Mortgage Loan, 225 Liberty Street Mortgage Loan, 600 Broadway Mortgage Loan, SLS South Beach Mortgage Loan, 7700 Parmer Mortgage Loan, Columbus Park Crossing Mortgage Loan, Hagerstown Premium Outlets Mortgage Loan, Hall Office Park A1/G1/G3 Mortgage Loan and Renaissance Providence Downtown Hotel Mortgage Loan the LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and any related mezzanine loan.

(2)	With respect to the West Valley Corporate Center Mortgage Loan, Renaissance Providence Downtown Hotel Mortgage Loan and Holiday Inn Express Venice FL Mortgage Loan in aggregate representing 7.9% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date LTV have been calculated based on the “As Complete” value. With respect to the 7700 Parmer Mortgage Loan representing 3.9% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Maturity Date LTV has been calculated based on the “Hypothetical As-is” appraised value.

(3)	Reflects allocated loan amount for properties securing multi-property mortgage loans.

(4)	Anchored retail includes anchored, shadow anchored and single tenant properties.

(5)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

DBJPM 2016-C1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/ NRA(1)	Cut-off Date LTV Ratio(1)(2)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)
787 Seventh Avenue	GACC	New York, NY	Office	$80,000,000	9.8%	$332	29.3%	3.53x	14.6%
Williamsburg Premium Outlets	GACC	Williamsburg, VA	Retail	$70,000,000	8.6%	$354	54.8%	2.52x	11.4%
Naples Grande Beach Resort	JPMCB	Naples, FL	Hospitality	$60,000,000	7.3%	$348,101	62.6%	1.63x	10.4%
Sheraton North Houston	GACC	Houston, TX	Hospitality	$40,754,577	5.0%	$97,266	59.9%	2.38x	17.0%
225 Liberty Street	GACC	New York, NY	Office	$40,500,000	5.0%	$189	32.8%	3.13x	16.0%
600 Broadway	GACC	New York, NY	Retail	$40,000,000	4.9%	$1,553	54.5%	1.61x	8.0%
SLS South Beach	JPMCB	Miami Beach, FL	Hospitality	$35,000,000	4.3%	$491,071	55.0%	2.10x	10.5%
West Valley Corporate Center	GACC	Chatsworth, CA	Office	$35,000,000	4.3%	$135	64.2%	1.44x	10.9%
7700 Parmer	JPMCB	Austin, TX	Office	$32,000,000	3.9%	$194	65.0%	1.84x	9.5%
Northridge Summit	GACC	San Diego, CA	Office	$31,500,000	3.9%	$242	74.1%	1.32x	9.4%
Total/Weighted Average				$464,754,577	56.8%		52.7%	2.30x	12.0%

(1)	With respect to the 787 Seventh Avenue Mortgage Loan, Williamsburg Premium Outlets Mortgage Loan, Naples Grande Beach Resort Mortgage Loan, 225 Liberty Street Mortgage Loan, 600 Broadway Mortgage Loan, SLS South Beach Mortgage Loan and 7700 Parmer Mortgage Loan, the LTV, DSCR, Debt Yield and Cut-off Date Balance per Room /NRA calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and any related mezzanine loan.
(2)	With respect to the West Valley Corporate Center Mortgage Loan, representing 4.3% of the Initial Outstanding Pool Balance, the Cut-off Date LTV has been calculated based on the “As Complete” value. With respect to the 7700 Parmer Mortgage Loan representing 3.9% of the Initial Outstanding Pool Balance, the Cut-off Date LTV has been calculated based on the “Hypothetical As-is” appraised value.

Pari Passu Companion Loan Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan(s) Cut-off Date Balance	Whole Loan Cut-off Date Balance		Pooling & Servicing Agreement	Master Servicer	Special Servicer	Control Rights
787 Seventh Avenue	$80,000,000	$486,000,000	$566,000,000	(1)	COMM 2016-787S	Wells Fargo	Wells Fargo	COMM 2016-787S
Williamsburg Premium Outlets	$70,000,000	$115,000,000	$185,000,000		DBJPM 2016-C1	Wells Fargo	Midland Loan Services	DBJPM 2016-C1
Naples Grande Beach Resort	$60,000,000	$105,000,000	$165,000,000		JPMBB 2016-C1	Wells Fargo	Midland Loan Services	JPMBB 2016-C1
225 Liberty Street	$40,500,000	$418,500,000	$459,000,000	(2)	225 Liberty Street Trust 2016-225L	Wells Fargo	Trimont Real Estate	225 Liberty Street Trust 2016-225L
600 Broadway	$40,000,000	$80,000,000	$120,000,000		DBJPM 2016-C1	Wells Fargo	Midland Loan Services	DBJPM 2016-C1
SLS South Beach	$35,000,000	$33,750,000	$68,750,000		DBJPM 2016-C1	Wells Fargo	Midland Loan Services	DBJPM 2016-C1
7700 Parmer	$32,000,000	$145,000,000	$177,000,000		JPMCC 2015-JP1	Wells Fargo	Midland Loan Services	JPMCC 2015-JP1
Columbus Park Crossing	$30,500,000	$40,000,000	$70,500,000		COMM 2016-DC2	Wells Fargo	CWCapital	COMM 2016-DC2
Hagerstown Premium Outlets	$30,000,000	$47,000,000	$77,000,000		(3)	(3)	(3)	(3)
Hall Office Park A1/G1/G3	$28,000,000	$27,900,000	$55,900,000		DBJPM 2016-C1	Wells Fargo	Midland Loan Services	DBJPM 2016-C1
Renaissance Providence Downtown Hotel	$24,973,433	$19,978,747	$44,952,180		DBJPM 2016-C1	Wells Fargo	Midland Loan Services	DBJPM 2016-C1
(1)	The Whole Loan Cut-off Date Balance excludes one subordinate companion loan in the aggregate original amount of $214.0 million as well as one mezzanine loan in the aggregate original balance of $220.0 million.
(2)	The Whole Loan Cut-off Date Balance excludes three subordinate companion loans in the aggregate original amount of $441.0 million.
(3)	Upon the securitization of the Hagerstown Premium Outlets Note A-1, the Hagerstown Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with such other securitization and the related intercreditor agreement.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
787 Seventh Avenue	$80,000,000	$220,000,000	3.53x	1.89x	29.3%	51.7%	14.6%	8.3%
(1)	The Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield were calculated based on the total debt amount of $1.0 billion, which includes the 787 Seventh Avenue Mortgage Loan and seven senior pari passu companion loans in an aggregate original amount of $486.0 million, one subordinate companion loan with an original amount of $214.0 million and one mezzanine loan with an original amount of $220.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

DBJPM 2016-C1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Subordinate Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
787 Seventh Avenue	$80,000,000	$486,000,000	$214,000,000	3.53x	1.89x(1)	29.3%	51.7%(1)	14.6%	8.3%(1)
225 Liberty Street	$40,500,000	$418,500,000	$441,000,000	3.13x	1.60x	32.8%	64.3%	16.0%	8.2%
(1)	The Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield were calculated based on the total debt amount of $1.0 billion, which includes the 787 Seventh Avenue Mortgage Loan and seven senior pari passu companion loans in an aggregate original amount of $486.0 million, one subordinate companion loan with an original amount of $214.0 million and one mezzanine loan with an original amount of $220.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

(THIS PAGE INTENTIONALLY LEFT BLANK)

23

787 Seventh Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 1 787 Seventh Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 29.3% 3.53x 14.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

787 Seventh Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 1 787 Seventh Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 29.3% 3.53x 14.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Credit Assessment (Moody’s/Fitch/DBRS):	A1/AAA/A
Sponsor:	Fifth Street Properties, LLC
Borrower:	FSP 787 Seventh, LLC
Original Balance(1):	$80,000,000
Cut-off Date Balance(1):	$80,000,000
% by Initial UPB:	9.8%
Interest Rate:	3.83718%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	February 6, 2026
Amortization:	Interest Only
Additional Debt(1)(2):	$486,000,000 Pari Passu Debt; $214,000,000 Subordinate Secured Debt; $220,000,000 Mezzanine Debt
Call Protection(3):	L(26), DorYM1(87), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$19,542,565	Springing
Prepaid Rent:	$29,427,304	$0
Rent Support:	$1,138,085	$0
Lease Sweep:	$0	Springing

Financial Information
	Senior Notes(5)	Whole Loan(6)	Total Debt(7)
Cut-off Date Balance / Sq. Ft.:	$332	$457	$586
Balloon Balance / Sq. Ft.:	$332	$457	$586
Cut-off Date LTV:	29.3%	40.3%	51.7%
Balloon LTV:	29.3%	40.3%	51.7%
Underwritten NOI DSCR:	3.75x	2.72x	2.01x
Underwritten NCF DSCR:	3.53x	2.56x	1.89x
Underwritten NOI Debt Yield:	14.6%	10.6%	8.3%
Underwritten NCF Debt Yield:	13.7%	10.0%	7.8%
Underwritten NOI Debt Yield at Balloon:	14.6%	10.6%	8.3%
Underwritten NCF Debt Yield at Balloon:	13.7%	10.0%	7.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1985 / 2007-2015
Total Sq. Ft.(8):	1,706,007
Property Management:	Commonwealth Partners Management Services, L.P.
Underwritten NOI:	$82,613,941
Underwritten NCF:	$77,813,168
Appraised Value:	$1,935,000,000
Appraisal Date:	January 1, 2016

Historical NOI
Most Recent NOI(9):	$80,586,618 (December 31, 2015)
2014 NOI:	$71,452,276 (December 31, 2014)
2013 NOI:	$75,283,519 (December 31, 2013)
2012 NOI:	$79,385,084 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	98.3% (January 31, 2016)
2014 Occupancy:	97.2% (December 31, 2014)
2013 Occupancy:	97.8% (December 31, 2013)
2012 Occupancy:	97.3% (December 31, 2012)
(1)	The Original Balance and Cut-off Date Balance of $80.0 million represents the senior non-controlling Note A-7 which, together with the remaining pari passu Senior Notes with an aggregate original principal balance of $486.0 million and the Junior Note with an original principal balance of $214.0 million, comprises the 787 Seventh Avenue Whole Loan with an aggregate original principal balance of $780.0 million. For additional information regarding the pari passu Senior Notes and Junior Note, see “The Loan” and “Current Mezzanine or Subordinate Indebtedness” herein.

(2)	See “Current Mezzanine or Subordinate Indebtdness” herein.

(3)	The borrower has the option of prepayment in full together with the greater of 1% or yield maintenance or defeasance in full. The lockout period will be at least 26 payment dates beginning with and including the first payment date of March 6, 2016. Prepayment with yield maintenance or defeasance of the full $780.0 million 787 Seventh Avenue Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) January 27, 2019. The assumed lockout period of 26 payments is based on the expected DBJPM 2016-C1 securitization closing date in April 2016. The actual lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Senior Notes only, which have an aggregate principal balance of $566.0 million.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Whole Loan only, which has an aggregate principal balance of $780.0 million, which includes a $214.0 million Junior Note.

(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Total Debt in the aggregate amount of $1.0 billion, which includes a $214.0 million Junior Note and a $220.0 million mezzanine loan.

(8)	Excludes management office occupying 2,286 sq. ft.

(9)	The increase in Most Recent NOI is attributed to recent leasing at the 787 Seventh Avenue Property. Since July 2014, the borrower has completed 836,814 sq. ft. of major office leasing through new leases, expansions and renewals at the 787 Seventh Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

787 Seventh Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 1 787 Seventh Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 29.3% 3.53x 14.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)(2)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
BNP Paribas(3)	NR/A1/A+	453,706	26.6%	$69.33	27.8%	12/31/2022
Sidley Austin LLP(4)	NR/NR/NR	342,838	20.1%	$80.48	24.4%	5/15/2022
Willkie Farr & Gallagher LLP	NR/NR/NR	324,133	19.0%	$56.10	16.1%	8/31/2027
Stifel Nicolaus & Company, Incorporated(5)	BBB/NR/BBB-	214,706	12.6%	$69.92	13.3%	11/30/2026
UBS AG, New York Branch(6)	NR/NR/BBB+	152,084	8.9%	$64.85	8.7%	12/31/2025
Subtotal / Wtd. Avg.		1,487,467	87.2%	$68.64	90.3%
Other		189,863	11.1%	$57.94	9.7%
Total / Wtd. Avg. Occupied		1,677,330	98.3%	$67.43	100.0%
Vacant		28,677	1.7%
Total / Wtd. Avg.		1,706,007(7)	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Based on the U/W rent roll. All tenant spaces are subject to re-measurement when leases expire.

(3)	Includes 65,234 sq. ft. of space that BNP Paribas currently subleases from Morgan Stanley Smith Barney Financing LLC (“MSSB”). BNP Paribas has amended its lease to directly lease the 65,234 sq. ft. on the 32nd and 33rd floor beginning in July 2016. BNP Paribas has one, 10-year extension option for at least 80% of BNP Paribas’ net rentable area (“NRA”) upon written notice at least 18 months prior to the lease expiration date of December 31, 2022 at 100% of fair market value. BNP Paribas has a one-time right to terminate its lease for its entire leased space effective as of December 31, 2019, subject to providing notice on or before June 30, 2018 and payment of a termination fee.

(4)	Sidley Austin LLP (“Sidley Austin”) has one, 10-year extension option upon written notice at least 21 months prior to the expiration date at the fair market rent. Sidley Austin has no termination options.

(5)	Includes 36,123 sq. ft. on the 12th floor that is currently leased to MSSB. Stifel Nicolaus & Company, Incorporated (“Stifel”) has signed a direct lease for the 36,123 sq. ft. beginning in July 2016. The tenant has two, five-year extension options upon at least 18 months prior to the expiration date of the then current term at 100% of the fair market rent. The tenant has no termination options.

(6)	Includes 31,397 sq. ft. on the 13th floor that is currently leased to MSSB. UBS AG, New York Branch (“UBS”) has signed a direct lease for the 31,397 sq. ft. beginning in July 2016.

(7)	Excludes a management office occupying 2,286 sq. ft.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	1	250	0.0%	250	0.0%	$100.00	0.0%	0.0%
2017	2	32,540	1.9%	32,790	1.9%	$18.24	0.5%	0.5%
2018	2	36,755	2.2%	69,545	4.1%	$26.54	0.9%	1.4%
2019	1	13,684	0.8%	83,229	4.9%	$41.78	0.5%	1.9%
2020	0	0	0.0%	83,229	4.9%	$0.00	0.0%	1.9%
2021	1	900	0.1%	84,129	4.9%	$156.00	0.1%	2.0%
2022	2	796,544	46.7%	880,673	51.6%	$74.13	52.2%	54.2%
2023	1	26,479	1.6%	907,152	53.2%	$100.00	2.3%	56.6%
2024	0	0	0.0%	907,152	53.2%	$0.00	0.0%	56.6%
2025	1	152,084	8.9%	1,059,236	62.1%	$64.85	8.7%	65.3%
2026	2	227,763	13.4%	1,286,999	75.4%	$68.80	13.9%	79.2%
Thereafter	5	390,331	22.9%	1,677,330	98.3%	$60.39	20.8%	100.0%
Vacant	NAP	28,677	1.7%	1,706,007	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	18	1,706,007(3)	100.0%			$67.43	100.0%

(1)	Based on the underwritten rent roll. All tenant spaces are subject to re-measurement when leases expire.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Excludes a management office occupying 2,286 sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

787 Seventh Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 1 787 Seventh Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 29.3% 3.53x 14.6%

The Loan.    The 787 Seventh Avenue loan (the “787 Seventh Avenue Loan”) is a fixed rate loan secured by the borrowers’ fee simple interests in a 50-story Class A office building consisting of 1,706,007 sq. ft. and located at 787 Seventh Avenue in New York, New York (the “787 Seventh Avenue Property”) with an original principal balance of $80.0 million. The 787 Seventh Avenue Loan is evidenced by the non-controlling Note A-7 and is a part of a $780.0 million whole loan that is evidenced by nine promissory notes: eight senior notes with an aggregate original principal balance of $566.0 million (the “Senior Notes”) and one junior note with an original principal balance of $214.0 million (the “Junior Note” and, together with the Senior Notes, the “787 Seventh Avenue Whole Loan”). Only the 787 Seventh Avenue Loan will be included in the DBJPM 2016-C1 mortgage trust. Six of the Senior Notes with an aggregate original principal balance of $426.0 million along with the Junior Note have been contributed to the COMM 2016-787S mortgage trust. One Senior Note with an original principal balance of $60.0 million is expected to be held by GACC or an affiliate and contributed to one or more future securitizations.

The relationship between the holders of the Senior Notes and the Junior Notes are governed by a co-lender agreement as described under “Description of the Mortgage Pool–Whole Loans–The 787 Seventh Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-7	$80,000,000	$80,000,000	DBJPM 2016-C1	No
A-1, A-2, A-3, A-4, A-5, A-6	$426,000,000	$426,000,000	COMM 2016-787S	Yes
B	$214,000,000	$214,000,000	COMM 2016-787S	Yes
A-8	$60,000,000	$60,000,000	GACC	No
Total	$780,000,000	$780,000,000

The 787 Seventh Avenue Loan has a 10-year term and pays interest only for the term of the loan. The 787 Seventh Loan accrues interest at a fixed rate equal to 3.83718% and has a Cut-off Date Balance of $80.0 million. The 787 Seventh Avenue Whole Loan proceeds, in addition to approximately $974.9 billion of cash equity from the sponsor, were used to purchase the 787 Seventh Avenue Property for approximately $1.9 billion, fund approximately $46.3 million in upfront reserves and pay transaction costs of approximately $37.4 million. Based on the appraised value of $1.935 billion as of January 1, 2016, the Cut-off Date LTV for the Senior Notes is 29.3%. The most recent prior financing of the 787 Seventh Avenue Property was not included a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$780,000,000	39.5%	Net Purchase Price(1)	$1,891,288,932	95.8%
First Mezzanine Loan	$220,000,000	11.1%	Prepaid Rent Reserve(2)	$25,606,347	1.3%
Sponsor Equity	$974,943,123	49.4%	Outstanding TI/LC Obligations(3)(4)	$10,414,362	0.5%
			Free Rent Obligations(4)(5)	$7,054,094	0.4%
			Rent Support Reserve(6)	$1,138,085	0.1%
			Outstanding Capital Work(4)(7)	$2,074,110	0.1%
			Closing Costs	$37,367,194	1.9%
Total Sources	$1,974,943,123	100.0%	Total Uses	$1,974,943,123	100.0%
(1)	Gross purchase price equals $1,950,000,000 with approximately $58,711,068 of seller credits, resulting in a net purchase price of $1,891,288,932. The seller credits include the upfront reserves totaling $46,286,997 and an additional income support credit of $12,424,072.

(2)	The Prepaid Rent Reserve is a credit for tenants who have prepaid rent and taxes. On the origination date of the 787 Seventh Avenue Whole Loan, $29,427,304 was reserved. Subsequently, $3,820,957 was released to the borrower for tenant reimbursements associated with prepaid real estate taxes through June 30, 2016.

(3)	The Outstanding TI/LC Obligations consist of improvement allowances and leasing commissions contractually owed to Stifel, UBS, New Mountain Capital, Willkie Farr & Gallagher LLP (“Willkie Farr”) and BNP Paribas.

(4)	The Outstanding TI/LC Obligations, Free Rent Obligations and Outstanding Capital Work, totaling $19,542,565, are all included in the rollover reserve.

(5)	Free Rent Obligations are contractually owed to Stifel, UBS, BNP Paribas and New Mountain Capital within the first 4 years of the loan term.

(6)	The Rent Support Reserve is for the New Mountain Capital renewal space on the 49th floor, the UBS expansion space on the 13th floor, the Stifel expansion space on the 12th floor and the BNP Paribas expansion on the 32nd and 33rd floors.

(7)	The Outstanding Capital Work reserve is for the Willkie Farr restroom space and 12th floor demolition.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

787 Seventh Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 1 787 Seventh Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 29.3% 3.53x 14.6%

The Borrower / Sponsor.    The borrower, FSP 787 Seventh, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carve-out guarantor is Fifth Street Properties, LLC, a joint venture controlled by California Public Employees’ Retirement System (“CalPERS”) and CommonWealth Pacific, LLC (“CommonWealth”). The joint venture is split approximately 99.7% CalPERS and 0.3% CommonWealth, and as of June 2015 has approximately $3.4 billion in assets and $2.2 billion of net worth, excluding the 787 Seventh Avenue Property.

CalPERS, with approximately $274 billion in assets as of February 9, 2016 (including $26.9 billion of real estate), is a public pension fund and administers retirement benefits for more than 1.8 million active and retired State, public school, and local public agency employees and their families.

CommonWealth is a privately held, vertically integrated real estate investment, development and management firm based in Los Angeles, with offices across the United States. CommonWealth currently holds assets throughout the United States including Washington D.C., Boston, Seattle, San Francisco, Palo Alto, Sunnyvale, and Los Angeles. With the acquisition of 787 Seventh Avenue, CommonWealth will have $7.1 billion of assets under management. Including the 787 Seventh Avenue Property, CommonWealth has executed approximately $10 billion of transactions in partnerships with CalPERS and is an investor on behalf of the pension fund.

The Property. The 787 Seventh Avenue Property is a 50-story, 1,706,007 sq. ft., Class A office building located on the east side of Seventh Avenue between West 51st and West 52nd Streets that includes approximately 1.6 million sq. ft. of office space, 53,000 sq. ft. of retail space, 45,000 sq. ft. of concourse/storage space, and 23,000 sq. ft. of auditorium space. The 787 Seventh Avenue Property features a lobby, which is available to tenants for evening and weekend corporate events, featuring artwork by Roy Lichtenstein and a 40 foot semi-circular marble settee designed by Scott Burton. The 787 Seventh Avenue Property is also home to restaurants including Le Bernardin and Bobby Flay’s Bar Americain, as well as an on-site Athletic & Swim Club.

Originally known as the “Equitable Life Building,” the 787 Seventh Avenue Property has been owned and operated since its development in 1985 as the headquarters for The Equitable Life Assurance Society of the United States (the predecessor company to AXA Financial). The 787 Seventh Avenue Property is located in the West Side submarket and features access to the B, D, F and M subway lines which provide connections from the Upper East Side and Grand Central to Union Square, Downtown and Brooklyn. Additionally, the 787 Seventh Avenue Property is within walking distance of certain Midtown Manhattan destinations including Central Park, Grand Central Terminal and the Plaza District, as well as both the 49th Street subway station (N, Q, R subway lines) and the Seventh Avenue subway station (B, D, E subway lines).

The 787 Seventh Avenue Property has undergone approximately $20.7 million in capital improvements since 2007 in an effort to modernize and upgrade building attributes. Major renovations include an approximately $5.9 million ice plant installation between 2009 and 2011, an approximately $3.2 million bathroom renovation in 2015 and a ground level retail upgrade of approximately $1.7 million between 2010 and 2011. Moreover, since July 2013, the owner of the 787 Seventh Avenue Property has completed 863,293 sq. ft. of major office leasing through new leases, expansion and renewals at the 787 Seventh Avenue Property. The recent leasing includes a renewal and expansion signed with New Mountain Capital, LLC, totaling 49,670 sq. ft. at a weighted average rent of $92.38 PSF, an expansion signed with Stifel totaling 36,123 sq. ft. at a weighted average rent of $73.50 PSF and an expansion signed with UBS totaling 31,397 sq. ft. at a weighted average rent of $68.00 PSF.

As of January 31, 2016, the 787 Seventh Avenue Property is approximately 98.3% occupied. The 787 Seventh Avenue Property’s five largest tenants are BNP Paribas (NR/A1/A+ by Fitch/Moody’s/S&P, 26.6% of NRA, lease expiration date: 12/31/22), Sidley Austin (2015 AMLaw Top 200: #9 ranking, 20.1% of NRA, lease expiration date: 5/15/22), Willkie Farr (2015 AMLaw Top 200: #55, 19.0% of NRA, lease expiration date: 8/31/27), Stifel (BBB/NR/BBB- by Fitch/Moody’s/S&P, 12.6% of NRA, lease expiration date: 11/30/26), and UBS (NR/NR/BBB+ by Fitch/Moody’s/S&P, 8.9% of NRA, lease expiration date: 12/31/25). These institutional tenants represent approximately 87.2% of NRA and 91.0% of the underwritten gross rent.

Environmental Matters. The Phase I environmental report dated December 2, 2015 recommended no further action at the 787 Seventh Avenue Property.

Major Tenants.

BNP Paribas (453,706 sq. ft.; 26.6% of NRA; 27.8% of U/W Base Rent; NR/A1/A+ by Fitch/Moody’s/S&P) BNP Paribas, a European Bank, operates 7,150 branches in more than 75 countries across Europe, North America, Africa and Asia. The company and its subsidiaries specialize in retail banking, corporate and investment banking and investment services. The company also owns Belgium’s BNP Paribas Fortis, which operates more than 1,000 branches in Europe and the United States. In the western United States, the company owns BancWest, the parent of Bank of the West and First Hawaiian Bank. The tenant uses the 787 Seventh Avenue Property as its United States headquarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

787 Seventh Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 1 787 Seventh Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 29.3% 3.53x 14.6%

The tenant recently expanded onto the 36th floor and amended its lease to include the 32nd and the 33rd floors, which the tenant is currently subleasing from MSSB. Additionally, BNP Paribas has recently secured signage rights around the entrances of the 787 Seventh Avenue Property. BNP Paribas has one, 10-year extension option for at least 80% of BNP Paribas’s NRA upon written notice at least 18 months prior to the lease expiration date of December 31, 2022 at 100% of fair market value. BNP Paribas has a one-time right to terminate its lease on December 31, 2019 which right must be exercised on or before June 30, 2018.

Sidley Austin LLP (342,838 sq. ft.; 20.1% of NRA; 24.4% of U/W Base Rent) Sidley Austin, a law firm, focuses on business transactions and litigation. Sidley Austin’s clients are in the agribusiness, energy, financial services, insurance, investment fund, life sciences, and technology sectors. Notable clients include Toys “R” Us, China Horizon Investments, Wanxiang America, UBS, GlaxoSmithKline, and Flextronics International. The tenant uses the 787 Seventh Avenue Property as its Northeast United States headquarters. Sidley Austin has one, 10-year extension option upon written notice at least 21 months prior to the expiration date at the fair market rent. The tenant has no termination options.

Willkie Farr & Gallagher LLP (324,133 sq. ft.; 19.0% of NRA; 16.1% of U/W Base Rent) Willkie Farr, a law firm, specializes in mergers and acquisitions, bankruptcy, and intellectual property. The law firm recently represented AT&T in gaining FCC approval for the acquisition of MediaOne Group. It employs approximately 600 attorneys. Willkie Farr has United States offices in New York and Washington, D.C. as well as international offices in Brussels, Frankfurt, London, Milan, Paris, and Rome. The firm also has a strategic partnership with Dickson Minto in the United Kingdom. The firm’s clients have included Hudsons Bay Company, KKR, Lehman Brothers, Macquarie Group, Men’s Wearhouse, and Spectrum Pharmaceuticals. The 787 Seventh Avenue Property serves as the firm’s global headquarters. The tenant exercised both of its options to extend its lease at the 787 Seventh Avenue Property for a total of 10 years through August 2027. The first renewal term will commence on September 1, 2017. The tenant has no renewal or termination options remaining.

The Market. The 787 Seventh Avenue Property is located in Midtown Manhattan in the West Side submarket within the Midtown West Office District. The Midtown West Office District is the area bounded by 30th Street and 42nd Street west of Avenue of the Americas to the Hudson River and by 42nd Street to 72nd Street west of Seventh Avenue, to the Hudson River. The Midtown West Office District is comprised of three submarkets: West Side, Times Square South and Penn Station. According to the appraisal, the Midtown West Office District totals approximately 38.1 million sq. ft. of Class A office space across 53 buildings as of the third quarter of 2015.

According to the appraisal, the Midtown Manhattan overall office vacancy rate rose 0.4% to 9.3% during third quarter of 2015, ending seven consecutive quarters of declining vacancy. This is largely due to the completion of 7 Bryant Park and 34 East 51st Street. The overall weighted average asking rent for space in the Midtown West Office District rose by $0.59 PSF during the third quarter of 2015, increasing from $76.45 PSF during the last quarter to $77.04 PSF. It was the first time since early 2009 where overall asking rents surpassed $76.00 PSF. Midtown West Office District Class A asking rents were $83.74 as of the third quarter of 2015, approximately 8.7% higher than the overall asking rent in the Midtown West Office District office market.

According to the appraisal, the Midtown West Side office submarket features an overall vacancy of 10.8% as of the third quarter of 2015 across all office space, which is slightly below the overall vacancy rate of 11.0% in the second quarter of 2015. The Class A vacancy rate was slightly higher at 11.8%. Overall asking rents remained flat from the second quarter, decreasing slightly from $75.95 PSF to $75.82 PSF as of the third quarter. Direct asking rents remained flat between quarters at $79.26 PSF. Class A leasing activity through the first three quarters of 2015 was 968,906 sq. ft., accounting for over 91.3% of all leasing activity in the Midtown West Side office submarket.

The appraiser identified 40 competitive properties totaling approximately 47.0 million sq. ft. that exhibited a rental range of $54.00 to $150.00 PSF and a weighted average occupancy rate of approximately 93.6% for direct space. Of the 40 competitive buildings, nine are considered directly competitive with the 787 Seventh Avenue Property in terms of building classification, asking rents, rentable office area and quality. The weighted average direct occupancy for the directly competitive buildings is approximately 96.0%, compared to approximately 93.6% for the full competitive set and approximately 92.2% for the Class A Midtown submarket as a whole. The following chart summarizes the nine properties considered to be direct comparables within the Midtown office submarket:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

787 Seventh Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 1 787 Seventh Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 29.3% 3.53x 14.6%

Directly Competitive Buildings(1)
Property	Office Area (NRA)	Available Sq. Ft. (Direct)	Available Sq. Ft. (Sublease)	Direct Occupancy	Total Occupancy	Direct Asking Rent (Low)	Direct Asking Rent (High)
745 Seventh Avenue	1,036,741	0	0	100.0%	100.0%	N/A	N/A
888 Seventh Avenue	790,000	58,500	11,160	92.6%	91.2%	$115.00	$115.00
1095 Avenue of the Americas	1,300,000	40,806	0	96.9%	96.9%	$130.00	$150.00
1114 Avenue of the Americas	1,310,000	81,220	4,480	93.8%	93.5%	$80.00	$105.00
1251 Avenue of the Americas	1,893,652	129,611	0	93.2%	93.2%	$70.00	$105.00
1285 Avenue of the Americas	1,473,950	0	0	100.0%	100.0%	N/A	N/A
1290 Avenue of the Americas	1,987,328	5,736	12,656	99.7%	99.1%	$75.00	$80.00
1301 Avenue of the Americas	1,764,411	171,178	92,300	90.3%	85.1%	$90.00	$90.00
1345 Avenue of the Americas	1,640,000	42,250	0	97.4%	97.4%	$95.00	$95.00
Total / Wtd. Avg.	13,196,082	529,301	120,596	96.0%	95.1%	$70.00	$150.00
(1)	Source: Appraisal.

The appraiser’s market rent conclusions demonstrate that gross rents for office space at the 787 Seventh Avenue Property are approximately 7.0% below market. The following table details the appraiser’s rent conclusions by type and location:

Office Market Rents
Type	Average Floorplate (Sq. Ft.)(1)	Market Rent PSF(1)	In Place Annual Gross Rent PSF(2)	% Above (Below) Market
Office Annex	11,573	$65.00	$59.71	-8.1%
Office Floors 2-8	51,803	$70.00	$69.68	-0.5%
Office Floors 9-15	34,731	$75.00	$73.56	-1.9%
Office Floors 16-26	31,607	$85.00	$95.88	12.8%
Office Floors 27-34	32,567	$90.00	$79.00	-12.2%
Office Floors 35-43	25,126	$100.00	$78.67	-21.3%
Office Floors 44-49	26,046	$110.00	$99.15	-9.9%
Office Floor 50	28,677	$125.00	N/A	N/A
Total / Wtd. Avg.	33,131	$86.40	$80.37	-7.0%

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

787 Seventh Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 1 787 Seventh Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 29.3% 3.53x 14.6%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	Sponsor Budget (2016)	U/W	U/W PSF
Base Rent	$103,456,289	$100,707,522	$109,641,017	$114,892,357	$113,104,663	$66.30
Rent Abatements	0	0	0	0	0	0.00
Straight Line Rents(1)	0	0	0	0	4,413,016	2.59
Value of Vacant Space	0	0	0	761,126	3,584,625	2.10
Gross Potential Rent	$103,456,289	$100,707,522	$109,641,017	$115,653,483	$121,102,304	$70.99
Total Recoveries	13,227,719	14,735,739	18,615,684	17,086,311	16,204,599	9.50
Total Other Income	10,620,096	11,478,734	12,537,875	12,787,244	12,416,664	7.28
Less: Vacancy(2)	0	0	0	(761,126)	(6,587,073)	(3.86)
Less: Abatements	0	0	0	(2,509,238)	0	0.00
Effective Gross Income	$127,304,104	$126,921,995	$140,794,576	$142,256,674	$143,136,494	$83.90
Total Variable Expenses	22,154,250	23,176,706	24,570,674	23,709,389	24,597,386	14.42
Total Fixed Expenses	29,866,334	32,293,013	35,637,284	36,299,348	35,925,167	21.06
Net Operating Income	$75,283,519	$71,452,276	$80,586,618	$82,247,937	$82,613,941	$48.43
TI/LC	0	0	0	0	4,323,091	2.53
Capital Expenditures	0	0	0	0	477,682	0.28
Net Cash Flow	$75,283,519	$71,452,276	$80,586,618	$82,247,937	$77,813,168	$45.61
(1)	Straight Line Rents represent future contractual step bumps for investment grade tenants: BNP Paribas, Stifel, UBS, Willkie Farr and Sidley Austin. In addition, contractual rent steps for the remaining tenants are underwritten through January 2017.

(2)	U/W Vacancy is underwritten to a vacancy rate of 4.5% of all revenue except for parking net income, miscellaneous income, BNP Paribas’ signage income and telecom income. The 787 Seventh Avenue Property has a 10-year historical occupancy average of approximately 97.7%.

Property Management.   The 787 Seventh Avenue Property is managed by Commonwealth Partners Management Services, L.P., a borrower affiliate.

Lockbox / Cash Management.     The 787 Seventh Avenue Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be directly deposited by the tenants of the 787 Seventh Avenue Property into a clearing account controlled by the lender. In the absence of a Trigger Period, Sweep Lease Period or Reserve Trigger Period (each as defined below), the funds in the clearing account will be swept daily into an account controlled by the borrower. During a Trigger Period, Sweep Lease Period or Reserve Trigger Period, funds in the clearing account will be swept daily into a deposit account controlled by the lender and applied and disbursed in accordance with the loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the commencement of a Low Debt Yield Trigger Period (as defined below) or (iii) the commencement of a mezzanine loan default; and will end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender (and no other event of default is then continuing), (B) with respect to a Trigger Period continuing due to clause (ii), the Low Debt Yield Trigger Period has ended or (C) with respect to a Trigger Period continuing due to clause (iii), the mezzanine loan default has been cured.

A “Low Debt Yield Trigger Period” will commence if, as of the last day of any quarter, (i) the 787 Seventh Avenue Whole Loan debt yield falls below 7.05% and (ii) the aggregate debt yield (based on the balance of the 787 Seventh Avenue Whole Loan and the mezzanine loan) falls below 5.50% and will cease to exist if either (i) the 787 Seventh Avenue Whole Loan debt yield is at least 7.37% for two consecutive quarters or (ii) the aggregate debt yield (based on the balance of the 787 Seventh Avenue Whole Loan and the mezzanine loan) is at least 5.75% for two consecutive quarters.

A “Reserve Trigger Period” will commence if, as of the last day of any quarter, (i) the 787 Seventh Avenue Whole Loan debt yield falls below 8.33% or (ii) the aggregate debt yield (based on the balance of the 787 Seventh Avenue Whole Loan and the mezzanine loan) falls below 6.50% and will cease to exist if either (i) the 787 Seventh Avenue Whole Loan debt yield is at least 8.65% for two consecutive quarters or (ii) the aggregate debt yield (based on the balance of the 787 Seventh Avenue Whole Loan and the mezzanine loan) is at least 6.75% for two consecutive quarters.

The 787 Seventh Avenue Whole Loan provides that the borrower may cure a Low Debt Yield Trigger Period or a Reserve Trigger Period by paying down a portion of the 787 Seventh Avenue Whole Loan balance (together with the applicable yield maintenance premium) in order to satisfy the minimum debt yield requirement, subject to certain conditions, including a pro rata repayment of the related mezzanine loan and together with the applicable prepayment fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

787 Seventh Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 1 787 Seventh Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 29.3% 3.53x 14.6%

A “Sweep Lease Period” commences on the first payment date following the occurrence of any of the following: (i) the date notice of renewal or extension was required to be provided in accordance with the terms of any Sweep Lease (as defined below) if such renewal or extension has not been so exercised; (ii) the early termination, early cancellation or early surrender of a Sweep Lease or upon the borrower’s receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of the applicable Sweep Lease; (iii) the date any Sweep Tenant (as defined below) has ceased operating its business at all or substantially all of the space demised to such Sweep Tenant pursuant to the applicable Sweep Lease; (iv) the occurrence of a monetary or material non-monetary default by a Sweep Tenant under a Sweep Lease beyond all applicable notice and cure periods thereunder; and (v) the filing or commencement of a bankruptcy or insolvency proceeding of a Sweep Tenant.

“Sweep Lease” means the Sidley Austin lease and BNP Paribas lease and any replacement lease covering all or substantially all the space currently demised under such lease. “Sweep Tenant” means any tenant under a Sweep Lease.

Initial Reserves.    At loan origination, the borrower deposited (i) $29,427,304 into the prepaid rent reserve account, of which $25,291,620 is prepaid rent for Sidley Austin, $3,820,957 of which was subsequently released to the borrower for tenant reimbursements for prepaid real estate taxes through June 30, 2016 resulting in a prepaid rent reserve of $25,606,347, (ii) $19,542,565 into the rollover reserve on an account for approved leasing expenses, tenant improvements, leasing commissions, capital work and free rent for various tenants and (iii) $1,138,085 into the rent support reserve to fund certain costs, expenses and free rent related to expansion space leased by existing tenants.

Ongoing Reserves.    During the continuance of a Trigger Period, Sweep Lease Period or Reserve Trigger Period, on a monthly basis the borrower is required to deposit reserves of (i) 1/12 of estimated annual taxes, (ii) provided an acceptable blanket policy is no longer in place, 1/12 of annual insurance premiums, (iii) 1/12 of $1.50 times the aggregate amount of rentable sq. ft. of the 787 Seventh Avenue Property for tenant improvements and leasing commissions (provided such amounts are not required if only a Sweep Lease Period is existing) and (iv) 1/12 of $0.30 times the aggregate amount of rentable sq. ft. of the 787 Seventh Avenue Property as described in the loan documents for capital expenditures (provided such amounts are not required if only a Sweep Lease Period is existing). During the continuance of a Sweep Lease Period (as defined below) (unless an event of default exists, in which event all amounts will be deposited into an account to be held by the lender as cash collateral for the 787 Seventh Avenue Whole Loan), all available excess cash (after payment of debt service and deposits as required under clauses (i) and (ii) above) will be swept into a reserve account (the “Lease Sweep Reserve”) and will be made available to the borrower to pay for certain tenant improvements, leasing commissions and other costs incurred by the borrower in connection with the re-tenanting of the space covered by the respective lease. In addition, at the beginning of each lease year under any lease, the borrower is required to deposit any rent paid more than one month in advance into the prepaid rent reserve.

Notwithstanding the foregoing, the reserves collected under (iii) and (iv) above (the “Rollover Reserve” and the “Capital Expenditure Reserve”, respectively), will be capped at 24 months collection and the 787 Seventh Avenue Whole Loan documents provide that amounts on deposit in the Rollover Reserve and in the Capital Expenditure Reserve in excess of 12 times the required monthly deposit can be used for capital expenditures and tenant improvements and leasing commissions, respectively. In addition, the borrower is permitted to post one or more letters of credit acceptable to the lender in lieu of cash reserves for the Rollover Reserve and Capital Expenditure Reserve, subject to compliance with rating agency requirements.

Current Mezzanine or Subordinate Indebtedness.    The 787 Seventh Avenue Whole Loan includes a Junior Note with an original principal balance of $214,000,000 that was contributed to the COMM 2016-787S transaction. In addition, a $220,000,000 mezzanine loan was funded concurrently with the origination of the 787 Seventh Avenue Whole Loan and thereafter sold to 787 Manhattan Barnes, LLC. The mezzanine loan is coterminous with the 787 Seventh Avenue Whole Loan and accrues interest at a fixed per annum rate equal to 4.85000%. An intercreditor agreement is in place with respect to the 787 Seventh Avenue Whole Loan and the related mezzanine loan.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

787 Seventh Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 1 787 Seventh Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 29.3% 3.53x 14.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

787 Seventh Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 1 787 Seventh Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 29.3% 3.53x 14.6%

CARTIFACT
Central Park
787 Seventh Avenue
787 Seventh Avenue
New York, NY 10019
MIDTOWN NORTH
ROCKEFELLER CENTER
THEATER DISTRICT
Columbus Circle
Time Warner Center
Carnegie Hall
Museum Of Modern Art (MOMA)
Radio City Music Hall
RCA Building
St. Patrick's Cathedral
Waldorf Astoria Hotel
Grand Central Terminal
Met Life Building
Bank of America Tower
Times Square
W 57TH STREET
W 42ND STREET
E 42ND STREET
New York
MANHATTAN
UPPER EAST SIDE
UPPER WEST SIDE
WEST NEW YORK
ASTORIA
LONG ISLAND CITY
MIDTOWN
HOBOKEN
SOHO
FINANCIAL DISTRICT
JERSEY CITY
BROOKLYN
Rockefeller Center
Metropolitan Museum of Art
United Nations
Empire State Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

(THIS PAGE INTENTIONALLY LEFT BLANK)

35

5715-62A Richmond Road Williamsburg, VA 23188	Collateral Asset Summary – Loan No. 2 Williamsburg Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.8% 2.52x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

5715-62A Richmond Road Williamsburg, VA 23188	Collateral Asset Summary – Loan No. 2 Williamsburg Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.8% 2.52x 11.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Simon Property Group, L.P.
Borrowers:	Williamsburg Outlets, L.L.C.; Williamsburg Mazel, LLC
Original Balance(2):	$70,000,000
Cut-off Date Balance(2):	$70,000,000
% by Initial UPB:	8.6%
Interest Rate:	4.2290%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	February 6, 2026
Amortization:	Interest Only
Additional Debt(2):	$115,000,000 Pari Passu Debt
Call Protection(3)(4):	L(26), D(87), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information(6)
Cut-off Date Balance / Sq. Ft.:	$354
Balloon Balance / Sq. Ft.:	$354
Cut-off Date LTV:	54.8%
Balloon LTV:	54.8%
Underwritten NOI DSCR:	2.66x
Underwritten NCF DSCR:	2.52x
Underwritten NOI Debt Yield:	11.4%
Underwritten NCF Debt Yield:	10.8%
Underwritten NOI Debt Yield at Balloon:	11.4%
Underwritten NCF Debt Yield at Balloon:	10.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Williamsburg, VA
Year Built / Renovated:	1987 / 2005
Total Sq. Ft.:	522,133
Property Management:	Simon Management Associates, LLC
Underwritten NOI:	$21,124,575
Underwritten NCF:	$19,976,379
Appraised Value:	$337,800,000
Appraisal Date:	December 3, 2015

Historical NOI
Most Recent NOI:	$21,160,875 (T-12 July 31, 2015)
2014 NOI:	$20,711,911 (December 31, 2014)
2013 NOI:	$19,642,834 (December 31, 2013)
2012 NOI:	$18,424,756 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(7):	95.2% (December 10, 2015)
2014 Occupancy:	96.9% (December 31, 2014)
2013 Occupancy:	97.5% (December 31, 2013)
2012 Occupancy:	96.7% (December 31, 2012)

(1)	The sponsor is also the sponsor of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Hagerstown Premium Outlets, which has a Cut-off Date Balance of $30.0 million.
(2)	The Williamsburg Premium Outlets Whole Loan is evidenced by six pari passu notes in the aggregate original principal amount of $185.0 million. The controlling Note A-1 with an original principal balance of $40.0 million and the non-controlling Note A-6 with an original principal balance of $30.0 million will be included in the DBJPM 2016-C1 mortgage trust. The non-controlling Note A-3 and non-controlling Note A-4, with an aggregate original principal balance of $50.0 million, were included in the COMM 2016-DC2 mortgage trust. The remaining non-controlling Note A-2 and non-controlling Note A-5, with an aggregate original principal balance of $65.0 million, will not be included in the trust and are expected to be held by GACC or an affiliate and contributed to one or more future securitizations. For additional information on the pari passu companion loans, see “The Loan” herein.
(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of March 6, 2016. Defeasance of the full $185.0 million Williamsburg Premium Outlets Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) March 6, 2019. The assumed lockout period of 26 payments is based on the expected DBJPM 2016-C1 securitization closing date in April 2016. The actual lockout period may be longer.
(4)	The borrower may, without lender consent, transfer non-income producing portions of the Williamsburg Premium Outlets Property (through sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the borrower.
(5)	See “Initial Reserves” and “Ongoing Reserves” herein.
(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Williamsburg Premium Outlets Whole Loan.
(7)	Most Recent Occupancy includes 6,450 sq. ft. (1.2% of NRA) recently leased to Bon Worth (2,978 sq. ft.), Swarovski (1,800 sq. ft), and Pandora Outlet (1,672 sq. ft.). The tenants are expected to begin paying rent before May 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

5715-62A Richmond Road Williamsburg, VA 23188	Collateral Asset Summary – Loan No. 2 Williamsburg Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.8% 2.52x 11.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Lease Expiration	U/W Base Rent PSF	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost(2)

Anchor / Grocery Tenant
Food Lion	NR/Baa3/BBB	29,000	5.6%	4/20/2020	$6.50	10,652	$367	1.8%

Major Tenants (>10,000 sq. ft.)
Nike Factory Store	NR/A1/AA-	13,852	2.7%	9/30/2020	$20.00	$11,850	$855	3.5%
Polo Ralph Lauren	NR/A2/A	12,538	2.4%	8/31/2018	$25.35	$9,500	$758	3.4%
Coach	BBB/Baa2/BBB-	10,000	1.9%	1/31/2024	$85.00	$7,561	$756	13.2%
Major Tenants Subtotal / Wtd. Avg.		36,390	7.0%		$39.71	$28,911	$794	6.0%

In-line Tenants (<10,000 sq. ft.)		424,319	81.3%		$39.93	$179,034	$485	11.2%
Restaurants		7,313	1.4%		$44.60	$2,126	$317	20.8%
Total Occupied Collateral		497,022	95.2%		$38.03	$220,723	$500	10.2%
Vacant		25,111	4.8%
Total / Wtd. Avg.		522,133	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Total Sales (000s), Sales PSF and Occupancy Cost are provided by the borrower and represent the trailing 12 months ended July 2015 for tenants that reported sales.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	3	7,000	1.3%	7,000	1.3%	$42.58	1.6%	1.6%
2016	10	31,319	6.0%	38,319	7.3%	$32.89	5.4%	7.0%
2017	11	39,833	7.6%	78,152	15.0%	$37.20	7.8%	14.9%
2018	32	100,145	19.2%	178,297	34.1%	$43.81	23.2%	38.1%
2019	19	72,785	13.9%	251,082	48.1%	$36.94	14.2%	52.3%
2020	14	86,536	16.6%	337,618	64.7%	$23.96	11.0%	63.3%
2021	8	36,340	7.0%	373,958	71.6%	$33.96	6.5%	69.8%
2022	6	25,647	4.9%	399,605	76.5%	$31.74	4.3%	74.1%
2023	4	16,600	3.2%	416,205	79.7%	$44.57	3.9%	78.0%
2024	6	29,299	5.6%	445,504	85.3%	$52.98	8.2%	86.2%
2025	9	37,583	7.2%	483,087	92.5%	$49.21	9.8%	96.0%
2026	3	12,263	2.3%	495,350	94.9%	$49.37	3.2%	99.2%
Thereafter	1	1,672	0.3%	497,022	95.2%	$88.70	0.8%	100.0%
Vacant	NAP	25,111	4.8%	522,133	100.0%	NAP	NAP
Total / Wtd. Avg.	126	522,133	100.0%			$38.03	100.0%

(1)	A number of tenants have lease termination options related to co-tenancy provisions, exclusivity provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

The Loan. The Williamsburg Premium Outlets loan (the “Williamsburg Premium Outlets Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 522,133 sq. ft., outlet center located in Williamsburg, Virginia (the “Williamsburg Premium Outlets Property”) with an Original and Cut-Off Date Balance of $70.0 million. The Williamsburg Premium Outlets Loan is evidenced by the controlling Note A-1 with an original principal balance of $40.0 million and the non-controlling Note A-6 with an original principal balance of $30.0 million, which will be included in the DBJPM 2016-C1 mortgage trust. The non-controlling Note A-3 and non-controlling Note A-4, with an aggregate original principal balance of $50.0 million were included in the COMM 2016-DC2 mortgage trust, and the non-controlling Note A-2 and non-controlling Note A-5, with an aggregate original principal balance of $65.0 million, are expected to be held by GACC or an affiliate and contributed to one or more future securitizations, are pari passu companion loans (and together with the Williamsburg Premium Outlets Loan, “the Williamsburg Premium Outlets Whole Loan”).

The relationship between the holders of the Williamsburg Premium Outlets Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–Williamsburg Premium Outlets Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

5715-62A Richmond Road Williamsburg, VA 23188	Collateral Asset Summary – Loan No. 2 Williamsburg Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.8% 2.52x 11.4%

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	DBJPM 2016-C1	Yes
Note A-2	$40,000,000	$40,000,000	GACC	No
Note A-3	$25,000,000	$25,000,000	COMM 2016-DC2	No
Note A-4	$25,000,000	$25,000,000	COMM 2016-DC2	No
Note A-5	$25,000,000	$25,000,000	GACC	No
Note A-6	$30,000,000	$30,000,000	DBJPM 2016-C1	No
Total	$185,000,000	$185,000,000

The Williamsburg Premium Outlets Whole Loan has a 10-year term and pays interest only for the term of the loan. The Williamsburg Premium Outlets Whole Loan accrues interest at a fixed rate equal to 4.2290%. Loan proceeds were used to refinance existing debt of approximately $98.0 million, pay closing costs of approximately $1.3 million and return approximately $85.7 million of equity to the loan sponsor. Based on the “As-is” appraised value of $337.8 million as of December 3, 2015, the Cut-Off Date LTV is 54.8%. The most recent prior financing of the Williamsburg Premium Outlets Property was included in the WBCMT 2006-C26, WBCMT 2006-C27 and RREF 2007-1A securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$185,000,000	100.0%	Loan Payoff	$98,018,872	53.0%
			Closing Costs	$1,295,278	0.7%
			Return of Equity	$85,685,850	46.3%
Total Sources	$185,000,000	100.0%	Total Uses	$185,000,000	100.0%

The Borrower / Sponsor.    The borrowers are Williamsburg Outlets, L.L.C. and Williamsburg Mazel, LLC, each a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and carve-out guarantor is Simon Property Group, L.P., which is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon (rated NR/A2/A by Fitch/Moody’s/S&P) is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of September 30, 2015, Simon operated 208 income-producing properties in the United States, consisting of 109 malls, 69 outlet centers, 14 mills, three community centers, and 13 other retail properties located in 37 states and Puerto Rico. As of September 2015, Simon had approximately $30.6 billion in assets, which is up 3.8% from approximately $29.5 billion in December 2014. Consolidated net income for the nine months ended September 30, 2015 was approximately $1.5 billion, which is up 25.3% from approximately $1.2 billion for the nine months ended September 30, 2014.

The Williamsburg Premium Outlets Whole Loan will be recourse to the guarantor pursuant to standard non-recourse carve-outs, however, the guaranty (which also includes environmental indemnity provisions) provides that the guarantor’s liability may not exceed $37.0 million in the aggregate (20.0% of the original loan amount), plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights thereunder.

The Property. The Williamsburg Premium Outlets Property consists of a 522,133 sq. ft. open-air outlet center situated on a 57.1 acre site located approximately 45 miles southeast of Richmond, Virginia and 4 miles north of William and Mary University. The Williamsburg Premium Outlets Property was developed in phases starting in 1987 and renovated in 2005. In 2010, the Williamsburg Premium Outlets Property was acquired by its current sponsor, Simon Property Group, L.P., for approximately $211.9 million ($406 PSF) on an allocated cost basis, as a part of its acquisition of Prime Outlets. Over the course of the ownership, the sponsor invested approximately $38.6 million ($74 PSF) in the Williamsburg Premium Outlets Property, mainly for tenant improvements and leasing commissions.

As of December 10, 2015, the Williamsburg Premium Outlets Property was 95.2% leased to a broad mix of approximately 126 national and international brand-name retailers including Nike Factory Store, Polo Ralph Lauren, Coach, Banana Republic Factory, Ann Taylor Factory Store, Nautica Factory Store, J. Crew Factory Store and Michael Kors. The center also includes a 29,000 sq. ft. Food Lion grocer and a Rite Aid pharmacy, which create an additional draw to the center. The Williamsburg Premium Outlets Property features approximately 2,961 surface parking spaces, which equates to a ratio of 5.67 spaces per 1,000 sq. ft.

For the trailing twelve month period ended July 2015, tenants at the Williamsburg Premium Outlets Property report sales and occupancy cost of approximately $500 PSF and 10.2%, respectively, with sales and occupancy cost for In-line tenants with less than 10,000 sq. ft. reported to be $485 PSF and 11.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

5715-62A Richmond Road Williamsburg, VA 23188	Collateral Asset Summary – Loan No. 2 Williamsburg Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.8% 2.52x 11.4%

The below table presents historical sales at the Williamsburg Premium Outlets Property.

Historical Sales PSF(1)
	2011	2012	2013	2014	Trailing 12 Month(2)

Anchor / Grocery
Food Lion	$381	$376	$357	$361	$367

Major Tenants (>10,000 sq. ft.)
Nike Factory Store	$619	$711	$771	$841	$855
Polo Ralph Lauren	$867	$902	$847	$760	$758
Coach	NAP	NAP	$909	$923	$756
Major Tenants Subtotal / Wtd. Avg.	$736	$802	$835	$835	$794

In-line Tenants (<10,000 sq. ft.)	$449	$459	$471	$481	$485
Restaurants	$486	$526	$356	$334	$317
Total/Wtd. Avg.	$464	$476	$492	$500	$500
(1)	Sales figures were provided by the borrower and represent the most recent trailing 12 months for tenants reporting sales.
(2)	The trailing 12 months represent sales through July 2015.

Environmental Matters. The Phase I environmental report dated December 11, 2015 recommended no further action at the Williamsburg Premium Outlets Property.

The Market.     The Williamsburg Premium Outlets Property is located within the Hampton Roads market (Virginia Beach-Norfolk-Newport News VA-NC MSA), along the west side of Route 60 (Richmond Road) and just south of the interchange with Route 199 (Humelsine Parkway) in Williamsburg. The outdoor shopping destination serves the nearby areas of Williamsburg, Virginia Beach, Norfolk and Richmond. There are also several attractions within a 15 mile radius that provide additional draws to the area, including Great Wolf Lodge, College of William and Mary, which has approximately 8,500 students, and Colonial Williamsburg, a living-history museum, as well as Busch Gardens Theme Park and Water Country USA water park.

The Williamsburg Premium Outlets Property is the only premium outlet center within a 70 mile radius. The primary trade area of the Williamsburg Premium Outlets Property is an approximately 15 mile radius. Within a 15-mile radius of the Williamsburg Premium Outlets Property, the 2015 average household income is $91,415 with a population of 157,271. The population is projected to increase 1.4% annually from 2015 to 2020 according to the appraisal.

According to the appraisal, as of the third quarter of 2015, the Hampton Roads retail market had approximately 102.3 million sq. ft. of retail space with a vacancy rate of approximately 6.1%. In addition, the Williamsburg Premium Outlets Property is located in the Williamsburg Retail submarket and the area is also influenced by trends in the nearby Lightfoot Retail submarket. The Williamsburg and Lightfoot Retail submarkets had a third quarter of 2015 retail supply of approximately 5.5 million sq. ft. and 2.5 million sq. ft., respectively, with an average vacancy rate of 6.8% and 4.6%, respectively. For the Williamsburg Retail submarket, the current average asking rent is $17.66 PSF, which is higher than the Hampton Roads market. For the Lightfoot Retail submarket, the current average asking rent is $11.67 PSF, which is lower than the Hampton Roads market.

The table below summarizes the Williamsburg Premium Outlets Property’s competitive set.

Competitive Set(1)
Name (Competition Type)	Williamsburg Premium Outlets Property (Subject)	New Town Shops on Main (Primary)	Patrick Henry Mall (Secondary)	City Center at Oyster Point (Secondary)	Peninsula Town Center (Secondary)
Distance from Subject	NAP	2.0 miles south	25.0 miles south	28.0 miles south	33.0 miles south
Property Type	Outlet Center	Lifestyle Center	Regional Center	Lifestyle Center	Regional Center
Year Built / Renovated	1987 / 2005	2001	1987 / 2005	2004	1977
Occupancy	95.2%(2)	100.0%	90.0%	95.0%	75.0%
Size (Sq. Ft.)	522,133(2)	253,000	715,000	215,000	865,000
Anchors / Major Tenants	Food Lion, Nike Factory Store, Polo Ralph Lauren, Coach(2)	Regal Cinemas, Barnes & Noble	Dick’s Sporting Goods, Dillard’s, JC Penney, Macy’s	Paragon City Center 12	JC Penney, Macy’s, Target

(1)	Source: Appraisal.
(2)	Based on the December 10, 2015 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

5715-62A Richmond Road Williamsburg, VA 23188	Collateral Asset Summary – Loan No. 2 Williamsburg Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.8% 2.52x 11.4%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 7/31/2015	U/W	U/W PSF
Base Rent(1)	$17,682,876	$18,632,394	$18,910,964	$18,796,944	$19,719,545	$37.77
Value of Vacant Space	0	0	0	0	1,008,526	1.93
Gross Potential Rent	$17,682,876	$18,632,394	$18,910,964	$18,796,944	$20,728,072	$39.70
Total Recoveries	4,841,371	5,264,085	6,448,250	6,710,132	6,759,030	12.95
Total Other Income	891,146	912,843	1,233,984	1,275,677	1,039,556	1.99
Less: Vacancy & Credit Loss	69,873(2)	(7,076)	(32,796)	(26,476)	(1,524,664)(3)	(2.92)
Effective Gross Income	$23,485,266	$24,802,246	$26,560,402	$26,756,277	$27,001,994	$51.71
Total Operating Expenses	5,060,510	5,159,412	5,848,491	5,595,402	5,877,418	11.26
Net Operating Income	$18,424,756	$19,642,834	$20,711,911	$21,160,875	$21,124,575	$40.46
TI/LC	0	0	0	0	991,557	1.90
Capital Expenditures	0	0	0	0	156,640	0.30
Net Cash Flow	$18,424,756	$19,642,834	$20,711,911	$21,160,875	$19,976,379	$38.26

(1)	U/W Base Rent includes $457,175 in contractual step rent through December 31, 2016.
(2)	The 2012 Credit Loss number includes an $81,797 bad debt recovery relating to a write-off that occurred prior to Simon acquisition of the Williamsburg Premium Outlets Property in 2010. The recovery is netted against the bad debt expenses for a net recovery of $69,873 in 2012.
(3)	The U/W Vacancy (exclusive of Credit Loss) represents 6.8% of gross potential rent plus total other income and is based on the submarket vacancy rate as of the third quarter of 2015 of 6.8%. Credit Loss accounts for 0.2% of gross potential rent plus total other income and is based on the expected bad debt.

Property Management.    The Williamsburg Premium Outlets Property is managed by Simon Management Associates, LLC, a borrower affiliate.

Lockbox / Cash Management.    The Williamsburg Premium Outlets Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Lockbox Event (as defined herein) exists, all funds in the lockbox account are swept weekly (or more frequently if required by the borrower) to the borrower’s operating account. Upon the occurrence and during the continuance of a Lockbox Event, amounts on deposit in the lockbox account are required to be swept to a cash management account established and maintained by the lender, and applied to payment of all required payments and reserves as set forth in the Williamsburg Premium Outlets Loan documents.

A “Lockbox Event” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action by the borrower or manager, or (iii) the DSCR is less than 1.10x for two consecutive quarters based on a trailing-four quarter period and will end upon (a) with respect to (i) above, such event of default is cured, (b) with respect to (ii) above, the manager is replaced with a qualified manager within 60 days of such bankruptcy action or such bankruptcy action is discharged or dismissed within 90 days without any adverse consequences to the Williamsburg Premium Outlets Property and (c) with respect to (iii) above, the DSCR is at least 1.10x for two consecutive calendar quarters based on the trailing-four quarter period. The borrower may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the loan or (y) triggered by a bankruptcy action of borrower at any time during the term of the loan.

Initial Reserves.    None.

Ongoing Reserves.    During the continuance of a DSCR Reserve Trigger Event (as defined below) or an event of default, the borrower is required to deposit monthly reserves on each payment date in an amount equal to (i) 1/12 of the estimated annual real estate taxes into a tax reserve account provided that there is a failure to pay taxes before they are due or the failure to provide evidence that taxes have been paid, (ii) $13,053 into a replacement reserve account, subject to a cap of $313,280 and (iii) $82,630 into a TI/LC reserve account, subject to a cap of $1,983,114. In addition, during an event of default, or if borrower has not provided satisfactory evidence that a reasonably acceptable blanket policy is in place, borrower will be required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account.

A “DSCR Reserve Trigger Event” will commence upon the occurrence of the DSCR based on a trailing four quarter basis falling below 1.20x for two consecutive quarters and will end upon the DSCR being at least 1.20x for two consecutive quarters, based upon the trailing-four quarter period, provided no event of default has occurred and is continuing.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

5715-62A Richmond Road Williamsburg, VA 23188	Collateral Asset Summary – Loan No. 2 Williamsburg Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.8% 2.52x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

5715-62A Richmond Road Williamsburg, VA 23188	Collateral Asset Summary – Loan No. 2 Williamsburg Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 54.8% 2.52x 11.4%

MAP © 2016 CARTIFACT · DATA © OSM
CARTIFACT
Williamsburg Premium Outlets
5715-62A Richmond Road
Williamsburg, VA 23188
Williamsburg
Little Creek Reservoir
York River State Park
Kiskiack GC
James City County Dist Park
CAMP PEARY NAVAL RESERVATION
York River
Olde Towne Shopping Center
Waller Mill Park
Fords Colony Golf Course
Monticello Shopping Center
Williamsburg Shopping Center
Williamsburg Amtrak Station
Windsor Meade Shopping Center
College of William & Mary
York County Quarter Park
Water Country Water Park
YORKTOWN NAVAL WEAPONS STATION
Golden Horseshoe GC
Governors Green Shopping Center
Colony Square Shopping Center
WILLIAMSBURG-JAMESTOWN
Busch Gardens Williamsburg
Kingsmill Woods GC
Carters Grove Park
James River
Hog Island State Wildlife Management Area
Chippokes Plant State Park
FELKER AAF
FORT EUSTIS MILITARY RES
The Pines GC
RICHMOND RD
CENTERVILLE RD
AIRPORT RD
LONGHILL RD
MONTICELLO AVE
JAMESTOWN RD
JOHN TYLER HWY
COLONIAL NATIONAL HISTORIC PKWY
POCAHONTAS TRL
RIVERVIEW RD
ROCHAMBEAU DR
OLD STAGE RD
HICKORY FORK RD
MARYLAND
NEW JERSEY
DELAWARE
Baltimore
Washington, D.C.
VIRGINIA
Salisbury
Atlantic Ocean
Richmond
Williamsburg
Virginia Beach
Norfolk

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

475 Seagate Drive and 7220, 7540 & 7760 Golden Gate Parkway Naples, FL 34103 & 34105	Collateral Asset Summary – Loan No. 3 Naples Grande Beach Resort	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.6% 1.63x 10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

475 Seagate Drive and 7220, 7540 & 7760 Golden Gate Parkway Naples, FL 34103 & 34105	Collateral Asset Summary – Loan No. 3 Naples Grande Beach Resort	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.6% 1.63x 10.4%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Sponsor(1):	Various
Borrower:	NWNG LLC; NWNG Golf LLC
Original Balance(2):	$60,000,000
Cut-off Date Balance(2):	$60,000,000
% by Initial UPB:	7.3%
Interest Rate:	4.9500%
Payment Date:	1st of each month
First Payment Date:	February 1, 2016
Maturity Date:	January 1, 2026
Amortization:	Interest only for first 24 months; 360
months thereafter
Additional Debt(2)(3):	$105,000,000 Pari Passu Debt;
Future Mezzanine Debt Permitted
Call Protection(4)(5):	L(25), YM1(92), O(3)
Lockbox / Cash Management:	Hard / In Place

Reserves(6)
	Initial	Monthly
Taxes:	$182,282	$94,939
Insurance:	$12,758	$4,253
FF&E:	$0	4% of gross revenues for the
		calendar month which
		occurred two months prior
Seasonality:	$0	Springing

Financial Information(7)
Cut-off Date Balance / Room:	$348,101
Balloon Balance / Room:	$300,794
Cut-off Date LTV(8):	62.6%
Balloon LTV(8):	54.1%
Underwritten NOI DSCR(9):	1.63x
Underwritten NCF DSCR(9):	1.63x
Underwritten NOI Debt Yield:	10.4%
Underwritten NCF Debt Yield:	10.4%
Underwritten NOI Debt Yield at Balloon:	12.1%
Underwritten NCF Debt Yield at Balloon:	12.1%
(1)	Northwood Real Estate Partners LP, Northwood Real Estate Co-Investors LP, Northwood Real Estate Partners TE (Hotel AIV) LP and Northwood Real Estate Co-Investors TE (Hotel AIV) LP. For a full description of the loan Sponsor, see “The Borrower / Sponsor” herein.
(2)	The Naples Grande Beach Resort Whole Loan is evidenced by three pari passu notes in the aggregate original principal balance of $165.0 million. The non-controlling Note A-2, with an original principal balance of $60.0 million, will be included in the DBJPM 2016-C1 mortgage trust. The controlling Note A-1 with an original principal balance of $70.0 million was contributed to the JPMBB 2016-C1 mortgage trust. The non-controlling Note A-3 with an original principal balance of $35.0 million will not be included in the trust and is expected to be held by JPMCB or an affiliate and contributed to one or more future securitizations. For additional information on the pari passu companion loans, see “The Loan” herein.
(3)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(4)	The lockout period for yield maintenance will be 25 payment dates beginning with and including the first payment date of February 1, 2016. Prepayment of the full $165.0 million Naples Grand Beach Resort Whole Loan is permitted on any business day after two years after the first payment date.
(5)	Partial release is permitted. See “Partial Release” herein.
(6)	See “Initial Reserves” and “Ongoing Reserves” herein.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type(10):	Full Service Hospitality
Collateral:	Fee Simple
Location:	Naples, FL
Year Built / Renovated(11):	1986 / 2014-2015
Total Rooms:	474
Property Management:	Northwood Hospitality LLC; Naples
Grande Club Management, LLC
Underwritten NOI:	$17,199,302
Underwritten NCF:	$17,199,302
Appraised Value(8):	$263,750,000
Appraisal Date(8):	November 13, 2015

Historical NOI
Most Recent NOI(12):	$18,325,840 (December 31, 2015)
2014 NOI(12)(13):	$10,716,059 (December 31, 2014)
2013 NOI(13)(14):	$11,567,710 (December 31, 2013)
2012 NOI(14):	$9,519,938 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	70.6% (December 31, 2015)
2014 Occupancy:	67.1% (December 31, 2014)
2013 Occupancy:	68.6% (December 31, 2013)
2012 Occupancy:	65.5% (December 31, 2012)
(7)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the Naples Grande Beach Resort Whole Loan.
(8)	Cut-off Date LTV and Balloon LTV are based on the “As-is” appraised value and exclude the appraised value of $1.75 million for the Tennis Court Parcel. As of November 13, 2015, the Naples Grande Beach Resort Property had an appraised value of $240.25 million, excluding both an appraised value of $1.75 million for the Tennis Court Parcel and the Golf Property, which had an appraised value of $23.5 million. Excluding the Golf Property and the Tennis Court Parcel, the Appraised Value per room equates to $506,857, which results in a Cut-off Date LTV and Maturity Date LTV of 68.7% and 59.3%, respectively. On February 11, 2016, the borrowers released the Tennis Court Parcel in accordance with the terms of the Naples Grande Beach Resort Whole Loan documents.
(9)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR for the Naples Grande Beach Resort Whole Loan are 2.08x and 2.08x, respectively.
(10)	The collateral for the Naples Grande Beach Resort Whole Loan also includes the Golf Property.
(11)	The Golf Property was built in 2000 and renovated in 2015.
(12)	The increase in Most Recent NOI from 2014 NOI was primarily driven by an increase in total revenue of approximately $6.7 million resulting from room renovations and the removal of the Hilton affiliation.
(13)	The decrease in 2014 NOI from 2013 NOI was primarily driven by room renovations.
(14)	The increase in 2013 NOI from 2012 NOI was primarily driven by increases in room, food and beverage revenues totaling approximately $3.6 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

475 Seagate Drive and 7220, 7540 & 7760 Golden Gate Parkway Naples, FL 34103 & 34105	Collateral Asset Summary – Loan No. 3 Naples Grande Beach Resort	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.6% 1.63x 10.4%

Historical Occupancy, ADR, RevPAR(1)
	Naples Grande Beach Resort Property(2)			Competitive Set(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013(5)	68.6%	$224.00	$153.56	73.5%	$256.31	$188.37	93.3%	87.4%	81.5%
2014(5)	67.1%	$227.80	$152.79	74.6%	$279.14	$208.24	89.9%	81.6%	73.4%
2015	70.6%	$253.60	$179.15	72.0%	$299.66	$215.77	98.1%	84.6%	83.0%
(1)	The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Naples Grande Beach Resort Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Naples Grande Beach Resort Property are based on operating statements provided by the loan sponsors.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on a travel research report.
(4)	Penetration Factor is calculated based on data provided by a travel research report for the Competitive Set and borrower-provided operating statements for the Naples Grande Beach Resort Property.
(5)	The decrease in penetration factors in 2014 from 2013 is primarily due to room renovations.

The Loan. The Naples Grande Beach Resort loan (the “Naples Grande Beach Resort Loan”) is a $60.0 million fixed rate loan secured by the borrowers’ fee simple interest in a 474-room full service hotel and 18-hole golf course located at 475 Seagate Drive and 7220, 7540 & 7760 Golden Gate Parkway in Naples, Florida (the “Naples Grande Beach Resort Property”). The Naples Grande Beach Resort Loan is evidenced by the non-controlling Note A-2 with an original principal balance of $60.0 million, which will be included in the DBJPM 2016-C1 mortgage trust. The pari passu controlling Note A-1 with an original principal balance of $70.0 million was contributed to the JPMBB 2016-C1 mortgage trust and the pari passu non-controlling Note A-3 with an original principal balance of $35.0 million (and, together with the Note A-1 and the Naples Grande Beach Resort Loan, the “Naples Grande Beach Resort Whole Loan”), will not be included in the trust and is expected to be held by JPMCB or an affiliate and is expected to be contributed to one or more future securitizations.

The relationship between the holders of Naples Grande Beach Resort Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–Naples Grande Beach Resort Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$70,000,000	$70,000,000	JPMBB 2016-C1	Yes
Note A-2	$60,000,000	$60,000,000	DBJPM 2016-C1	No
Note A-3	$35,000,000	$35,000,000	JPMCB	No
Total	$165,000,000	$165,000,000

The Naples Grande Beach Resort Loan has a 10-year term and, after an initial 24-month interest only period, amortizes on a 30-year schedule. The Naples Grande Beach Resort Loan accrues interest at a fixed rate equal to 4.9500%. The Naples Grande Beach Resort Whole Loan proceeds were used to payoff approximately $118.2 million of previously existing debt, fund upfront reserves of approximately $0.2 million and pay closing costs of approximately $2.0 million. Based on the “As-is” appraised value of approximately $263.8 million as of November 13, 2015, the Cut-Off Date LTV is 62.6%. The most recent prior financing of the Naples Grande Beach Resort Property was included in the WBCMT 2006-WL7A securitization when the Naples Grande Beach Resort Property operated as the Naples Grande Resort & Club, an independent hotel.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$165,000,000	100.0%	Payoff Existing Debt	$118,194,680	71.6%
			Return of Equity	$44,655,752	27.1%
			Closing Costs	$1,954,528	1.2%
			Upfront Reserves	$195,040	0.1%
Total Sources	$165,000,000	100.0%	Total Uses	$165,000,000	100.0%

The Borrower / Sponsor. The borrowers, NWNG LLC and NWNG Golf LLC, are each single purpose Delaware limited liability companies structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrowers and nonrecourse carve-out guarantors are Northwood Real Estate Partners LP, Northwood Real Estate Co-Investors LP, Northwood Real Estate Partners TE (Hotel AIV) LP and Northwood Real Estate Co-Investors TE (Hotel AIV) LP. Each sponsor is an entity affiliated with Northwood Investors LLC (“Northwood”).

Northwood is a privately-held real estate investment advisor that was founded in 2006 by John Kukral, the former President and CEO of Blackstone Real Estate Advisors. Northwood invests in real estate-related investments, including single property acquisitions, property development and redevelopment, multi-property portfolio acquisitions and public and private securities investments. As of August 31, 2015, Northwood had approximately $5.5 billion of assets under management including equity in hospitality-related properties such as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

475 Seagate Drive and 7220, 7540 & 7760 Golden Gate Parkway Naples, FL 34103 & 34105	Collateral Asset Summary – Loan No. 3 Naples Grande Beach Resort	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.6% 1.63x 10.4%

The London West Hollywood in Los Angeles, California; The Cheeca Lodge & Spa in Islamorada, Florida; Tranquility Bay Beach Resort in Marathon, Florida; and The Four Seasons Prague in Prague, Czech Republic.

The Property. Naples Grande Beach Resort (the “Resort”) is an 18-story, 474-room, full service luxury resort hotel located in Naples, Florida. The Resort is located on a 24.0-acre site with approximately three miles of beach frontage on the Gulf of Mexico. The Resort has a history of operating as an independent hotel. The Resort was originally developed in 1986 as the Registry Resort & Club (the “Registry”) and operated as an independent hotel for a total of 23 years. In 2004, Blackstone acquired the Resort as part of its Boca Resorts portfolio acquisition and in 2005 rebranded it as The Naples Grande Resort. In 2009, the Resort was added to the Waldorf Astoria Collection of hotels and began operating as a flagged hotel for the first time as part of Hilton Worldwide. The Resort was re-named again in 2012 as The Waldorf Astoria Naples (the “Waldorf”). According to the loan sponsors, Blackstone invested approximately $58.0 million ($122,363 per room) in capital improvements from 2005 through 2011. In October 2013, the loan sponsors acquired the Resort for approximately $195.5 million. Since acquiring the Resort and the Golf Property, Northwood has invested approximately $21.0 million ($44,304 per room), which included approximately $7.5 million ($15,808 per room) for room renovations that occurred between August 2014 and January 2015, $1.7 million in common areas, including the renovation of the Resort’s main restaurant, $6.8 million in the golf clubhouse construction and the remaining in deferred maintenance and soft costs.

In connection with the room renovation, Northwood removed the Hilton affiliation and returned the Resort to an independent hotel. As a Hilton-flagged hotel property, the Waldorf was in the Hilton rewards program (“HHonors”) network of hotels. HHonors guests are able to earn rewards points for staying at Hilton-affiliated hotels and shopping at many national retailers. These rewards points can be redeemed for free or discounted room rates, room upgrades and free or discounted benefits, including dining, spa, golf and other activities at Hilton-affiliated hotels, including, at the time, the Waldorf. According to the sponsors, the Waldorf became an attractive location for members to redeem rewards points due to its desirable location and amenities. According to Northwood, the HHonors guests constituted a significant portion of the total guests staying at the Resort and had historical average daily rates approximately 40% below non-rewards guests and spent less on non-room items (e.g., food and beverage, spa and rentals). A key part of the loan sponsors’ strategy in removing the Hilton flag was to displace HHonors guests, which Northwood believed were limiting the hotel’s cash flow performance. The chart below compares the Resort’s pre-renovation versus post-renovation performance. As the chart indicates, the Resort’s year-over-year RevPAR increased and outpaced those of the competitive set.

Post Renovation Unflagged vs. Pre Renovation Flagged
	February	March	April	May	June	July	August	Total / Wtd. Avg
2015 RevPAR(1)	$322.24	$326.23	$246.07	$138.75	$113.55	$124.94	$83.12	$191.87
2014 RevPAR(1)	$290.15	$289.08	$196.20	$121.71	$123.70	$111.66	$89.14	$173.02
Subject YoY Change	11.1%	12.9%	25.4%	14.0%	(8.2%)	11.9%	(6.8%)	10.9%
Comp Set YoY Change(2)	8.3%	8.3%	3.0%	(2.4%)	1.5%	0.0%	(17.4%)	2.4%
Incremental Revenue	$425,898	$545,882	$709,151	$250,386	($144,333)	$195,136	($88,458)	$1,893,663
(1)	Source: Operating statements provided by the loan sponsors.
(2)	Source: Travel research report.

The Resort’s amenities include three heated resort-style outdoor pools; approximately 78,000 sq. ft. of meeting space; gift and sundry shops in the lobby; a business center; 7 Har-Tru tennis courts and tennis pro-shop; an 8,000 sq. ft. fitness facility on the Tower’s third floor, which features a variety of weight and cardiovascular equipment, as well as a sauna and steam room; watersports for rent including jet skis, kayaks, sailing and windsurfing; and a three-building, 16,000 sq. ft., 12-room spa complex, which features 12 treatment rooms, a spa villa with a soaking tub, a whirlpool bath, a sundeck and patio, a hair and nail salon, a spa shop and a tranquility pool. Outdoor spa features also include waterfalls and fountains, whirlpool baths, sauna and steam rooms, rain showers and a meditation space. The Resort also includes two underground parking levels and surface parking totaling 700 spaces, resulting in a parking ratio of approximately 1.48 spaces per room. Additionally, the Naples Grande Beach Resort Property features access to a private 18-hole, par 72 golf course (the “Naples Grande Golf Club” or the “Golf Property”) located approximately six miles southeast of the Resort, which also serves as collateral for the Naples Grande Whole Loan. See “The Golf Property” below for additional details.

Of the 474 guestrooms, there are 278 double-queen rooms, 78 king suites, 56 standard king rooms and 12 ADA-equipped rooms located in the main building of the Resort (the “Tower”) and 50 standalone suites (the “Bungalow Suites”) located adjacent to the Tower. All of the 346 standard guestrooms located in the Tower measure approximately 465 sq. ft. and feature views of the Gulf of Mexico from a private balcony. Additional amenities include a flat screen television, walk-in shower and soaking tub. The king suites feature approximately 1,100 sq. ft. of space, which includes a large private balcony, separate living area, dining room and one and a half baths, a whirlpool tub and two large flat screen televisions. One of the king suites, the “Grande Suite”, is located on the penthouse floor and features approximately 1,200 sq. ft. of space, which includes marble flooring throughout, a bedroom, living area, dining room and kitchenette. The bathroom features a full vanity, dual sinks, Jacuzzi tub and separate shower. The Bungalow Suites are divided into two distinct clusters. Each cluster consists of seven buildings surrounding a garden courtyard with a pool in the center. Each Bungalow Suite is approximately 700 sq. ft. in size and includes a large living room with queen-size sleeper sofa, a master bedroom with a king-size bed, a bathroom with granite countertops and stone finishes and two fully-furnished outdoor terraces. All of the Bungalow Suites were renovated by Blackstone between 2006 and 2007 for an aggregate cost of approximately $5.3 million ($106,000 per room), according to Northwood.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

475 Seagate Drive and 7220, 7540 & 7760 Golden Gate Parkway Naples, FL 34103 & 34105	Collateral Asset Summary – Loan No. 3 Naples Grande Beach Resort	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.6% 1.63x 10.4%

The Resort offers seven food and beverage venues. The Catch of the Pelican is an approximately 3,500 sq. ft. dinner-only restaurant and is the Resort’s signature dining venue. The menu offers steak and seafood with indoor and outdoor dining spaces. In late July 2013, Northwood began an approximately $250,000 renovation of the space, which had been offline at the time of the Resort’s acquisition, and reopened it in January 2015. The renovation and reopening has led to an increase in food and beverage (“F&B”) revenue, with the restaurant contributing approximately $1.2 million in revenue for the trailing 12-month period ending November 30, 2015. Another increase in F&B revenue resulted from the Sunset Veranda, an approximately 5,500 sq. ft. space located adjacent to The Catch of the Pelican. According to the sponsors, this venue was formerly considered “dead space” and was repositioned by the loan sponsors to include a fire pit, outdoor seating, beverage and cocktail service and seasonal entertainment. Aura Restaurant is an approximately 3,700 sq. ft. restaurant located in the lobby, which offers an international breakfast and lunch menu. The Lobby Lounge offers cocktails, small dishes for lunch and dinner, seasonal live entertainment and a cigar menu. The Spressie Coffee Bar is located in the lobby and offers coffee, light lunch fare and pastries. The Gulf Coast Oasis Pool Bar & Grill is an approximately 756 sq. ft. Baja-inspired restaurant located adjacent to the hotel pool offering sandwiches, salads and drinks. Rhode’s End is an approximately 944 sq. ft. Mediterranean-inspired restaurant located on the beachfront. This venue offers lunch and dinner service as well as a full cocktail menu. Access to the beach is provided via an elevated boardwalk above a protected mangrove forest that separates the Resort from the beach. The boardwalk is leased to the Resort by Collier County, Florida. The lease commenced in October 2007 and has a 10-year term with two five-year extension options. Under the terms of the lease, the Resort is obligated to provide the public, in addition to hotel guests, with complimentary golf cart tram service, which provides for passage over the boardwalk to the beach.

Environmental Matters. The Phase I environmental report dated November 19, 2015 recommended no further action at the Naples Grande Beach Resort Property.

The Market. The Resort is located within the 2,100-acre Pelican Bay Community of the Naples area. Pelican Bay is home to approximately 85 residential properties, including a combination of midrise condominiums, town-homes and single-family homes, several parks, tennis courts, a 27-hole golf course, approximately three miles of beachfront and the Waterside Shops, an open-air mall located less than one half mile east of the Resort. The 280,000 sq. ft., open-air mall is anchored by Saks Fifth Avenue and Nordstrom. The mall also features other upscale retailers such as Burberry, Gucci, Hermes, Louis Vuitton, Apple, GAP and Tiffany & Co. Other nearby attractions include the Park Shore Plaza Shopping Center, the Naples Shopping Center, the Fifth Avenue and Third Street South boutiques, galleries and restaurants and the Village on Venetian Bay.

The primary competitive set for the Naples Grande Beach Resort Property consists of eight hotels, which range in size from 125 to 726 rooms and contain an aggregate of 2,905 rooms. The appraiser did not identify any directly competitive properties that are either proposed or under construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

475 Seagate Drive and 7220, 7540 & 7760 Golden Gate Parkway Naples, FL 34103 & 34105	Collateral Asset Summary – Loan No. 3 Naples Grande Beach Resort	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.6% 1.63x 10.4%

Primary Competitive Set(1)
Property	Rooms	Year Opened	YE 2014 Occupancy(2)	YE 2014 ADR(2)	YE 2014 RevPAR(2)
Naples Grande Beach Resort	474	1986	67.1%	$216.00	$144.88
Edgewater Beach Hotel	125	1985	78.0%	$360.00	$280.80
Marriott Sanibel Harbour Resort & Spa	347	1985	71.0%	$200.00	$142.00
Naples Beach Hotel & Golf Club	319	1946	67.0%	$195.00	$130.65
Ritz-Carlton Naples	450	1985	73.0%	$491.00	$355.98
La Playa Beach Resort	189	1979	77.0%	$337.00	$260.84
Ritz-Carlton Golf Lodge	295	2002	61.0%	$297.00	$181.17
Hyatt Regency Coconut Point Resort	454	2001	68.0%	$187.00	$127.91
Marriott Marco Island Resort	726	1971	81.0%	$261.00	$211.84
Total / Wtd. Avg.(3)	2,905		72.6%	$283.39	$206.83
(1)	Source: Appraisal.
(2)	YE 2014 Occupancy, YE 2014 ADR and YE 2014 RevPAR represent estimates from the appraisal. The minor variances between the underwriting, the travel research report and the above table with respect to Occupancy, ADR and RevPAR at the Naples Grande Beach Resort Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Total / Wtd. Avg. does not include the Naples Grande Beach Resort Property.

The appraiser determined demand segmentation of 55% transient and 45% meeting and group for the Naples Grande Beach Resort Property. The market demand mix is presented in the table below:

Demand Segmentation(1)
Property	Rooms	Transient	Meeting and Group
Naples Grande Beach Resort	474	55%	45%
Edgewater Beach Hotel	125	95%	5%
Marriott Sanibel Harbour Resort & Spa	347	75%	25%
Naples Beach Hotel & Golf Club	319	60%	40%
Ritz-Carlton Naples	450	40%	60%
La Playa Beach Resort	189	50%	50%
Ritz-Carlton Golf Lodge	295	50%	50%
Hyatt Regency Coconut Point Resort	454	60%	40%
Marriott Marco Island Resort	726	45%	55%
Total / Wtd. Avg.(2)	2,905	55%	45%
(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. does not include the Naples Grande Beach Resort Property.

The Golf Property. The Naples Grande Golf Club is an 18-hole private golf course located in Naples, Florida, approximately six miles southeast of the Resort on an approximately 182.9-acre parcel. The Golf Property, designed by Rees Jones, was constructed in 2000 and renovated in 2015. The course has been named one of North America’s “Top 100 Resort Courses” by Golfweek Magazine and one of the “Top 50 Courses in Florida” with a 4.5 out of 5 star rating by Golf Magazine.

The Golf Property consists of seven buildings, including a 16,000 sq. ft. clubhouse with a bar and dining room and pro shop, practice putting greens, chipping green, grass driving range, a 16,000 sq. ft. maintenance building, a 6,600 sq. ft. cart building and on-course restrooms. Additionally, members have access to hotel amenities including the pools and fitness facility.

In 2011, the previous owner spent approximately $500,000 on a greens renovation project. In October 2015, the course reopened after being closed from July to October for an approximately $179,000 renovation and regrassing of the fairways. Starting in March 2015, Northwood began construction of a new clubhouse and cart barn. The Naples Grande Beach Resort Whole Loan documents require the borrowers to complete the new clubhouse construction by May 31, 2016, which may be extended for another 12 months in accordance with the Naples Grande Beach Resort Whole Loan documents. The construction of the new clubhouse and cart barn were completed in early March 2016. The new clubhouse includes a pro shop, formal and casual dining rooms, a bar and a full service restaurant, and men’s and women’s locker rooms with showers. As of October 2015, the loan sponsors have invested approximately $4.8 million in the redevelopment and anticipate investing an additional $2.1 million through its completion. Golf-related revenue represents approximately 10.7% and 10.1% of 2015 and underwritten revenue, respectively.

As of October 2015, the Naples Grande Golf Club had 525 members consisting of 215 golf members and 310 social members. Membership has ranged between 428 members and 537 members since 2010. The membership is uncapped. 2016 annual dues are $3,500 for a social membership and $8,500 for a golf membership, which entitles members to free green fees and reduced guest green fees. The initiation fee for both membership types for 2016 is $35,000. Under the prior ownership, the club sold memberships with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

475 Seagate Drive and 7220, 7540 & 7760 Golden Gate Parkway Naples, FL 34103 & 34105	Collateral Asset Summary – Loan No. 3 Naples Grande Beach Resort	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.6% 1.63x 10.4%

refundable initiation fees. According to Northwood, there are 269 memberships that were sold under this refundable program. These refundable memberships are owed a refund as they are added to the resignation list. Although the deposits must be returned to the resigning members, they are only returned upon receipt of a new deposit from a new member and on a 1:5 ratio (i.e., one membership is refunded from the resignation list for each five new joining members). Since 2008, the average annual number of refunded initiation fees is seven with an average refund of $26,818. In 2012, the Naples Grande Golf Club stopped offering refundable initiation fees.

According to the appraisal, as of 2015, the estimated population within a three-mile and five-mile radius of the Golf Property, which is approximately six miles from the Resort, was 53,551 and 143,216 people, respectively, with an estimated average household income of $86,985 and $89,230, respectively.

Competitive Golf Clubs Profile(1)
							Guest Green Fees
Property	Holes	Year Opened	Annual Dues	Initiation Fee	Golf Members	Membership Cap	In Season	Off Season	2015 Rounds (Per 18 Holes)
Naples Grande Golf Club	18	2000	$8,500	$35,000	219	None	$180	$90	29,801	(2)
Ritz Carlton Members Golf Club	18	2005	$10,800	$35,000	276	300	$220	$135	19,557
Longboat Key Golf Club	45	1960	$13,900	$50,000	1,600	None	$135	$89	22,500
Marriott Marco Island, The Rookery	18	2003	$8,450	$55,000	450	450	$219	$95	30,000
Ritz Carlton-Tiburon Golf Club	36	1998	$10,800	$70,000	350	450	$225	$85	31,000
Hyatt Regency-Raptor Bay Golf Club	18	2001	$7,200	None	45	None	$175	$79	33,500
Total(3)	135
(1)	Source: Appraisal.
(2)	The Naples Grande Golf Club was closed for approximately four months in the summer of 2015 for fairways renovation. In 2013 and 2014, the total rounds for the Golf Property were 36,069 and 35,383, respectively.
(3)	Total does not include the Naples Grande Golf Club.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

475 Seagate Drive and 7220, 7540 & 7760 Golden Gate Parkway Naples, FL 34103 & 34105	Collateral Asset Summary – Loan No. 3 Naples Grande Beach Resort	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.6% 1.63x 10.4%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	U/W	U/W per Room
Occupancy	68.6%	67.1%	70.6%	69.9%
ADR	$224.00	$227.80	$253.60	$249.20
RevPAR	$153.56	$152.79	$179.15	$174.19

Room Revenue(1)	$26,566,680	$26,434,129	$30,993,938	$30,136,150	$63,578
F&B Revenue(2)	15,859,607	16,123,410	19,158,516	19,170,303	40,444
Golf Revenue	5,574,674	6,147,502	6,501,528	6,000,379	12,659
Spa Revenue	1,870,786	1,654,416	1,543,858	1,563,760	3,299
Other Revenue(3)	2,376,107	2,071,108	2,695,976	2,824,849	5,960
Total Revenue	$52,247,854	$52,430,565	$60,893,816	$59,695,441	$125,940
Room Expense	5,734,138	6,576,224	7,030,193	7,041,947	14,856
Food and Beverage Expense	9,253,995	9,294,074	10,818,994	10,830,534	22,849
Golf Expense(4)	2,441,340	4,395,489	3,909,846	3,948,868	8,331
Spa Expense	1,191,143	1,142,733	1,069,191	1,080,216	2,279
Other Departmental Expenses	1,874,673	1,715,904	2,014,224	1,921,519	4,054
Total Departmental Expenses	$20,495,289	$23,124,424	$24,842,447	$24,823,084	$52,369
Undistributed Expenses	11,890,674	11,617,185	10,863,635	10,805,107	22,796
Gross Operating Profit	$19,861,891	$17,688,956	$25,187,734	$24,067,250	$50,775
Management Fee(5)	1,512,793	2,234,229	1,676,704	1,790,863	3,778
Total Fixed Charges(6)	4,706,674	2,634,115	2,689,523	2,689,267	5,674
FF&E(7)	2,074,714	2,104,553	2,495,667	2,387,818	5,038
Net Operating Income	$11,567,710	$10,716,059	$18,325,840	$17,199,302	$36,285
Net Cash Flow	$11,567,710	$10,716,059	$18,325,840	$17,199,302	$36,285
(1)	Room Revenue includes resort fees.
(2)	The increase in F&B Revenue in 2015 from 2014 is primarily due to the reopening of The Catch of the Pelican restaurant, which contributed approximately $1.2 million in revenue, and the Sunset Veranda.
(3)	Other Revenue consists of parking, rentals, tennis, gift shop, health club, telephone income and other miscellaneous income.
(4)	Golf Expense includes the Golf Property management fee.
(5)	U/W Management Fee is 3.0% of gross revenues.
(6)	The decrease in Total Fixed Charges in 2014 from 2013 is due to the borrowers obtaining a new insurance policy after acquisition.
(7)	U/W FF&E represents 4.0% of gross revenues.

Property Management. The Naples Grande Beach Resort Property is managed by Northwood Hospitality LLC, an affiliate of the borrowers, and the Golf Property is managed by Naples Grande Club Management, LLC.

Lockbox / Cash Management. The Naples Grande Beach Resort Whole Loan is structured with a hard lockbox and in-place cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. Unless a Cash Sweep Event is ongoing, all amounts on deposit in the clearing account are required to be swept each business day into the cash management account controlled by the lender. During a Cash Sweep Event, all Excess Cash Flow on deposit in the clearing account is required to be held in the excess cash flow subaccount.

A “Cash Sweep Event” will commence upon (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of a borrower or property manager or (iii) the debt service coverage ratio based on the trailing 12-month period is less than 1.25x. Any Cash Sweep Event will end if (a) with respect to clause (i), the event of default has been cured, (b) with respect to clause (ii), the property manager is replaced with a qualified property manager under a replacement management agreement and (c) with respect to clause (iii), (a) the debt service coverage ratio is 1.25x or greater for two consecutive calendar quarters or (b) following February 1, 2018, the borrowers make a voluntary prepayment in accordance with the Naples Grande Beach Resort Whole Loan documents in an amount such that the required debt service coverage ratio is satisfied. No cure will be available in connection with a Cash Sweep Event caused by a bankruptcy action of the borrowers.

Initial Reserves. At origination, the borrowers deposited (i) $182,282 into a tax reserve account and (ii) $12,758 into an insurance reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

475 Seagate Drive and 7220, 7540 & 7760 Golden Gate Parkway Naples, FL 34103 & 34105	Collateral Asset Summary – Loan No. 3 Naples Grande Beach Resort	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.6% 1.63x 10.4%

Ongoing Reserves. On a monthly basis, the borrowers are required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $94,939, into a tax reserve account, (ii) 1/12 of the annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place, (iii) 4.0% of the Naples Grande Beach Resort Property’s gross revenues from resort operations for the calendar month that occurred two months prior for FF&E work and (iv) on each payment date in December, January, February, March, April and May, to the extent the debt yield on such payment date (on a trailing 12-month basis) is below 12.0%, the borrowers are required to escrow an amount equal to all Excess Cash Flow into a seasonality reserve account, subject to a seasonality reserve cap of $3.0 million. Notwithstanding the foregoing, with respect to clause (ii) above, flood coverage is not included in the borrowers’ current blanket policy, so the borrowers have been reserving 1/12 of the estimated annual insurance premium for flood coverage, which currently equates to $4,253.

“Excess Cash Flow” means the amount remaining after payment of hotel taxes, agent fees, debt service and required reserves, or, during a Cash Sweep Event, operating expenses and during a Cash Sweep Event caused by a DSCR Trigger Event, extraordinary expenses.

“DSCR Trigger Event” means the debt service coverage ratio based on the trailing 12-month period is less than 1.25x.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. Future mezzanine debt is permitted provided, among other things, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed the loan-to-value ratio as of the origination date, (iii) the combined debt service coverage ratio is not less than the debt service coverage ratio as of the origination date, (iv) the maturity date of the mezzanine loan is not earlier than the maturity date of the Naples Grande Beach Resort Whole Loan and (v) the lenders enter into an intercreditor agreement acceptable to the mortgage lender.

Partial Release. At any time after the expiration of the lockout period and prior to the commencement of the open period the borrowers may release the Bungalow Suites provided, among other things, (i) no event of default has occurred and is continuing, (ii) the borrowers pay the release price of $17,365,000 plus the yield maintenance premium, (iii) after giving effect to the release, the loan-to-value ratio of the remaining portion of the Naples Grande Beach Resort Property is no greater than the loan-to-value ratio for the Naples Grande Beach Resort Property as of the origination date, (iv) after giving effect to the release, the debt service coverage ratio of the remaining portion of the Naples Grande Beach Resort Property is greater than the greater of (a) the debt service coverage ratio of the Naples Grande Beach Resort Property prior to the release based on the trailing 12 months and (b) the debt service coverage ratio of the Naples Grande Beach Resort Property as of the origination date (as adjusted for previously applied release premiums), and (v) the borrowers comply with the terms and conditions of the condominium documents. In addition, the Naples Grande Beach Resort Whole Loan documents permit the borrowers to release the Tennis Court Parcel from the lien of the mortgage at any time during the term of the Naples Grande Beach Resort Whole Loan without the payment of any release price or yield maintenance premium; provided that, among other conditions, no event of default has occurred and is continuing. For each release, if the loan-to-value ratio following the release exceeds 125%, the borrowers are required to pay down the Naples Grande Beach Resort Whole Loan as required by the Naples Grande Beach Resort Whole Loan agreement or deliver an opinion of counsel that the trust will not fail to maintain its status as a REMIC trust following the applicable release.

The “Tennis Court Parcel” means the parcel located along the north side of Seagate Drive, 500 feet west of West Boulevard, which contains eight tennis courts. The appraisal determined a land value for the Tennis Court Parcel of $1.75 million. On February 11, 2016, the borrowers released the Tennis Court Parcel in accordance with the Naples Grande Beach Resort Whole Loan documents.

Condominium. The Resort is subject to a condominium regime, which consists of the 424 rooms located in the Tower and the 50 Bungalow Suites. The borrowers currently own all of the units and control the related condominium association board of directors. Each owner of a unit is entitled to one vote for its unit(s) in elections for the board of directors and accordingly, the borrowers will retain the ability to control the board in the event that the Bungalow Suites are released. In addition, the Naples Grande Beach Resort Whole Loan documents require the borrowers to comply with the condominium declaration and related documents in the event of a release of the Bungalow Suites.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

475 Seagate Drive and 7220, 7540 & 7760 Golden Gate Parkway Naples, FL 34103 & 34105	Collateral Asset Summary – Loan No. 3 Naples Grande Beach Resort	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.6% 1.63x 10.4%

NAPLES GRANDE

BEACH RESORT

1. Entrance
2. Lobby
3. Tower
4. Naples Grande Spa
5. Catch of the Pelican Restaurant
6. Cabanas
7. Palm Terrace Pool
8. Whirlpool
9. Mangrove Pool
10. Mangrove Mountain Waterslide
11. Pool & Bar Grill
12. Kid's Club
13. Handicapped Access
14. Towel Hut
15. Glass Elevator
16. Restrooms
17. Water Sports Rentals & Shop
18. Rhodes End Beach Bar & Grill
19. Lap Pool
20. Tennis Center
21. Center Court
22. Parking Garage
23. Handicapped Access Parking Garage
24. Self Parking
25. Sunset Deck
26. Outdoor Dining
27. Garden Villa Suites
28. Tram to Beach
29. Calm Pass Park
30. Gulf of Mexico

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

475 Seagate Drive and 7220, 7540 & 7760 Golden Gate Parkway Naples, FL 34103 & 34105	Collateral Asset Summary – Loan No. 3 Naples Grande Beach Resort	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 62.6% 1.63x 10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

(THIS PAGE INTENTIONALLY LEFT BLANK)

55

15700 John F. Kennedy Boulevard Houston, TX 77032	Collateral Asset Summary – Loan No. 4 Sheraton North Houston	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,754,577 59.9% 2.38x 17.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

15700 John F. Kennedy Boulevard Houston, TX 77032	Collateral Asset Summary – Loan No. 4 Sheraton North Houston	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,754,577 59.9% 2.38x 17.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	National Hotel Investor, LLC
Borrower:	SH Airport Hotel, LLC
Original Balance:	$40,800,000
Cut-off Date Balance:	$40,754,577
% by Initial UPB:	5.0%
Interest Rate:	4.8000%
Payment Date:	6th of each month
First Payment Date:	April 6, 2016
Maturity Date:	March 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(23), YM5(92), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$233,976	$77,992
Insurance:	$0	Springing
FF&E:	$0	At least 4% of prior month’s rent
Window Expenditure:	$0	Springing
PIP:	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$97,266
Balloon Balance / Room:	$79,532
Cut-off Date LTV:	59.9%
Balloon LTV:	49.0%
Underwritten NOI DSCR:	2.71x
Underwritten NCF DSCR:	2.38x
Underwritten NOI Debt Yield:	17.0%
Underwritten NCF Debt Yield:	15.0%
Underwritten NOI Debt Yield at Balloon:	20.9%
Underwritten NCF Debt Yield at Balloon:	18.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Houston, TX
Year Built / Renovated:	1982 / 2013-2015
Total Rooms:	419
Property Management:	Merritt Hospitality, LLC
Underwritten NOI:	$6,948,591
Underwritten NCF:	$6,122,046
“As-is” Appraised Value:	$68,000,000
“As-is” Appraisal Date:	January 5, 2016
“As Stabilized” Appraised Value(2):	$75,000,000
“As Stabilized” Appraisal Date(2):	February 1, 2018

Historical NOI
Most Recent NOI:	$6,997,760 (December 31, 2015)
2014 NOI:	$5,389,107 (December 31, 2014)
2013 NOI(3):	$2,466,194 (December 31, 2013)
2012 NOI:	$3,315,717 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	80.8% (December 31, 2015)
2014 Occupancy:	75.3% (December 31, 2014)
2013 Occupancy(3):	64.2% (December 31, 2013)
2012 Occupancy:	75.7% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	The “As Stabilized” Appraised Value assumes that the Sheraton North Houston Property achieves occupancy and ADR of 78.0% and $134.57, respectively, by February 1, 2018. Based on the “As Stabilized” Appraised Value, the Sheraton North Houston Property has an “As Stabilized” Cut-off Date LTV of 54.3% and Balloon LTV of 44.4%.
(3)	The Sheraton North Houston Property underwent significant room renovations in 2013, which displaced approximately 110 rooms per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

15700 John F. Kennedy Boulevard Houston, TX 77032	Collateral Asset Summary – Loan No. 4 Sheraton North Houston	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,754,577 59.9% 2.38x 17.0%

Historical Occupancy, ADR, RevPAR(1)(2)
	Sheraton North Houston Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	63.2%	$99.91	$63.17	77.2%	$103.86	$80.18	81.9%	96.2%	78.8%
2014	74.7%	$117.00	$87.44	79.8%	$114.41	$91.29	93.7%	102.3%	95.8%
2015	80.6%	$128.85	$103.90	73.3%	$121.05	$88.78	109.9%	106.4%	117.0%
(1)	Source: Hospitality research report.
(2)	The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Sheraton North Houston Property are attributable to variances in reporting methodologies and/or timing differences.

The Loan. The Sheraton North Houston loan (the “Sheraton North Houston Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 419-room full service hotel located at 15700 John F. Kennedy Boulevard in Houston, Texas (the “Sheraton North Houston Property”) with an original principal balance of $40.8 million and a Cut-Off Date principal balance of approximately $40.8 million. The Sheraton North Houston Loan has a 10-year term and amortizes on a 30-year schedule. The Sheraton North Houston Loan accrues interest at a fixed rate equal to 4.8000%. Loan proceeds, along with approximately $28.2 million in sponsor equity, were used to purchase the Sheraton North Houston Property for $68.0 million, fund reserves of approximately $0.2 million and pay closing costs of approximately $0.8 million. Based on the “As-is” appraised value of $68.0 million as of January 5, 2016, the Cut-Off Date LTV is 59.9%. Based on the “As Stabilized” appraised value of $75.0 million, the Cut-Off Date LTV is 54.3%. The most recent prior financing of the Sheraton North Houston Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$40,800,000	59.1%	Purchase Price	$68,000,000	98.5%
Sponsor Equity	$28,248,961	40.9%	Reserves	$233,976	0.3%
			Closing Costs	$814,986	1.2%
Total Sources	$69,048,961	100.0%	Total Uses	$69,048,961	100.0%

The Borrower / Sponsor. The borrower, SH Airport Hotel, LLC is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and non-recourse carve-out guarantor is National Hotel Investor, LLC.

National Hotel Investor, LLC is owned and operated by a trust controlled by Llywd Ecclestone, a real estate developer and investor. Mr. Ecclestone is the founder and CEO of Ecclestone Organization. He developed the PGA National golf community in Palm Beach Gardens in 1976. Anchored by the headquarters of the PGA of America, PGA National features five golf courses, the 339-room PGA National Resort & Spa and a 140,000 sq. ft. retail village on PGA Boulevard. In 2007, Mr. Ecclestone sold the PGA National Resort and Spa and commercial properties associated with the development. Following the sale, Mr. Ecclestone acquired three Hilton and Double Tree branded hotels located in Houston, Texas, Anaheim, California, and Overland Park, Kansas. In 2015, he acquired the Sheraton Music City, a 410-room full-service airport hotel located in Nashville, Tennessee.

The Property. The Sheraton North Houston Property is a 419-room full service hotel located in Houston, Texas. The Sheraton North Houston Property was built in 1982 and renovated most recently between 2013 and 2015. Situated adjacent to the main entrance of the George Bush Intercontinental Airport, the Sheraton North Houston Property encompasses approximately 8.0 acres with improvements of 304,589 sq. ft. and features 349 parking spaces which equates to 0.83 spaces per room. The Sheraton North Houston Property is operated under a franchise agreement with The Sheraton LLC, which expires in February 2036.

The Sheraton North Houston Property consists of 10 stories featuring 52 suites and 367 standard rooms. Amenities at the Sheraton North Houston Property include 27,766 sq. ft. of meeting and event space, three food and beverage outlets including a coffee bar and full service restaurant, a club lounge, a fitness center, a business center, laundry service, an airport shuttle service, an outdoor swimming pool and a putting green. The Sheraton North Houston Property’s meeting 27,676 sq. ft. of meeting space is the third largest among the hotels within its competitive set. There are two ballrooms on the first floor, the Grand Ballroom, divisible into five sections and the Stephen F. Austin Ballroom, divisible into two sections, ranging from 297 sq. ft. to 8,750 sq. ft. In addition to the two ballrooms, there are two small meeting rooms on the first floor and 13 small meeting rooms on the second floor ranging from 432 sq. ft. to 1,098 sq. ft.

The Sheraton North Houston Property recently underwent a $15.1 million ($36,038 per room) renovation between 2013 and 2015 which included improvements to guestrooms and suites, corridors, the lobby, restaurant, meeting space, elevators and building systems. The table below outlines the renovations completed during 2013 – 2015:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

15700 John F. Kennedy Boulevard Houston, TX 77032	Collateral Asset Summary – Loan No. 4 Sheraton North Houston	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,754,577 59.9% 2.38x 17.0%

PIP Renovation
Description	Amount	Per Room
Guestrooms & Suites	$5,441,311	$12,986
Corridors & Lobby	$1,690,200	$4,034
Meeting Space	$1,099,350	$2,624
Food & Beverage	$851,617	$2,032
Elevators	$1,337,646	$3,192
Building Systems	$2,144,998	$5,119
Miscellaneous	$2,538,632	$6,059
Total	$15,103,754	$36,047

Environmental Matters. The Phase I environmental report dated December 10, 2015 recommended no further action at the Sheraton North Houston Property other than the implementation of an asbestos operations and maintenance plan, which is already in place.

The Market. The Sheraton North Houston Property is located in the Houston metropolitan statistical area (“MSA”) 3.5 miles south of the George Bush Intercontinental Airport bounded by World Houston Parkway to the north and John F. Kennedy Boulevard to the west. The Sheraton North Houston Property benefits from its location and accessibility positioned approximately 18.6 miles north of the Houston central business district, approximately 17.1 miles north of the George R. Brown Convention Center and 21.0 miles north of Texas Medical Center.

According to the appraisal, the Houston MSA is the fifth largest MSA in the United States with an estimated population of 6.6 million as of 2015. The Houston MSA has relied on the success of the oil and gas industry over the years, but maintains a diversified local economy: Trade, Transportation and Utilities (20.6%), Professional and Business Services (15.6%), Government (13.1%), Education and Health Services (12.5%) and Leisure and Hospitality (10.3%). The MSA’s unemployment rate has been under 6.0% since September 2013 with the 2015 year-end unemployment rate at 4.6%, below the national unemployment rate of 4.8%.

The Sheraton North Houston benefits from its proximity to the George Bush Intercontinental Airport (“IAH”). According to the appraisal, IAH is the primary airport for the region and is the 8th busiest airport in North America offering approximately 200 domestic and international destinations through nonstop flights and more than 650 daily departures. IAH consists of 28 passenger airlines and five passenger terminals. IAH is a major hub for United Airlines with a new $244 million, 265,000 sq. ft. United Airlines terminal under construction with an estimated completion date in 2017. Total passengers YTD November 2015 for IAH were approximately 39.2 million up 4.3% over the same period in 2014.

According to a third party hospitality research report, as of December 31, 2015, the Sheraton North Houston Property was reported as having Occupancy, ADR and RevPAR of 80.6%, $128.85 and $103.90, respectively.

The primary competitive set for the Sheraton North Houston Property consists of seven hotels, which range in size from 100 to 570 rooms and contains an aggregate of 2,601 rooms as illustrated in the table below. According to the appraisal, the 2015 weighted average occupancy, ADR and RevPAR of the competitive set are 73%, $121.88 and $88.03, respectively.

Primary Competitive Set(1)
Property	Location	Rooms	Year Opened	YE 2015 Occupancy(2)	YE 2015 ADR(2)	YE 2015 RevPAR(2)
Sheraton North Houston Property	15700 John F. Kennedy Boulevard	419	1982	81%	$127.94	$103.62
Doubletree by Hilton	15747 John F. Kennedy Boulevard	313	1981	86%	$128.00	$110.08
Marriott Intercontinental Airport	18700 John F. Kennedy Boulevard	570	1982	57%	$156.00	$88.92
Marriott Houston North	255 North Sam Houston Parkway East	390	1981	82%	$122.00	$100.04
Hyatt	425 North Sam Houston Parkway East	334	1982	70%	$115.00	$79.93
Hilton	12400 Greenspoint Drive	480	1984	84%	$116.00	$97.44
Holiday Inn	15222 John F. Kennedy Boulevard	414	1971	67%	$89.00	$59.63
Best Western Plus	15615 John F. Kennedy Boulevard	100	1997	70%	$95.00	$66.50
Total / Wtd. Avg.(3)		2,601		73%	$121.88	$88.03
(1)	Source: Appraisal.
(2)	YE 2015 Occupancy, YE 2015 ADR and YE 2015 RevPAR represent estimates from the appraisal. The minor variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Sheraton North Houston Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Total / Wtd. Avg. does not include the Sheraton North Houston Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

15700 John F. Kennedy Boulevard Houston, TX 77032	Collateral Asset Summary – Loan No. 4 Sheraton North Houston	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,754,577 59.9% 2.38x 17.0%

The appraiser determined demand segmentation of 75% transient and 25% meeting and group for the Sheraton North Houston Property. The market demand mix is presented in the table below.

Demand Segmentation(1)
Property	Rooms	Transient	Meeting and Group	Total Meeting Space (sq. ft.)
Sheraton North Houston Property	419	75%	25%	27,676
Doubletree by Hilton	313	70%	30%	11,000
Marriott Intercontinental Airport	570	70%	30%	30,000
Marriott Houston North	390	75%	25%	15,000
Hyatt	334	70%	30%	27,000
Hilton	480	60%	40%	52,000
Holiday Inn	414	75%	25%	8,100
Best Western Plus	100	95%	5%	500
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013(1)	2014	2015	U/W	U/W per Room
Occupancy	75.7%	64.2%	75.3%	80.8%	80.8%
ADR	$87.79	$98.47	$115.05	$127.94	$127.94
RevPAR	$66.49	$63.24	$86.68	$103.37	$103.37

Room Revenue	$10,220,309	$9,671,118	$13,256,634	$15,846,807	$15,809,076	$37,730
F&B Revenue	3,589,886	3,089,851	4,146,215	4,039,549	4,029,931	9,618
Other Revenue	688,060	620,980	812,532	824,626	824,626	1,968
Total Revenue	$14,498,255	$13,381,949	$18,215,381	$20,710,982	$20,663,633	$49,317
Operating Expenses	4,886,459	5,078,514	6,133,741	6,455,213	6,440,947	15,372
Undistributed Expenses	4,799,115	4,278,560	5,172,246	5,572,679	5,559,410	13,268
Gross Operating Profit	$4,812,681	$4,024,875	$6,909,394	$8,683,090	$8,663,276	$20,676
Management Fee(2)	434,948	401,458	546,461	621,281	619,909	1,479
Total Fixed Charges	1,062,016	1,157,223	973,826	1,064,048	1,094,776	2,613
Net Operating Income	$3,315,717	$2,466,194	$5,389,107	$6,997,760	$6,948,591	$16,584
FF&E(3)	579,930	535,278	728,615	828,439	826,545	1,973
Net Cash Flow	$2,735,787	$1,930,916	$4,660,492	$6,169,321	$6,122,046	$14,611
(1)	The Sheraton North Houston Property underwent significant room renovations in 2013, which displaced approximately 110 rooms per month.
(2)	U/W Management Fee is 3.0% of gross revenues.
(3)	U/W FF&E represents 4.0% of gross revenues.

Property Management. The Sheraton North Houston Property is managed by Merritt Hospitality, LLC.

Merritt Hospitality, LLC currently manages 53 hotels (15,695 keys) that range from limited service to full service assets across 19 different states. More specifically, the company manages over 1,500 keys in Texas markets including Dallas, Fort Worth, Houston, and Austin.

Lockbox / Cash Management. The Sheraton North Houston Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. Unless a Trigger Period is ongoing, all amounts on deposit in the clearing account are required to be swept daily into the borrower’s operating account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender and applied to pay all monthly amounts due under the Sheraton North Houston Loan documents.

A “Trigger Period” will commence (i) upon the occurrence an event of default, (ii) if the DSCR is less than 1.20x on the last day of any calendar quarter or (iii) upon the occurrence of a PIP Sweep Period, and will end upon, (a) with respect to clause (i), such event of default is cured, (b) with respect to clause (ii), the DSCR is at least 1.25x for two consecutive calendar quarters and (c) with respect to clause (iii), sufficient funds to pay all PIP costs have been accumulated into the PIP reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

15700 John F. Kennedy Boulevard Houston, TX 77032	Collateral Asset Summary – Loan No. 4 Sheraton North Houston	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,754,577 59.9% 2.38x 17.0%

Initial Reserves. At origination, the borrower deposited $233,976 into a tax reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $77,992, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place, (iii) the greatest of (a) 4.0% of the Sheraton North Houston Property’s prior month’s rent, (b) the then-current amount required under the management agreement and (c) the then-current amount required under the franchise agreement for FF&E work and (iv) $20,000, commencing February 10, 2019, if, as of that date, the lender has not received satisfactory evidence that all of the windows at the Sheraton North Houston Property requiring repair/replacement have been fully repaired or replaced, until (i) the lender receives evidence that the windows requiring repair/replacement have been repaired or replaced or (ii) the window expenditure reserve account equals or exceeds $600,000. Additionally, at any time that the franchisor requires the borrower to implement a PIP at the Sheraton North Houston Property (such period, a “PIP Sweep Period”), the lender may require that all available excess cash be deposited into a PIP reserve account (until such time as lender determines that funds sufficient to complete the PIP have been deposited into the PIP reserve). The PIP Sweep Period will cease upon the lender’s determination that sufficient funds have been deposited into the PIP reserve account to pay all PIP costs in accordance with the franchise agreement. In lieu of making the PIP reserve deposit in cash, the borrower may (i) deliver a letter of credit with a face amount equal to the full amount required to complete the PIP work or (ii) subject to lender’s sole consent, provide the lender with guaranty in a form subject to the lender’s approval and for the full amount required to complete all PIP work.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

15700 John F. Kennedy Boulevard Houston, TX 77032	Collateral Asset Summary – Loan No. 4 Sheraton North Houston	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,754,577 59.9% 2.38x 17.0%

Sheraton North Houston
15700 John F. Kennedy Boulevard
Houston, TX 77032
GEORGE BUSH INTERCONTINENTAL AIRPORT
Houston
Aldine
HARDY TOLL RD
North Harris County College
Copart Inc
Houston Police Academy
Greenspoint Mall
ExxonMobil Corporation
Holloman Corporation
Halliburton Northbelt Facility
GE Drilling System
W W Thorne Stadium
Prime Source Building Products
YES Prep North Central
West Road Plaza
Northwood Plaza
Bless Oilfield Services Inc
Renaissance Hospital
Merchants Metals
Jersey Village
Atascocita
Addicks
Bellaire
Sugar Land
Pasadena
Missouri City
WILLIAM P. HOBBY AIRPORT
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

(THIS PAGE INTENTIONALLY LEFT BLANK)

63

225 Liberty Street New York, NY 10281	Collateral Asset Summary – Loan No. 5 225 Liberty Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 32.8% 3.13x 16.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

225 Liberty Street New York, NY 10281	Collateral Asset Summary – Loan No. 5 225 Liberty Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 32.8% 3.13x 16.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Credit Assessment (Moody’s/Fitch/DBRS):	A2/AAA/AA(low)
Sponsor:	Brookfield Financial Properties, L.P.
Borrower:	WFP Tower B Co. L.P.
Original Balance(1):	$40,500,000
Cut-off Date Balance(1):	$40,500,000
% by Initial UPB:	5.0%
Interest Rate:	4.6570%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	February 6, 2026
Amortization:	Interest Only
Additional Debt(1)(2):	$418,500,000 Pari Passu Debt; $441,000,000 Subordinate Secured Debt; Future Mezzanine Debt Permitted
Call Protection(3):	L(26), D(88), O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC(5):	$0	$0
Free Rent:	$80,810,295	$0
Master Retail Lease:	$0	Springing
Ground Rent:	$0	Springing

Financial Information
	Senior Notes(6)	Total Debt(7)
Cut-off Date Balance / Sq. Ft.:	$189	$371
Balloon Balance / Sq. Ft.:	$189	$371
Cut-off Date LTV:	32.8%	64.3%
Balloon LTV:	32.8%	64.3%
Underwritten NOI DSCR:	3.39x	1.73x
Underwritten NCF DSCR:	3.13x	1.60x
Underwritten NOI Debt Yield:	16.0%	8.2%
Underwritten NCF Debt Yield:	14.8%	7.5%
Underwritten NOI Debt Yield at Balloon:	16.0%	8.2%
Underwritten NCF Debt Yield at Balloon:	14.8%	7.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Leasehold
Location:	New York, NY
Year Built / Renovated:	1987 / 2015
Total Sq. Ft.:	2,427,515
Property Management:	Brookfield Financial Properties, L.P.
Underwritten NOI:	$73,475,537
Underwritten NCF:	$67,846,470
Appraised Value:	$1,400,000,000
Appraisal Date:	October 20, 2015

Historical NOI(8)
Most Recent NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy(8)
Most Recent Occupancy:	93.5% (January 31, 2016)
2014 Occupancy:	NAV
2013 Occupancy:	NAV
2012 Occupancy:	NAV
(1)	The Original Balance and Cut-off Date Balance of $40.5 million represents the senior non-controlling Note A-1E which, together with the remaining pari passu Senior Notes with an aggregate original principal balance of $459.0 million and the Junior Notes with an aggregate original principal balance of $441.0 million, comprises the 225 Liberty Street Whole Loan with an aggregate original principal balance of $900.0 million. For additional information regarding the pari passu Senior Notes and Junior Notes, see “The Loan” and “Current Mezzanine or Subordinate Indebtedness” herein.

(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of March 6, 2016. Defeasance of the full $900.0 million 225 Liberty Street Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) January 22, 2019. The assumed lockout period of 26 payments is based on the expected DBJPM 2016-C1 securitization closing date in April 2016. The actual lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	Pursuant to existing leases at the 225 Liberty Street Property, the borrower is obligated to pay allowances for tenant improvements in the aggregate amount of $72,789,685. The 225 Liberty Street Whole Loan documents provide for a guaranty from Brookfield Office Properties Inc. for the full amount of the unfunded obligations.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Senior Notes only, which have an aggregate principal balance of $459.0 million.

(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the 225 Liberty Street Whole Loan, which has an aggregate principal balance of $900.0 million.

(8)	The office space in the 225 Liberty Street Property was initially 100.0% leased to a subsidiary of Merrill Lynch from 1987 through September 30, 2013. Subsequent to Merrill Lynch’s subsidiary’s lease expiration (following its acquisition by Bank of America), the 225 Liberty Street Property underwent a $71.6 million (as of January 15, 2016) renovation which included a new façade, elevator modernizations, fire alarm and building management systems upgrades, and two new lobbies. The borrower has executed approximately 1.9 million square feet (79.9% of NRA) of office and storage leases, in addition to a 330,755 square foot (13.6% of NRA) lease renewal with Bank of America. Leases for 100.0% of the occupied NRA were signed over approximately the last three years, thus historical financial information is neither available nor reflective of current operations at the 225 Liberty Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

225 Liberty Street New York, NY 10281	Collateral Asset Summary – Loan No. 5 225 Liberty Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 32.8% 3.13x 16.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)(2)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Time Inc.(3)	NR/B1/BB	673,260	27.7%	$50.24	26.8%	12/31/2032
The Bank of New York Mellon(4)	AA-/A1/A	324,658	13.4%	$54.00	13.9%	12/31/2034
Bank of America	A/Baa1/BBB+	318,665	13.1%	$61.93	15.6%	9/30/2020
OFI Global Asset Management	NR/NR/NR	291,129	12.0%	$54.46	12.5%	9/30/2028
Hudson’s Bay Company(5)	NR/B1/B+	232,950	9.6%	$80.30	14.8%	12/31/2032
Subtotal / Wtd. Avg.		1,840,662	75.8%	$57.40	83.6%
Remaining Tenants		382,598	15.8%	$50.68	15.3%
Storage		46,115	1.9%	$29.46	1.1%
Total / Wtd. Avg. Occupied		2,269,375(6)	93.5%	$55.70(6)	100.0%
Vacant Office		141,254	5.8%
Vacant Storage		16,886	0.7%
Total / Wtd. Avg.		2,427,515	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Net Rentable Area (Sq. Ft.) for the top three tenants excludes storage space: Time Inc. (25,882 sq. ft.), The Bank of New York Mellon (160 sq. ft.), Bank of America (12,090 sq. ft.).

(3)	The lease with Time Inc. commenced February 11, 2015. The tenant has been and is currently in a free rent period through December 2017. At loan origination, the borrower reserved $66,322,369 related to the remaining free rent period. In addition, Time Inc. has a one-time option to reduce space effective as of December 31, 2027, subject to delivery of written notice on or before June 30, 2026.

(4)	The Bank of New York Mellon has an option, with 18 months prior notice, to reduce space on either its lowest or highest floor (currently the 17th or 22nd floors, each totaling approximately 54,000 square feet), effective as of December 31, 2024 and December 31, 2029, provided, (i) the tenant has not exercised either of the expansion options specified in the related lease; and (ii) the tenant pays a fee equal to six months of then-current base rent plus all unamortized tenant improvements and leasing commissions for the contraction space. In addition, in connection with the Ground Lease, this tenant may receive annual rent credits of up to $1.0 million (credited each month against monthly installments) as described below under “Ground Lease”.

(5)	The lease with Hudson’s Bay Company commenced January 1, 2015. The tenant has been and currently is in a free rent period through October 2016. At loan origination, the borrower reserved $14,029,414 related to the remaining free rent period.

(6)	Includes 3,725 sq. ft. of management office space for which no rent was attributed. U/W Base Rent PSF excluding the management office space is $55.79 PSF.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018(2)	1	3,725	0.2%	3,725	0.2%	$0.00	0.0%	0.0%
2019	0	0	0.0%	3,725	0.2%	$0.00	0.0%	0.0%
2020	2	341,746	14.1%	345,471	14.2%	$60.65	16.4%	16.4%
2021	1	57,314	2.4%	402,785	16.6%	$48.00	2.2%	18.6%
2022	0	0	0.0%	402,785	16.6%	$0.00	0.0%	18.6%
2023	0	0	0.0%	402,785	16.6%	$0.00	0.0%	18.6%
2024	3	83,609	3.4%	486,394	20.0%	$56.73	3.8%	22.3%
2025	0	0	0.0%	486,394	20.0%	$0.00	0.0%	22.3%
2026	0	0	0.0%	486,394	20.0%	$0.00	0.0%	22.3%
Thereafter	7	1,782,981	73.4%	2,269,375	93.5%	$55.07	77.7%	100.0%
Vacant	NAP	158,140	6.5%	2,427,515	100.0%	NAP	NAP
Total / Wtd. Avg.	14	2,427,515	100.0%			$55.70	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(2)	Includes 3,725 sq. ft. of management office space for which no rent was attributed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

225 Liberty Street New York, NY 10281	Collateral Asset Summary – Loan No. 5 225 Liberty Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 32.8% 3.13x 16.0%

The Loan.    The 225 Liberty Street loan (the “225 Liberty Street Loan”) is a fixed rate loan secured by the borrower’s leasehold interest in a 44-story Class A office building consisting of 2,427,515 sq. ft. and located at 225 Liberty Street in New York, New York (the “225 Liberty Street Property”) with an original principal balance of $40.5 million. The 225 Liberty Street Loan is comprised of the non-controlling Note A-1E of a $900.0 million whole loan that is evidenced by nine promissory notes: six senior notes with an aggregate principal balance of $459.0 million (the “Senior Notes”) and three junior notes with an aggregate principal balance of $441.0 million (the “Junior Notes” and, together with the Senior Notes, the “225 Liberty Street Whole Loan”). Only the $40.5 million non-controlling Note A-1E will be included in the DBJPM 2016-C1 mortgage trust. Three of the Senior Notes with an aggregate principal balance of $337.5 million along with the three Junior Notes, with an aggregate principal balance of $441.0 million, have been contributed to the 225 Liberty Street Trust 2016-225L trust. The non-controlling Note A-1D, with an original principal balance of $40.5 million, is held by Citigroup Global Markets Realty Corp. (“CGMRC”) or an affiliate and is expected to be contributed to the CGCMT 2016-P3 mortgage trust, and the non-controlling Note A-1F, with an original principal balance of $40.5 million will not be included in the trust, is held by Wells Fargo Bank, N.A. (“WFB”) or an affiliate and is expected to be contributed to the WFCM 2016-C33 mortgage trust. The 225 Liberty Street Whole Loan was co-originated by GACC, CGMRC and WFB.

The relationship between the holders of the Senior Notes and the Junior Notes will be governed by a co-lender agreement as described under “Description of the Mortgage Pool-–-Whole Loans-–-The 225 Liberty Street Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1E	$40,500,000	$40,500,000	DBJPM 2016-C1	No
A-1A, A-1B, A-1C	$337,500,000	$337,500,000	225 Liberty Street Trust 2016-225L	Yes
A-2A, A-2B, A-2C	$441,000,000	$441,000,000	225 Liberty Street Trust 2016-225L	Yes
A-1D	$40,500,000	$40,500,000	CGMRC	No
A-1F	$40,500,000	$40,500,000	WFB	No
Total	$900,000,000	$900,000,000

The 225 Liberty Street Whole Loan has a 10-year term and pays interest only for the term of the loan. The 225 Liberty Street Whole Loan accrues interest at a fixed rate equal to 4.6570% and has a Cut-off Date Balance of $900.0 million. The 225 Liberty Street Whole Loan proceeds were used to refinance previous debt of approximately $802.0 million, fund upfront reserves of approximately $80.8 million, pay approximately $5.5 million in closing costs and return approximately $11.7 million to the sponsor. Based on the appraised value of $1.40 billion as of October 20, 2015, the Cut-off Date LTV for the Senior Notes is 32.8%. The most recent prior financing of the 225 Liberty Street Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$900,000,000	100.0%	Loan Payoff	$801,958,400	89.1%
			Reserves(1)	$80,810,295	9.0%
			Closing Costs	$5,548,715	0.6%
			Return of Equity	$11,682,590	1.3%
Total Sources	$900,000,000	100.0%	Total Uses	$900,000,000	100.0%
(1)	Brookfield Office Properties, Inc. delivered a guaranty for approximately $72.8 million of outstanding tenant improvements and the borrower funded a cash reserve of approximately $80.8 million for free rent. See “Initial Reserves” section.

The Borrower / Sponsor.    The borrower, WFP Tower B Co. L.P., is a New York limited partnership structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carveout guarantor is Brookfield Financial Properties, L.P. Brookfield Office Properties Inc., a Canadian corporation and an indirect parent of the sponsor (the “Reserve Guarantor”), also delivered a guaranty at loan origination in the amount of $72,789,685 to collateralize leasing obligations at the 225 Liberty Street Property.

Brookfield Property Partners, L.P. is a global real estate company that invests in and operates office, retail, industrial, multifamily and hotel assets. As of September 2015, its portfolio includes interests in over 300 office and retail properties encompassing 250 million sq. ft., 27,000 multifamily units, 44 million sq. ft. of industrial space, and a 7.9 million sq. ft. development pipeline worldwide. These assets are largely located in North America, Europe, and Australia but also include assets in China, Brazil, and India.

The office division of Brookfield Property Partners, L.P. owns, develops and manages office properties in the United States, Canada, Australia and the United Kingdom. As of second-quarter 2015, its portfolio consists of interests in 108 properties totaling 86 million sq. ft. in New York, Washington D.C., Houston, Los Angeles, Toronto, Calgary, Ottawa, London, Sydney, Melbourne and Perth. Brookfield Property Partners, L.P.’s properties include Brookfield Places in Manhattan, Toronto and Perth, Bank of America Plaza in Los Angeles, Bankers Hall in Calgary and Darling Park in Sydney.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

225 Liberty Street New York, NY 10281	Collateral Asset Summary – Loan No. 5 225 Liberty Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 32.8% 3.13x 16.0%

As of second-quarter 2015, Brookfield Property Partners, L.P. has a portfolio of 11 operating properties in New York City comprising 19.7 million gross sq. ft. The seven buildings located in Lower Manhattan comprise 13.4 million gross sq. ft. and are 92.3% leased. The four properties in Midtown Manhattan comprise 6.3 million gross sq. ft. and are 93.6% leased.

The Property. The 225 Liberty Street Property consists of the leasehold interest in a 44-story, approximate 2.4 million sq. ft. class A office tower located in the Brookfield Place Complex along the Hudson River in Lower Manhattan. The 225 Liberty Street Property is the largest of four office towers within the Brookfield Place Complex (formerly known as the World Financial Center), a mixed-use complex featuring approximately 7.1 million aggregate sq. ft. of office space and approximately 340,000 aggregate sq. ft. of retail space along with public spaces (the “Brookfield Place Complex”). Formerly known as Two World Financial Center, the 225 Liberty Street Property, designed by architect Cesar Pelli, was completed in 1987, and is the domed shape tower that includes, as part of the 225 Liberty Street Property, the Winter Garden and is adjacent to West Street.

The office space in the 225 Liberty Street Property was initially 100.0% net leased to a subsidiary of Merrill Lynch from 1987 through September 30, 2013. Subsequent to Merrill Lynch’s subsidiary’s lease expiration (following its acquisition by Bank of America) and concurrent with an approximately $211 million retail redevelopment at the Brookfield Place Complex, the 225 Liberty Street Property underwent a $71.6 million (as of January 15, 2016) renovation which included a new façade, elevator modernizations, fire alarm and building management systems upgrades, and two new lobbies. Over the last three years, the borrower has executed approximately 1.9 million sq. ft. (79.9% of net rentable area (“NRA”)) of new office and storage leases, in addition to a 330,755 sq. ft. (13.6% of NRA) lease renewal with Bank of America.

The 225 Liberty Street Property serves as the new global or United States headquarters, as applicable, for Time Inc., The Bank of New York Mellon, and Hudson’s Bay Company as well as the only United States office for Commerzbank. As of January 31, 2016, the 225 Liberty Street Property is 93.5% leased (94.0% excluding office storage space) to 14 office tenants. All office leases were executed with a weighted average in-place contractual rent of $55.79 PSF. The office portion of the 225 Liberty Street Property has a weighted average original lease term of 15.6 years, with a weighted average remaining lease term of approximately 13.9 years. There is no rollover of office tenants at the 225 Liberty Street Property until 2020, with 19.9% of total NRA scheduled to roll during the 225 Liberty Street Whole Loan term.

Retail Component / Master Lease. Unless otherwise specified herein, all numerical information with respect to the 225 Liberty Street Property or the tenants therein excludes approximately 220,925 sq. ft. of retail space and associated mechanical and storage space located on multiple lower floors at the 225 Liberty Street Property (collectively, the “Retail Component”) and the related leases and retail tenants. Although the borrower’s interest in the Retail Component constitutes collateral for the 225 Liberty Street Whole Loan, the Retail Component is excluded because: (i) the Retail Component has been master leased to an affiliate of the borrower, WFP Retail Co. L.P. (the “Retail Master Tenant”) on a long-term basis at a rent of $1/year pursuant to a lease dated as of January 22, 2016 (the “Master Retail Lease”), (ii) the subleasehold interest of the Retail Master Tenant in the Retail Component does not constitute collateral for the 225 Liberty Street Whole Loan and (iii) the Retail Component has not been taken into account in the underwriting or appraised value of the 225 Liberty Street Property.

The Retail Component is subject to the Master Retail Lease between the Retail Master Tenant and the borrower (in such capacity, the “Master Landlord”) that expires on June 16, 2069, one day before the expiration of the Ground Lease (as defined below). Both the Retail Master Tenant and the Master Landlord are currently Brookfield entities. The Retail Master Tenant is responsible for payment of $1 in annual rent to the Master Landlord, in addition to (i) its pro rata share of certain building expenses, (ii) the Retail Master Tenant Payment in lieu of Taxes (“PILOT”) payments, (iii) the retail rent payable to the Battery Park City Authority, as ground lessor, and (iv) any other rent and payments applicable to the Retail Component for certain utilities or services.

Environmental Matters. The Phase I environmental report dated October 26, 2015 recommended the implementation of an asbestos operation and maintenance plan at the 225 Liberty Street Property.

Major Tenants.

Time Inc. (699,142 sq. ft.; 28.8% of NRA; 27.4% of U/W Base Rent; NR/B1/BB by Fitch/Moody’s/S&P) Time Inc. publishes various magazines, such as Sports Illustrated, Fortune, People, InStyle, Entertainment Weekly, and Time. Founded in 1922, Time merged with Warner Communications in 1990 and acquired StyleFeeder in 2010. In 2014, Time Inc. spun off from Time Warner to focus solely on the publishing business and is now publicly traded on the NYSE. Time, Inc. has two, five-year lease renewal options and no termination options.

Bank of America (330,755 sq. ft.; 13.6% of NRA; 15.9% of U/W Base Rent; A/Baa1/BBB+ by Fitch/Moody’s/S&P) Headquartered in Charlotte, North Carolina, Bank of America is the second largest bank holding company in the United States, ranked by assets with approximately $2.1 trillion as of December 31, 2015. Bank of America operates across the United States in addition to more than 35

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

225 Liberty Street New York, NY 10281	Collateral Asset Summary – Loan No. 5 225 Liberty Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 32.8% 3.13x 16.0%

other countries. Bank of America acquired Merrill Lynch in 2008. Bank of America has four lease renewal options of either five or ten years, subject to certain conditions, with no termination options.

The Bank of New York Mellon (324,818 sq. ft.; 13.4% of NRA; 13.9% of U/W Base Rent; AA-/A1/A by Fitch/Moody’s/S&P) Founded in 1784, The Bank of New York merged with the Mellon Financial Corporation in 2007 to create a corporation with approximately $1.6 trillion of assets under management and $28.9 trillion assets under custody and/or administration as of December 31, 2015. The Bank of New York Mellon has three lease renewal options, the first two for 10 years each and the third for five years with no termination options.

The Market. The 225 Liberty Street Property is situated within the broader mixed-use Brookfield Place Complex, which is comprised of four office buildings with a total of approximately 7.1 million sq. ft. The Brookfield Place Complex, formerly known as the World Financial Center, is an approximately 7.5 million sq. ft. office and retail complex in Battery Park City in Lower Manhattan. The office portions of the Brookfield Place Complex are currently 95.7% occupied, with all four towers exhibiting an occupancy of 93.5% or greater. Tenants with offices in the Brookfield Place Complex include American Express, Bank of America, Jones Day, Royal Bank of Canada, Cadwalader, Wickersham & Taft LLP, and Dow Jones. In addition to the Class A office space, the lower levels of the Brookfield Place Complex include approximately 340,000 sq. ft. of newly delivered retail space, which was opened to the public in second quarter of 2015 and is presently 88.6% occupied (98.6% occupied for the approximately 192,000 sq. ft. in 225 Liberty Street) by dining and retail tenants. The retail space at the Brookfield Place Complex will be anchored by an approximately 86,000 sq. ft. Saks Fifth Avenue store which is expected to open in second quarter 2016.

The 225 Liberty Street Property is located adjacent to the World Financial Center Ferry Terminal, and is expected to have connections to the Fulton Street Transit Center and the World Trade Center Transit Hub (which is currently under construction).

As of the fourth quarter of 2015, average asking rents in Midtown and Midtown South were $79.60 PSF and $70.89 PSF, gross, respectively, Downtown office space averaged $60.71 PSF, gross, according to a third party market research report. As the submarket has evolved, certain corporate tenants have re-located their headquarters from other areas of Manhattan to Downtown Manhattan, including Time Inc., Citigroup, Harper-Collins Publishers, and Condé Nast. Additionally, the mix of tenants has also evolved to include a range of industries. According to the appraisal, a decade ago, approximately 2.0% of Downtown Manhattan’s leases (by square footage) were signed by technology, advertising, media, and information tenants, and these tenants now account for approximately 10.0% of all jobs in Downtown Manhattan.

According to the appraisal, Downtown Manhattan’s office inventory of 87.8 million sq. ft. is geographically segmented into five major submarkets: City Hall, World Trade Center, Financial East, Financial West and Insurance. Approximately 60.0% of Downtown’s inventory is Class A product, the majority of which is located in the Financial East submarket. As of fourth quarter 2015, the Downtown Class A submarket exhibited a vacancy rate of 10.7% and a rental rate of $63.95 PSF, gross. The 225 Liberty Street Property is located within the World Trade Center office submarket (formerly known as World Trade/World Financial), which rests in the western portion of Downtown Manhattan, bordering the Hudson River to the west, the Insurance submarket to the east, Financial West to its south and City Hall to its north. Of the 21.1 million sq. ft. of office space comprising the World Trade Center office submarket, 17.4 million sq. ft. is Class A space. The Class A space in the submarket is predominately comprised of the Brookfield Place Complex and the new World Trade Center complex, which together represent approximately 83.0% of the total submarket square footage. With the completions of Two World Trade Center and Three World Trade Center (both currently under construction), an additional 5.3 million sq. ft. will be added to the submarket. According to a New York industry group, this is largely offset by the recent trend of conversion of pre-war office buildings to residential buildings. According to a New York industry group, 10.0 million sq. ft. of office space has been converted to residential or hotel use since 2004, and another 5.1 million sq. ft. of space is in the potential conversion pipeline.

According to the appraisal, the World Trade Center submarket achieves the second highest asking rents of any Downtown submarket, with an average Class A rental rate of $71.33 PSF. Although the reported fourth quarter 2015 World Trade Center submarket Class A vacancy was 14.9%, this is largely driven by the newly delivered One and Four World Trade Center properties, which comprise approximately 28.8% of the total submarket square footage. The 225 Liberty Street Property is located within the four-building Brookfield Place Complex, which presently has an occupancy rate of 95.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

225 Liberty Street New York, NY 10281	Collateral Asset Summary – Loan No. 5 225 Liberty Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 32.8% 3.13x 16.0%

Competitive Set(1)
Building	Office Area (NRA)	Year Built	Stories	Direct Available Sq. Ft.	Sublease Available Sq. Ft.	Direct Occupancy	Asking Rent (Low)	Asking Rent (High)
Seven World Trade Center	1,700,000	2006	52	0	30,543	100.0%	N/A	N/A
200 Liberty Street	1,461,365	1985	40	91,911	81,750	93.7%	$55.00	$60.00
200 Vesey Street	2,300,000	1985	51	126,520	0	94.5%	$55.00	$75.00
250 Vesey Street/Brookfield	1,600,000	1986	34	68,238	0	95.7%	$55.00	$65.00
60 Wall Street	1,587,849	1989	47	0	0	100.0%	N/A	N/A
One Liberty Plaza	2,121,437	1972	54	419,739	30,151	80.2%	$51.00	$55.00
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis(1)
	Appraiser YE 2016(2)	Borrower Year 1 Budget	Adjusted Borrower Year 1 Budget(3)	U/W	U/W PSF
Base Rent(4)	$130,936,804	$136,898,954	$126,402,592	$130,450,927	$53.74
Value of Vacant Space	0	0	0	10,069,980	4.15
Gross Potential Rent	$130,936,804	$136,898,954	$126,402,592	$140,520,907	$57.89
Total Recoveries	1,701,552	1,878,448	1,379,899	1,373,956	0.57
Total Other Income	312,153	359,917	359,917	359,917	0.15
Rent Abatements	(4,447,643)	(58,916,625)	0	0	0
Less: Vacancy/Credit Loss(5)	(1,285,030)	(1,632,840)	0	(10,069,980)	(4.15)
Effective Gross Income	$127,217,836	$78,587,854	$128,142,408	$132,184,800	$54.45
Total Operating Expenses	56,219,376	60,513,232	60,275,336	58,709,263	24.18
Net Operating Income	$70,998,460	$18,074,622	$67,867,072	$73,475,537	$30.27
TI/LC	0	0	0	5,143,565	2.12
Capital Expenditures	0	0	0	485,503	0.20
Net Cash Flow	$70,998,460	$18,074,622	$67,867,072	$67,846,470	$27.95
(1)	The office space in the 225 Liberty Street Property was initially 100.0% leased to a subsidiary of Merrill Lynch from 1987 through September 30, 2013. Subsequent to Merrill Lynch’s subsidiary’s lease expiration (following its acquisition by Bank of America), the 225 Liberty Street Property underwent a $71.6 million (as of January 15, 2016) renovation which included a new façade, elevator modernizations, fire alarm and building management systems upgrades, and two new lobbies. The borrower has executed approximately 1.9 million square feet (79.9% of NRA) of office and storage leases, in addition to a 330,755 square foot (13.6% of NRA) lease renewal with Bank of America. Leases for 100.0% of the occupied NRA were signed over the last three years, thus historical financial information is neither available nor reflective of current operations at the 225 Liberty Street Property.

(2)	Rent abatements for existing leases have been removed from the appraisal cash flow to reflect the upfront reserve and guaranty structure of the 225 Liberty Street Whole Loan.

(3)	The following adjustments have been made to the borrower’s budget: (i) speculative leasing, (ii) non-recurring repairs & maintenance and (iii) rent abatements have been excluded.

(4)	U/W Base Rent includes the present value of contractual rent steps (for the shorter of the lease term or 225 Liberty Street Whole Loan term) for investment-grade rated tenants including The Bank of New York Mellon ($1,857,596, which factors in its four month free rent period in 2025), Bank of America ($1,312,820) and Commerzbank ($877,920).

(5)	U/W Vacancy/Credit Loss is based on the in-place vacancy.

Property Management.   The 225 Liberty Street Property is managed by Brookfield Financial Properties, L.P., a borrower affiliate.

Lockbox / Cash Management.     The 225 Liberty Street Whole is structured with a hard lockbox and springing cash management. At loan origination, the borrower directed tenants to pay their rents directly into such lockbox account. The 225 Liberty Street Whole Loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Trigger Period, all cash flow is swept to a lender-controlled cash management account and then distributed to the borrower every business day. During a Trigger Period, all cash flow is swept to a lender-controlled cash management account.

A “Trigger Period” will commence upon the occurrence or commencement of (i) an event of default, (ii) a Low Debt Service Trigger Period or (iii) a Mezzanine Trigger Period. A Trigger Period will cease to exist, if (a) with respect to clause (i), upon the cure of such event of default, (b) with respect to clause (ii), the Low Debt Service Trigger Period has ended or (c) with respect to clause (iii), the Mezzanine Trigger Period has ended.

A “Low Debt Service Trigger Period” will commence if, as of the last day of any calendar quarter, the 225 Liberty Street Loan debt service coverage ratio (based on the combined senior notes and junior notes totaling $900,000,000) falls below 1.35x. A Low Debt Service Trigger Period will cease to exist if the debt service coverage ratio exceeds 1.35x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

225 Liberty Street New York, NY 10281	Collateral Asset Summary – Loan No. 5 225 Liberty Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 32.8% 3.13x 16.0%

A “Mezzanine Trigger Period” will commence and continue for as long as any mezzanine loan is outstanding.

A “Master Retail Lease Trigger Period” will commence if (i) a monetary default under the Master Retail Lease has occurred and is continuing beyond any notice and cure periods; (ii) a material non-monetary default has occurred and is continuing beyond any notice and cure periods; or (iii) the Master Retail Lease is terminated. A Master Retail Lease Trigger Period will cease to exist, with respect to clauses (i) and (ii), upon the cure of all defaults under the Master Retail Lease and, with respect to clause (iii), upon the borrower leasing the entire Retail Component pursuant to a new master retail lease with a retail tenant, each reasonably satisfactory to the lender.

Initial Reserves.    At loan origination, the borrower deposited (i) a total of $80,810,295 into the free rent reserve account, of which $66,322,369 relates to the lease with Time Inc., $14,029,414 relates to the lease with Hudson’s Bay Company and $458,512 relates to the lease with D’Amato & Lynch. In addition, pursuant to existing leases at the 225 Liberty Street Property, the borrower is obligated to pay allowances for tenant improvements in the aggregate amount of $72,789,685. The 225 Liberty Street Whole Loan documents provide for a guaranty from the Reserve Guarantor for the full amount of such unfunded tenant improvements obligations (the “Rollover Guaranty”). If at any time while the Rollover Guaranty remains in effect, the Reserve Guarantor fails to maintain a corporate credit rating/issuer credit rating (long-term local and foreign) from S&P of at least “BBB-” (which will not be dependent on the rating “outlook” or “trend”), the borrower will be required, within ten days of such failure, to either (i) provide a replacement rollover guaranty in substantially the same form as the Rollover Guaranty from an approved replacement reserve guarantor, which guarantees the same amount as the Rollover Guaranty being replaced, and obtain a rating agency confirmation in connection therewith, or (ii) deposit cash into the rollover account, or deliver to the lender a letter of credit, in either case in an amount equal to the sum of all amounts then guaranteed by the Rollover Guaranty.

Ongoing Reserves.    During the continuance of a Trigger Period, the borrower is required to deposit, with respect to the tax and insurance reserves only, a True Up Payment (as defined below) within 10 days after notice from the lender specifying the amount of the payment and, on each monthly payment date, an amount equal to (i) 1/12 of the taxes payable in the next 12 months, (ii) provided an acceptable blanket policy is no longer in place 1/12 of the insurance premiums payable in the next 12 months, (iii) $60,688 for annual capital expenditures and (iv) the ground rent payable for the succeeding month (to be deposited into the ground rent subaccount).

A “True Up Payment” means the payment of a sum which, together with any applicable monthly deposits already in the applicable account, will be sufficient to discharge the obligations and liabilities for which such account was established as and when such amounts become due and payable.

During the continuance of a Mezzanine Trigger Period or Low Debt Service Trigger Period, the lender will cause all excess cash flow to be deposited into the cash collateral reserve.

During the continuance of a Master Retail Lease Trigger Period, the borrower is required to deposit into the master retail lease reserve all tenant improvement and leasing commission expenses the borrower becomes directly liable for pursuant to retail subleases as a result of a Master Retail Lease termination event.

Current Mezzanine or Subordinate Indebtedness.    The 225 Liberty Street Whole Loan includes three junior notes with an aggregate original principal balance of $441,000,000 that were contributed to the LBTY 2016-225L transaction. See “Description of the Mortgage Pool–The Whole Loans—The Non-Serviced Whole Loan—The 225 Liberty Street Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. The 225 Liberty Street Whole Loan permits an affiliate of the borrower to obtain future mezzanine financing provided, among other conditions, the maximum principal amount of the mezzanine loan will not exceed the lesser of (i) $150,000,000 and (ii) the highest amount which would result in (a) a combined LTV no greater than 95% of a 60.8% LTV, (b) a combined DSCR no less than 110% of a 1.55x DSCR and (c) a combined debt yield no less than 110% of a 7.33% debt yield, in each case, taking into account the 225 Liberty Street Whole Loan balance.

Ground Lease. The 225 Liberty Street Property is subject to a long-term ground lease with the Battery Park City Authority (“BPCA”) that expires on June 17, 2069 (the “Ground Lease”). Pursuant to the Ground Lease, there are four principal components to the annual ground rent payment: (i) a fixed $5.1 million annual payment with no scheduled increases, subject to certain conditions set forth in the Ground Lease (the “Base Rent”), (ii) an annual retail rent for the retail component (based on the greater of a fixed and percentage retail rent) which rent, so long as the borrower does not lease any retail space that is not leased to the Retail Master Tenant pursuant to the Master Retail Lease, is the responsibility of the Retail Master Tenant and is currently estimated to be approximately $1.2 million for the calendar year 2016, (iii) an amount (the “Other Rent”) equal to the greater of (a) $0.75 per rentable sq. ft. of space at the Brookfield Place Complex which is rented for purposes other than office or retail and (b) 10.0% of the annual gross income from such space, which rent is the responsibility of the Retail Master Tenant, and (iv) the PILOT payments (as described below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

225 Liberty Street New York, NY 10281	Collateral Asset Summary – Loan No. 5 225 Liberty Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 32.8% 3.13x 16.0%

The borrower is entitled, subject to certain conditions, to a 10-year rent abatement in ground rent in the amount of $1.0 million per annum. If and to the extent received by the borrower, pursuant to the terms of The Bank of New York Mellon lease, up to the entire $1.0 million ground rent abatement will be passed through to The Bank of New York Mellon, as a credit against rent in equal monthly installments. At the expiration of the rent abatement, The Bank of New York Mellon will no longer receive the up to $1.0 million rent credit and the annual ground rent payment payable by the borrower will remain flat at $5.1 million.

PILOT. The 225 Liberty Street Property benefits from a payments in lieu of taxes (“PILOT”) program from the BPCA. Pursuant to the Ground Lease, the borrower is obligated to the BPCA to make PILOT payments, as the 225 Liberty Street Property is not subject to real estate taxes by reason of its ownership by the BPCA. PILOT payments are based on the assessed values provided by the City of New York to the BPCA, and are therefore equivalent to real estate taxes provided by the City of New York. There is no economic benefit to having the PILOT since the taxes are the same as if the City of New York were taxing the 225 Liberty Street Property.

Pursuant to the Master Retail Lease, the Retail Master Tenant is required to pay its pro rata share (currently 7.4310%) of such PILOT payments payable by the borrower to the BPCA, but only after first subtracting therefrom certain sums which may be received by the borrower from other ground lease tenants at the Brookfield Place Complex (which other ground lease tenants do not own any interest in the 225 Liberty Street Property) with respect to PILOT payments for the Winter Garden and the Liberty Street Bridge (such net amount, the “Retail Master Tenant PILOT Payments”). The net PILOT payments of $17,119,499 are payable by the borrower for the 2015-2016 tax year, following reimbursement of the Retail Master Tenant PILOT Payments and payment obligations of other ground lease tenants at the Brookfield Place Complex with respect to their allocable share of PILOT payments allocated to the Winter Garden and the Liberty Street Bridge.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

225 Liberty Street New York, NY 10281	Collateral Asset Summary – Loan No. 5 225 Liberty Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 32.8% 3.13x 16.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

225 Liberty Street New York, NY 10281	Collateral Asset Summary – Loan No. 5 225 Liberty Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,500,000 32.8% 3.13x 16.0%

CARTIFACT
225 Liberty Street
225 Liberty Street
New York, NY 10281
Hudson River
BATTERY PARK CITY
Winter Garden
Brookfield Place
250 Vesey
200 Vesey
200 Liberty
The Conrad
200 West Street
Goldman Sachs
Gateway Plaza
One World Trade Center
Two World Trade Center
Three World Trade Center
Four World Trade Center
World Trade Center Transportation Hub & Westfield Retail
Museum Entrance Hall
North Pool
South Pool
Four Seasons Residences
Woolworth Bldg
American Stock Exchange
Trinity Church
1 Liberty Plaza
1 Wall
25 Broadway
26 Broadway
WEST STREET
VESEY STREET
LIBERTY STREET
CEDAR STREET
WARREN STREET
MURRAY STREET
CHAMBERS STREET
PARK PLACE
BARCLAY STREET
ALBANY STREET
RECTOR STREET
WEST THAMES STREET
NORTH END AVENUE
BROOKLYN BATTERY TUNNEL
New York
MANHATTAN
BROOKLYN
Jersey City
Hoboken
Midtown
SoHo
Astoria
Upper West Side
Upper East Side
Central Park
Times Square
Empire State Building
Financial District

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

(THIS PAGE INTENTIONALLY LEFT BLANK)

75

600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 54.5% 1.61x 8.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 54.5% 1.61x 8.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Stanley Cayre; Stanley Chera; Harry Adjmi
Borrower:	600 Broadway Partners LLC
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	4.9%
Interest Rate:	4.6900%
Payment Date:	6th of each month
First Payment Date:	February 6, 2016
Maturity Date:	January 6, 2026
Amortization:	Interest Only
Additional Debt(1):	$80,000,000 Pari Passu Debt
Call Protection(2):	L(27), D(88), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$259,197	$259,197
Insurance:	$0	Springing
Replacement:	$0	$1,093
TI/LC:	$0	$7,288
A&F Credit:	$5,000,000	$0
A&F Leasing:	Springing	$0

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$1,553
Balloon Balance / Sq. Ft.:	$1,553
Cut-off Date LTV:	54.5%
Balloon LTV:	54.5%
Underwritten NOI DSCR:	1.67x
Underwritten NCF DSCR:	1.61x
Underwritten NOI Debt Yield:	8.0%
Underwritten NCF Debt Yield:	7.7%
Underwritten NOI Debt Yield at Balloon:	8.0%
Underwritten NCF Debt Yield at Balloon:	7.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1900 / 2008
Total Sq. Ft.:	77,280
Property Management:	ACHS Management Corp.
Underwritten NOI:	$9,550,149
Underwritten NCF:	$9,199,870
Appraised Value(5):	$220,000,000
Appraisal Date:	December 14, 2015

Historical NOI
Most Recent NOI:	$10,135,705 (T-12 October 31, 2015)
2014 NOI:	$9,761,011 (December 31, 2014)
2013 NOI:	$9,194,451 (December 31, 2013)
2012 NOI:	$8,917,959 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (December 1, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	The 600 Broadway Whole Loan is evidenced by eight pari passu notes in the aggregate original principal amount of $120.0 million. The controlling Note A-4 and non-controlling Note A-5-1 and non-controlling Note A-5-2 with an aggregate original principal balance of $40.0 million will be included in the DBJPM 2016-C1 mortgage trust. The non-controlling Note A-1, non-controlling Note A-2-1 and non-controlling Note A-3, with an aggregate original principal balance of $50.0 million, are expected to be included in the CGCMT 2016-P3 mortgage trust. The non-controlling Note A-2-2, with an original principal balance of $10.0 million is expected to be held by The Bank of New York Mellon (“BNYM”) or its affiliates and contributed to one or more future securitizations, and the non-controlling Note A-6, with an original principal balance of $20.0 million, is expected to be held by GACC or its affiliates and contributed to one or more future securitizations (or may be sold to BNYM or its affiliate and contributed to one or more future securitizations). For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of February 6, 2016. Defeasance of the full $120.0 million 600 Broadway Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 18, 2018. The assumed lockout period of 27 payments is based on the expected DBJPM 2016-C1 securitization closing date in April 2016. The actual lockout period may be longer.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 600 Broadway Whole Loan.

(5)	The Appraised Value represents the “As-Is” Appraised Value. The appraiser concluded an “As Dark” Appraised Value of $191.0 million, which results in a Cut-off Date LTV of 62.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 54.5% 1.61x 8.0%

Tenant Summary
Tenant	Ratings	Net Rentable	% of Net	U/W Base	% of Total	Lease
	(Fitch/Moody’s/S&P)(1)	Area (Sq. Ft.)	Rentable Area	Rent PSF	U/W Base Rent	Expiration
Hollister Co.(2)	NR/NR/BB-	30,509	39.5%	$121.33	37.0%	5/31/2028
24 Hour Fitness(3)	NR/NR/NR	30,279	39.2%	$85.08	25.7%	12/17/2023
Abercrombie(2)	NR/NR/BB-	8,246	10.7%	$224.45	18.5%	5/31/2028
Gilly Hicks(2)	NR/NR/BB-	8,246	10.7%	$224.45	18.5%	5/31/2028
Omnipoint(4)	NR/NR/NR	NAP	NAP	$37,080	0.4%	12/31/2018
Total Occupied Collateral		77,280	100.0%	$129.61	100.0%
Vacant		0	0.0%
Total / Wtd. Avg.		77,280	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Hollister Co., Abercrombie and Gilly Hicks, are each a subsidiary of Abercrombie & Fitch (“A&F”), and have one, five-year renewal option and no termination options.The space leased to Gilly Hicks is dark but each of the A&F subsidiary leases are guaranteed by the parent company A&F and are cross-defaulted.

(3)	24 Hour Fitness has three, five-year renewal options and no termination options.

(4)	Omnipoint represents a telecommunications antenna lease.

Lease Rollover Schedule(1)
Year	# of	Total	% of Total	Cumulative	Cumulative	Annual U/W	% U/W	Cumulative %
	Leases	Expiring	Sq. Ft.	Sq. Ft.	% of Sq. Ft.	Base Rent	Base Rent	of U/W
	Expiring	Sq. Ft.	Expiring	Expiring	Expiring	Per Sq.Ft.	Rolling	Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018(2)	1	0	0.0%	0	0.0%	$37,080.00	0.4%	0.4%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.4%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.4%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.4%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.4%
2023	1	30,279	39.2%	30,279	39.2%	$85.08	25.7%	26.1%
2024	0	0	0.0%	30,279	39.2%	$0.00	0.0%	26.1%
2025	0	0	0.0%	30,279	39.2%	$0.00	0.0%	26.1%
2026	0	0	0.0%	30,279	39.2%	$0.00	0.0%	26.1%
Thereafter	3	47,001	60.8%	77,280	100.0%	$157.51	73.9%	100.0%
Vacant	NAP	0	0.0%	77,280	100.0%	NAP	NAP
Total / Wtd. Avg.	5	77,280	100.0%			$129.61	100.0%
(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(2)	The 2018 lease is represented by the Omnipoint telecommunications antenna.

The Loan. The 600 Broadway loan (the “600 Broadway Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 77,280 sq. ft., anchored retail property located in New York, New York (the “600 Broadway Property”) with an Original and Cut-Off Date Balance of $40.0 million. The 600 Broadway Loan is evidenced by the controlling Note A-4 and the non-controlling Note A-5-1 and non-controlling Note A-5-2, with an aggregate original principal balance of $40.0 million, which will be included in the DBJPM 2016-C1 mortgage trust. The non-controlling Note A-1, non-controlling Note A-2-1 and non-controlling Note A-3, with an aggregate original principal balance of $50.0 million, are expected to be included in the CGCMT 2016-P3 mortgage trust. The non-controlling Note A-2-2, with an original principal balance of $10.0 million, will not be included in the trust and is expected to be held by BNYM or an affiliate and contributed to one or more future securitizations, and the non-controlling Note A-6, with an original principal balance of $20.0 million (and, together with the 600 Broadway Loan, Note A-1, Note A-2-1, Note A-2-2 and Note A-3, the “600 Broadway Whole Loan”), will not be included in the trust and is expected to be held by GACC or an affiliate and contributed to one or more future securitizations (or may be sold to BNYM or its affiliate and contributed to one or more future securitizations). The 600 Broadway Whole Loan was co-originated by GACC and BNYM.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 54.5% 1.61x 8.0%

The relationship between the holders of the 600 Broadway Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – The 600 Broadway Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-4, A-5-1 & Note A-5-2	$40,000,000	$40,000,000	DBJPM 2016-C1	Yes
Note A-1, A-2-1, Note A-3	$50,000,000	$50,000,000	CGCMT 2016-P3	No
Note A-2-2	$10,000,000	$10,000,000	BNYM	No
Note A-6	$20,000,000	$20,000,000	GACC	No
Total	$120,000,000	$120,000,000

The 600 Broadway Whole Loan has a 10-year term and pays interest only for the term of the loan. The 600 Broadway Whole Loan accrues interest at a fixed rate equal to 4.6900%. The 600 Broadway Whole Loan proceeds were used to retire existing debt of approximately $69.6 million, pay a swap breakage fee of approximately $2.8 million, fund reserves of approximately $5.3 million, pay closing costs of approximately $4.2 million, and return approximately $38.1 million of equity to the sponsor. Based on the “As-is” appraised value of $220.0 million as of December 14, 2015, the Cut-off Date LTV ratio is 54.5%. In addition, the appraiser concluded an “As Dark” appraised value of $191.0 million, which results in a Cut-off Date LTV ratio of 62.8%. The most recent prior financing of the 600 Broadway Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$120,000,000	100.00%	Loan Payoff	$69,585,845	58.0%
			Swap Breakage Fee	$2,836,000	2.4%
			Reserves	$5,259,197	4.4%
			Closing Costs	$4,196,440	3.5%
			Return of Equity	$38,122,518	31.8%
Total Sources	$120,000,000	100.00%	Total Uses	$120,000,000	100.0%

The Borrower / Sponsor.    The borrower, 600 Broadway Partners LLC, is a New York limited liability company structured to be bankruptcy remote, with two independent directors in its organizational structure. The sponsors of the borrower and non-recourse carve-out guarantors are Stanley Cayre, Stanley Chera and Harry Adjmi, on a joint and several basis.

Stanley Cayre is the co-founder and managing member of Aurora Capital Associates. Over the past 40 years, the Cayre family has invested in various commercial real estate properties and currently manages over 2.5 million sq. ft. of commercial real estate across the United States. Aurora Capital Associates owns over 150 properties throughout the United States.

Stanley Chera is the co-founder of Crown Acquisitions. Crown Acquisitions has acquired and developed billions of dollars of commercial real estate with a current portfolio of over 15 million sq. ft. Focusing on acquiring and repositioning assets, Crowne Acquisitions’ experience extends to major cities including New York, Chicago, Toronto, Philadelphia, Boston and Miami.

Harry Adjmi is a partial owner of the Adjmi Apparel Group, which has designed, produced and distributed fashion apparel since 1976. The Adjmi Apparel Group consists of brands such as Skecher, TapouT, South Pole, Disney, Fila and Champion. Harry Adjmi is a real estate owner throughout Greater New York City owning 110 properties totaling an estimated $220.0 million.

The Property. The 600 Broadway Property is a six-story, plus lower and sub-lower levels retail building consisting of 77,280 sq. ft. in SoHo, New York with frontage spanning from Broadway to Crosby Street. The 600 Broadway Property, was developed in 1900 and recently renovated in 2008. One of the loan sponsors, Stanley Chera, acquired the building in 2006, bought out Pottery Barn (formerly the sole tenant in the building) and created a multi-level retail Abercrombie & Fitch’s Hollister brand New York flagship store. Aurora Capital, headed by Robert Cayre (the son of one of the loan sponsors Stanley Cayre), purchased a 66% interest in the 600 Broadway Property in 2008 for $70.0 million from Stanley Chera. Since 2006, the loan sponsor has invested approximately $6.0 million in the 600 Broadway Property including elevator upgrades and buildout costs for Abercrombie and 24 Hour Fitness. Abercrombie, which includes the subsidiaries Abercrombie, Hollister and Gilly Hicks (the “A&F Subsidiary Leases”), has invested approximately $40.0 million to build out its space.

As of December 1, 2015, the 600 Broadway Property was 100.0% leased to two major tenants, Abercrombie & Fitch (inclusive of Abercrombie, Hollister and Gilly Hicks) and 24 Hour Fitness with Omnipoint leasing 1 sq. ft. for a rooftop antenna. A&F, the parent company of Abercrombie, Hollister and Gilly Hicks occupies 47,001 sq. ft. (60.8% of NRA) at the 600 Broadway Property with Hollister as the major frontage store and an entrance on Broadway. The 47,001 sq. ft. includes the ground floor (8,600 sq. ft.), lower level (8,500 sq. ft.), sub-lower level (9,900 sq. ft.), 2nd floor (10,000 sq. ft.) and 3rd floor (10,000 sq. ft.). 24 Hour Fitness occupies 30,279 sq. ft. (39.2% of NRA) situated on the 4th through 6th floors. The sub-lower level, lower level and 3rd floor leased to A&F are currently dark.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 54.5% 1.61x 8.0%

Prior to origination of the 600 Broadway Whole Loan, A&F had attempted to sublet its space in full, however it has since taken the leased premises off the market. The tenant is permitted to sublet its leased space subject to certain conditions set forth in the related lease, including the prior written consent of the borrower (which may not be unreasonably withheld).

The Abercrombie, Hollister and Gilly Hicks leases are guaranteed by the parent company, A&F, and are cross-defaulted. The Hollister store operating on the ground and 2nd floors is currently closed due to flood damage caused by a pipe burst and coil malfunction that occurred in mid-February 2016. All water-impacted surfaces have been demolished. The tenant is in the process of interviewing general contractors to complete required work, which is the tenant’s responsibility. The repair work is estimated to cost $1.0 million and the Hollister store is expected to re-open in 30 to 90 days.

Major Tenants.

Abercrombie & Fitch (47,001 sq. ft; 60.8% of NRA; 73.9% of U/W Base Rent; rated BB- by S&P) A&F sells men’s, women’s and kids’ casual style apparel and accessories. A&F operates approximately 965 stores across North America, Asia and Europe. In addition, A&F is the parent to the teen-focused apparel store, Hollister and the Aussie-inspired, just-for-girls brand, Gilly Hicks. A&F has averaged $4.0 billion annually in revenue since 2010 and reported revenue of $3.7 billion at year-end 2014. Three A&F subsidiaries took occupancy at the 600 Broadway Property in 2008, each pursuant to a 20-year lease expiring in May 2028. The A&F space is broken into three leases based on three different A&F concepts: Hollister (30,509 sq. ft.), Gilly Hicks (8,246 sq. ft.) and Abercrombie (8,246 sq. ft.), with all leases guaranteed by the parent company A&F and cross-defaulted. Hollister and Abercrombie currently operate on the ground floor and 2nd floors. The sub-lower level, lower level and 3rd floor are dark, as A&F closed the Gilly Hicks concept in 2013. Each A&F subsidiary has one, five-year renewal option and no termination options.

24 Hour Fitness (30,279 sq. ft.; 39.2% of NRA; 25.7% of U/W Base Rent) Founded in 1983, 24 Hour Fitness is a privately owned and operated fitness center chain. The company owns and operates approximately 425 fitness centers with over 4.0 million members in more than 15 states in the United States as well as throughout Asia. 24 Hour Fitness offers aerobic, cardiovascular and weight lifting activities with some facilities featuring squash, racquetball, basketball courts, swimming pools, and steam and sauna rooms. 24 Hour Fitness signed a 15-year lease in 2008, which expires in 2023. 24 Hour Fitness has three, five-year renewal options.

Environmental Matters. The Phase I environmental report dated September 17, 2015 recommended no further action at the 600 Broadway Property other than to implement an operations and maintenance plan for asbestos, which is currently in place.

The Market.    The 600 Broadway Property is located in the SoHo neighborhood in the borough of Manhattan, New York. The SoHo neighborhood is generally bounded by Houston Street to the north; Lafayette Street to the east; Canal Street to the south; and West Broadway to the west. SoHo is surrounded by the neighborhoods of NoHo to the north; Little Italy to the east; TriBeCa to the south; Hudson Square and the West Village to the west. The 600 Broadway Property is located at the southeast corner of East Houston street and Broadway with frontage along Broadway and Crosby Street. Some of the retailers in the SoHo District include Prada, Zara, Fossil, Armani AX, BananaRepublic, Hugo Boss, H&M, TopShop, Uniqlo, Zales, Aeropostale, BeBe, Escade, Victoria’s Secret, Billabong, American Eagle, and J. Crew.

The neighborhood has a transportation network via subway with access to the A, B, C, D, F, M, E and No. 1 and 6 lines along with access to public buses. The Broadway/Lafayette Street Station (B, D, F, M and No. 6 lines) is located three blocks east of the 600 Broadway Property at Houston Street and Broadway. The Prince Street Station (No. 6 line) is also within walking distance of the 600 Broadway Property. The C and E lines are located four blocks southwest of the 600 Broadway Property at the intersection of Vandam Street and 6th Avenue. The No. 1 line is located six blocks west of the 600 Broadway Property at Canal and Varick Streets.

The appraiser identified the following nine properties as sales comparable for the 600 Broadway Property. The comparables range from $1,505 PSF to $6,794 PSF with an average of approximately $2,400 PSF.

Summary of Improved Sales(1)
Name	Property Type	NRA	Date	Sale Price	$/SF NRA
113 Spring Street	Retail/Office	21,395	August 2015	68,000,000	$3,178
5 East 59th Street	Retail/Office	46,074	June 2015	91,000,000	$1,975
470 Broome Street	Retail/Office	20,164	February 2015	55,000,000	$2,728
837 Washington Street	Retail/Office	63,131	February 2015	190,031,705	$3,010
503 Broadway	Retail/Office	41,215	January 2015	280,000,000	$6,794
375 West Broadway	Retail/Office	79,002	April 2014	118,900,000	$1,505
401 West 14th Street	Retail/Office	62,199	December 2013	168,000,000	$2,701
414 West 14th Street	Retail/Office	51,774	December 2013	94,000,000	$1,816
530-536 Broadway	Retail/Office	194,499	October 2013	326,000,000	$1,676
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 54.5% 1.61x 8.0%

According to the appraisal, retail rental rates within the SoHo submarket averaged $535 PSF in the third quarter of 2015, a 5.3% increase from $508 PSF in the second quarter of 2015 and a 13.8% increase from the $470 PSF year-over-year. On Broadway, Prince Street and Spring Street, the average asking rental rate registered $898 PSF with Prince Street registering the highest average asking rent at $1,033 PSF. The SoHo vacancy rate stood at 5.6% as of the third quarter of 2015.

The appraiser concluded to market rents of $650 PSF for the ground floor, $200 PSF for the 2nd floor, $150 PSF for the 3rd floor, $65 PSF for the lower level and $40 PSF for the sub-lower level. The appraiser concluded a blended rate PSF of $213.59 for the 47,001 sq. ft. A&F lease. Eight competitive properties are detailed below.

Summary of Comparable Retail Rentals(1)
Address	Tenant Name	Floor	Commencement Date	Size (SF)	Term (Yrs)	Blended Rent ($/SF/Yr.)
600 Broadway Property(2)	Hollister/Abercrombie/Gilly Hicks(3)	3rd, 2nd, Ground, LL, Sub	5/5/2008	47,001	20	$157.51
510 Broadway	Stance Socks	Grade, LL	7/1/2015	5,000	10	$375.00
116 Prince Street	Slowear	Grade, LL	1/1/2015	2,250	10	$845.00
125 Prince Street	Lululemon	Grade, LL	11/1/2014	4,100	10	$515.00
513 Broadway	True Religion	Grade	7/1/2014	2,900	10	$724.00
561 Broadway	Mango	Grade, LL, Sub	7/1/2014	22,500	10	$233.33
529 Broadway	Nike	Grade, LL, 2-6	5/1/2014	52,941	15	$276.57
518 Broadway	Dune	Grade, LL, Sub, Mezz	4/1/2014	7,500	5	$909.00
545 Broadway	Offering	Grade	12/1/2015	3,675	5	$650.00
Total / Wtd. Avg.(4)				100,866	12.1	$367.67
(1)	Source: Appraisal.

(2)	Based on the rent roll dated December 1, 2015.

(3)	The A&F subsidiaries are all cross-defaulted and guaranteed by the parent company, Abercrombie & Fitch.

(4)	Total / Wtd. Avg. excludes the 600 Broadway Property.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 October 2015	U/W	U/W PSF
Base Rent(1)	$9,139,551	$9,306,197	$9,761,226	$9,910,763	$10,202,372	$132.02
Gross Potential Rent	$9,139,551	$9,306,197	$9,761,226	$9,910,763	$10,202,372	$132.02
Total Recoveries	1,227,105	1,803,766	2,458,068	3,213,519	3,567,639	46.17
Less: Vacancy & Credit Loss(2)	0	0	0	0	(510,119)	(6.60)
Effective Gross Income	$10,366,656	$11,109,963	$12,219,294	$13,124,281	$13,259,893	$171.58
Total Operating Expenses	1,448,697	1,915,512	2,458,284	2,988,576	3,709,744	48.00
Net Operating Income	$8,917,959	$9,194,451	$9,761,011	$10,135,705	$9,550,149	$123.58
TI/LC	0	0	0	0	338,687	4.38
Capital Expenditures	0	0	0	0	11,592	0.15
Net Cash Flow	$8,917,959	$9,194,451	$9,761,011	$10,135,705	$9,199,870	$119.05
(1)	U/W Base Rent includes $186,100 in contractual step rent through June 2016.

(2)	U/W Vacancy represents 5.0% of Gross Potential Rent.

Property Management.    The 600 Broadway Property is managed by ACHS Management Corp., a borrower affiliate.

Lockbox / Cash Management.    The 600 Broadway Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Cash Trap Period exists, all funds in the lockbox account are swept to the borrower’s operating account. Upon the occurrence and during the continuance of a Cash Trap Period, amounts on deposit in the clearing account are required to be swept to a cash management account established and maintained by the lender, and applied to payment of all required payments and reserves as set forth in the 600 Broadway Whole Loan documents.

A “Cash Trap Period” will commence upon the occurrence of (i) an event of default or (ii) the assumed amortizing DSCR falling below 1.10x for two consecutive calendar quarters and will end upon (assuming no other Cash Trap Period is then continuing) (a) with respect to clause (i), the date on which such event of default is cured and (b) with respect to clause (ii), the assumed amortizing DSCR is at least 1.10x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 54.5% 1.61x 8.0%

Initial Reserves.   At origination, the borrower deposited (i) $259,197 into a tax reserve account and (ii) $5,000,000 into a reserve account (the “A&F Credit Reserve Account”). Funds in the A&F Credit Reserve Account are to be applied to debt service shortfalls, and are required to be released to borrower upon (x) borrower replacing the tenants under the A&F Subsidiary Leases with one or more “Investment Grade” tenants (as rated by two or more rating agencies) or (y) A&F credit rating being upgraded to “Investment Grade” by two or more rating agencies; provided that (1) no event of default is then continuing, (2) no Cash Trap Period is then continuing and (3) no A&F Leasing Reserve Trigger Event (defined below) has occurred.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $259,197, into a tax reserve account, (ii) $1,093 into a replacement reserve account and (iii) $7,288 into a TI/LC reserve account. In addition, upon the occurrence of an A&F Leasing Reserve Trigger Event (as defined below), the borrower is required to make a one-time deposit in an amount equal to $3,500,000 into a reserve account (the “A&F Leasing Reserve”). Funds in the A&F Leasing Reserve will be released to borrower for qualified leasing expenses in connection with re-leasing the A&F space. Once the A&F space has been fully leased to one or more replacement tenants at a market net effective rental rate greater than or equal to the then-current net effective rent under the A&F subsidiary leases (and such replacement tenants have taken occupancy and are paying full unabated rent), then, provided no event of default under the 600 Broadway Loan or Cash Trap Period is then continuing, funds remaining in the A&F Leasing Reserve will be disbursed to the borrower. In addition, upon notice from the lender, the borrower will be required to deposit 1/12 of the annual insurance premiums into an insurance reserve account if (i) an event of default has occurred, (ii) blanket or umbrella policy approved by the lender in its reasonable discretion is no longer in place, (iii) the borrower fails to provide evidence of renewal of insurance or (iv) the borrower fails to provide evidence that the insurance premiums have been paid.

A “A&F Leasing Reserve Trigger Event” will commence upon the earlier to occur of (i) the date that A&F commits a monetary or material non-monetary default under any A&F lease, (ii) the date upon which A&F terminates or gives notice of its intent to terminate any A&F lease, and (iii) an bankruptcy or insolvency proceeding of any A&F subsidiary.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

600 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 6 600 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 54.5% 1.61x 8.0%

CARTIFACT
New York University
Washington Square Park
GREENWICH VILLAGE
NOHO
SOHO
NOLITA
LITTLE ITALY
LIGHTING DISTRICT
600 Broadway
600 Broadway
New York, NY 10012
Cooper Square
WASHINGTON SQUARE SOUTH
WASHINGTON PLACE
W 3RD STREET
BLEECKER STREET
WEST HOUSTON STREET
PRINCE STREET
SPRING STREET
BROOME STREET
KENMARE STREET
HOWARD STREET
CANAL STREET
GREAT JONES STREET
E 4TH STREET
E 2ND STREET
E 1ST STREET
BROADWAY
CROSBY STREET
LAFAYETTE STREET
CENTRE STREET
MULBERRY STREET
MOTT STREET
THE BOWERY
NYU Silver Towers
NYU Sports Center
NYU Washington Square Village
Marble Cemetery
Old St Patrick's Church
St Patrick's School
Prada
Armani
Supreme
Bloomingdale's
Crosby St Hotel
New York
MANHATTAN
BROOKLYN
Upper West Side
Upper East Side
Central Park
Midtown
Times Square
Rockefeller Center
Empire State Building
United Nations
Long Island City
Astoria
West New York
Hoboken
Jersey City
Financial District
SoHo
NYL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

1701 Collins Avenue Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 7 SLS South Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.0% 2.10x 10.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

1701 Collins Avenue Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 7 SLS South Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.0% 2.10x 10.5%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Acquisition
Sponsor:	GoldenPeaks Capital
Borrower:	1701 Miami (Owner) LLC; 1701 Miami (Operator) LLC
Original Balance(1):	$35,000,000
Cut-off Date Balance(1):	$35,000,000
% by Initial UPB:	4.3%
Interest Rate:	4.9400%
Payment Date:	1st of each month
First Payment Date:	April 1, 2016
Maturity Date:	March 1, 2021
Amortization:	Interest Only
Additional Debt(1):	$33,750,000 Pari Passu Debt
Call Protection(2):	L(25), D(32), O(3)
Lockbox / Cash Management:	Soft Springing Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$35,585	$1,947
FF&E:	$0	Springing

Financial Information(4)
Cut-off Date Balance / Room:	$491,071
Balloon Balance / Room:	$491,071
Cut-off Date LTV:	55.0%
Balloon LTV:	55.0%
Underwritten NOI DSCR:	2.10x
Underwritten NCF DSCR:	2.10x
Underwritten NOI Debt Yield:	10.5%
Underwritten NCF Debt Yield:	10.5%
Underwritten NOI Debt Yield at Balloon:	10.5%
Underwritten NCF Debt Yield at Balloon:	10.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Miami Beach, FL
Year Built / Renovated:	1939, 2012 / 2012
Total Rooms:	140
Property Management:	SBE Hotel Management, LLC
Underwritten NOI:	$7,235,350
Underwritten NCF:	$7,235,350
Appraised Value(5):	$125,000,000
Appraisal Date:	January 1, 2016

Historical NOI
Most Recent NOI:	$6,996,218 (December 31, 2015)
2014 NOI:	$7,560,301 (December 31, 2014)
2013 NOI:	$6,291,121 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	72.6% (December 31, 2015)
2014 Occupancy:	76.4% (December 31, 2014)
2013 Occupancy:	74.9% (December 31, 2013)
(1)	The SLS South Beach Whole Loan is evidenced by two pari passu notes in the aggregate original principal balance of $68.75 million. The controlling Note A-1, with an original principal balance of $35.0 million, will be included in the DBJPM 2016-C1 mortgage trust. The non-controlling Note A-2 with an original principal balance of $33.75 million will not be included in the trust and is expected to be held by JPMCB or an affiliate and contributed to one or more future securitizations. For additional information on the pari passu companion loan, see “The Loan” herein.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of April 1, 2016. Defeasance of the full $68.75 million SLS South Beach Whole Loan is permitted after the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected DBJPM 2016-C1 securitization closing date in April 2016. The actual lockout period may be longer.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate SLS South Beach Whole Loan.
(5)	As of January 1, 2016, the appraiser’s concluded land value attributable to the SLS South Beach Property was approximately $54.8 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

1701 Collins Avenue Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 7 SLS South Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.0% 2.10x 10.5%

Historical Occupancy, ADR, RevPAR(1)
	SLS South Beach Property(2)			Competitive Set(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	74.9%	$417.00	$312.34	74.1%	$497.13	$368.51	101.1%	83.9%	84.8%
2014	76.4%	$431.75	$329.99	73.3%	$513.50	$376.22	104.2%	84.1%	87.7%
2015	72.6%	$415.00	$301.13	71.3%	$498.05	$355.21	101.8%	83.3%	84.8%
(1)	The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the SLS South Beach Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the SLS South Beach Property are based on operating statements provided by the loan sponsors.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on a travel research report.
(4)	Penetration Factor is calculated based on data provided by a travel research report for the competitive set and borrower-provided operating statements for the SLS South Beach Property.

The Loan.    The SLS South Beach loan (the “SLS South Beach Loan”) is a $35.0 million fixed rate loan secured by the borrower’s fee simple interest in a 140-room full service hotel located at 1701 Collins Avenue in Miami Beach, Florida (the “SLS South Beach Property”). The SLS South Beach Loan is evidenced by the controlling Note A-1 with an Original Balance of $35.0 million, which will be included in the DBJPM 2016-C1 mortgage trust. The pari passu non-controlling Note A-2 with an original principal balance of $33.75 million (and, together with the SLS South Beach Loan, the “SLS South Beach Whole Loan”), will not be included in the trust and is expected to be held by JPMCB or an affiliate and is expected to be contributed to one or more future securitizations.

The relationship between the holders of the SLS South Beach Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–SLS South Beach Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$35,000,000	$35,000,000	DBJPM 2016-C1	Yes
Note A-2	$33,750,000	$33,750,000	JPMCB	No
Total	$68,750,000	$68,750,000

The SLS South Beach Loan has a 5-year term and pays interest only for the term of the loan. The SLS South Beach Loan accrues interest at a fixed rate equal to 4.9400%. The SLS South Beach Whole Loan proceeds, along with approximately $57.9 million in sponsor equity, were used to facilitate the purchase of the SLS South Beach Property for approximately $125.0 million, fund reserves and pay closing costs of approximately $1.6 million. Based on the “As-is” appraised value of $125.0 million as of January 1, 2016, the Cut-off Date LTV is 55.0%. The most recent prior financing of the SLS South Beach Property was not included in a securitization.

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$68,750,000	54.3%	Purchase Price	$125,000,000	98.7%
Sponsor Equity	$57,927,932	45.7%	Closing Costs	$1,642,347	1.3%
			Reserves	$35,585	0.0%
Total Sources	$126,677,932	100.0%	Total Uses	$126,677,932	100.0%
(1)	GoldenPeaks Capital, the loan sponsor, purchased the SLS South Beach Property for $125.0 million in June 2015 in an all-cash transaction. Proceeds of the SLS South Beach Whole Loan were subsequently used to return equity to the sponsor.

The Borrower / Sponsor.    The borrowers are 1701 Miami (Owner) LLC and 1701 Miami (Operator) LLC, each a single purpose Florida limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The SLS South Beach Property is operated by one of the borrowers pursuant to an operating lease between the two borrowers. The sponsor of the borrowers is GoldenPeaks Capital. The SLS South Beach Whole Loan is not structured with a non-recourse carve-out guarantor, and the borrowers are the sole parties liable for any breach or violation of the non-recourse provisions in the SLS South Beach Whole Loan documents and the environmental indemnity.

GoldenPeaks Capital is an investment fund founded by Adriano Agosti in 1995, based in Zurich, Switzerland. Since 1995, firms under Adriano Agosti’s ownership have purchased, developed and disposed of approximately $2.0 billion worth of real estate through Switzerland and the United Kingdom. GoldenPeaks’ founder, Adriano Agosti, spent the first 15 years of his career as a private real estate investor in Switzerland before founding GoldenPeaks Capital in 1995.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

1701 Collins Avenue Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 7 SLS South Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.0% 2.10x 10.5%

The Property. The SLS South Beach Property is a 140-room full service hotel located in Miami Beach, Florida. The SLS South Beach Property, built in 1939 and most recently renovated in 2012, consists of a 13-story main building and a separate two-story structure featuring 10 villa-suites. The hotel is located in the South Beach neighborhood of Miami Beach at the intersection of Collins Avenue and 17th Street on the beachfront side of Collins Avenue among a stretch of South Beach’s most prominent art deco hotels. The hotel benefits from its direct access to the beach and ocean views, a primary attraction for international and domestic tourism, as well as local entertainment. The appraiser’s concluded land value as of January 1, 2016, based on comparable South Beach located beachfront properties, was approximately $54.8 million. The SLS South Beach Property is located two blocks from Lincoln Road, consisting of a 10-block pedestrian-friendly upscale shopping district, including boutique shopping, as well as outdoor cafes and restaurants.

The SLS South Beach Property was initially built as an independent Ritz Plaza hotel in 1939. SBE Hotels, an affiliate of the current property manager, along with institutional partners acquired the hotel in 2004 at an initial cost of $24.0 million and subsequently converted the SLS South Beach Property to the 140-room SLS South Beach hotel for a reported cost of $80.0 million. The conversion consisted of a full-scale renovation to the existing 13-story structure, as well as the construction of the secondary two-story structure, comprising of the 10 villa-suites. The rebranding and renovation also included the addition of food and beverage outlets and upgrades to amenities. The SLS South Beach, in its current form, opened in 2012. The previous sponsor, an affiliate of the current property manager, SBE Hotels Management, LLC (“SBE Hotels”), spent an additional $1.7 million between 2013 and 2015 on general property maintenance for both rooms and amenities. The loan sponsor, GoldenPeaks Capital, acquired the SLS South Beach Property in June 2015 for approximately $125.0 million ($892,857 per room). Prior to GoldenPeaks’ acquisition of the SLS South Beach Property in June 2015, SBE Hotels executed a 15-year management agreement, retaining management and branding responsibilities for the SLS South Beach Property.

The hotel is currently configured with 84 king guestrooms, 18 queen guestrooms, 24 double/double guestrooms and 14 suites (10 of which are villa-suites located in the secondary expansion space). Standard guestrooms average approximately 200 sq. ft. in size with standard amenities including HDTV, iPod docking stations, complimentary WiFi and mini-bar. Suites range in size from 504 to 1,117 sq. ft., most of which feature outdoor space and ocean views.

Amenities at the SLS South Beach Property include two restaurants, three bar and lounge areas, a fitness center, a salon, two outdoor swimming pools and 1,560 sq. ft. of meeting and event space, as well as private beachside access. The hotel’s two primary eateries, Bazaar and Katsuya, are primary attractions at the hotel, collectively accounting for a substantial portion of underwritten revenues. The Bazaar restaurant is managed by James Beard award winning chef Jose Andres and features a blend of Spanish and locally influenced Latin cuisines, served in both indoor and outdoor settings. The Katsuya Restaurant is managed by chef Katsuya Uechi and features fresh takes on Japanese classics with Philippe Starck’s interiors. Food and beverage outlets also include the Terrace, Bar Centro and in-room dining, which along with Bazaar, are all managed under a consulting agreement with chef Jose Andres. Revenues generated from the hotel’s food and beverage outlets are attributable directly to the borrowers, with a consulting fee paid to each restaurant manager as a percent of revenues. The hotel’s primary lounge is the Hyde Beach Club, which features 8,870 sq. ft. of indoor and outdoor space providing direct access to both the beach and poolside.

Environmental Matters.    The Phase I environmental report dated January 11, 2016 recommended no further action at the SLS South Beach Property other than the implementation of an operations and maintenance agreement for asbestos-containing materials.

The Market. The SLS South Beach Property is located in the South Beach neighborhood of the Miami-Dade metropolitan area. Land use in the neighborhood largely consists of hotels, restaurants and retail, all conducive to the area’s primary demand driver of domestic and international tourism. According to the appraisal, Miami is a top North American travel destination for international travelers to the United States, particularly Latin American travelers who accounted for over 5.0 million visitors in 2014. Overnight visitors, including international tourism, accounted for an estimated $23.8 billion in direct expenditures in the greater Miami area in 2014. Per the appraisal, Miami International Airport, located approximately 12 miles from the SLS South Beach Property, had a passenger volume of approximately 44.4 million in 2015, an 8.3% year-over-year increase from 2014. The South Beach market also exhibits high barriers to entry for beachfront properties, as developable land is scarce and exceedingly expensive.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

1701 Collins Avenue Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 7 SLS South Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.0% 2.10x 10.5%

The primary competitive set for the SLS South Beach Property consists of six hotels, which range in size from 93 to 375 rooms and contain an aggregate of 1,451 rooms. The appraiser determined that there are approximately 5,882 new rooms expected to come online in the greater Miami area by 2019; however, those properties identified are not expected to be directly competitive with the SLS South Beach Property. The proposed new supply is largely located outside of Miami Beach and does not benefit from the demand drivers specific to the South Beach neighborhood.

Primary Competitive Set(1)
Property	Rooms	Year Opened	Estimated 2015 Occupancy(2)	Estimated 2015 ADR(2)	Estimated 2015 RevPAR(2)
SLS South Beach Property	140	1939, 2012	74%	$420	$311
Sagamore The Art Hotel	93	1948	72%	$415	$299
Delano South Beach	193	1995	72%	$445	$320
Shore Club Hotel	308	1947	74%	$415	$307
The Ritz-Carlton, South Beach	375	2004	75%	$570	$428
The Setai Miami Beach	135	2004	57%	$620	$353
W South Beach	347	2009	68%	$540	$367
Total / Wtd. Avg.(3)	1,451		71%	$508	$358
(1)	Source: Appraisal.
(2)	Estimated 2015 Occupancy, ADR and RevPAR represent estimates from the appraisal. The minor variances between the underwriting, the travel research report and the above table with respect to Occupancy, ADR and RevPAR at the SLS South Beach Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Total / Wtd. Avg. does not include the SLS South Beach Property.

The appraiser determined demand segmentation of 70% leisure, 15% commercial and 15% meeting and group for the SLS South Beach Property. The market demand mix is presented in the table below:

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting and Group	Leisure
SLS South Beach Property	140	15%	15%	70%
Sagamore The Art Hotel	93	20%	20%	60%
Delano South Beach	193	20%	20%	60%
Shore Club Hotel	308	20%	20%	60%
The Ritz-Carlton, South Beach	375	50%	30%	20%
The Setai Miami Beach	135	30%	20%	50%
W South Beach	347	50%	30%	20%
Total / Wtd. Avg.(2)	1,451	36%	25%	39%
(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. does not include the SLS South Beach Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

1701 Collins Avenue Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 7 SLS South Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.0% 2.10x 10.5%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	U/W	U/W per Room	% of Total Revenue(1)
Occupancy	74.9%	76.4%	72.6%	72.6%
ADR	$417.00	$431.75	$415.00	$415.00
RevPAR(2)	$312.34	$329.99	$301.13	$301.13

Room Revenue	$15,960,758	$16,862,454	$15,387,678	$15,387,785	$109,913	32.8%
F&B Revenue	29,338,173	32,256,809	31,377,127	29,338,173	209,558	62.5%
Other Departmental Revenue(3)	2,147,878	2,337,386	2,217,042	2,217,042	15,836	4.7%
Total Revenue	$47,446,809	$51,456,649	$48,981,847	$46,943,000	$335,307	100.0%
Room Expense	4,173,559	4,222,895	3,837,650	3,837,677	27,412	24.9%
F&B Expense	22,974,594	24,840,576	23,237,756	21,727,716	155,198	74.1%
Other Departmental Expense	1,124,062	1,260,437	1,737,621	933,275	6,666	42.1%
Total Departmental Profit	$19,174,594	$21,132,741	$20,168,820	$20,444,332	$146,031	43.6%
Undistributed Expenses	6,903,432	7,216,675	6,948,196	6,658,981	47,564	14.2%
Gross Operating Profit	$12,271,162	$13,916,066	$13,220,624	$13,785,352	$98,467	29.4%
Management Fee(4)	2,294,694	2,546,628	2,510,575	2,347,150	16,765	5.0%
Total Fixed Charges	2,166,771	2,166,935	2,157,010	2,707,195	19,337	5.8%
FF&E(5)	1,518,576	1,642,202	1,556,821	1,495,657	10,683	3.2%
Net Operating Income	$6,291,121	$7,560,301	$6,996,218	$7,235,350	$51,681	15.4%
Net Cash Flow	$6,291,121	$7,560,301	$6,996,218	$7,235,350	$51,681	15.4%
(1)	% of Total Revenue for Room Expense, F&B Expense and Other Departmental Expense is based on their corresponding revenue line items.
(2)	The decline in 2015 RevPAR is primarily attributable to 1,779 rooms that were added to the Miami Beach market in 2015. According to the appraisal, there is currently no projected new supply that is deemed directly competitive with the SLS South Beach Property.
(3)	Other Departmental Revenue is inclusive of revenues associated with hotel minibar, parking, resort fees, cancellation fees, laundry and in room movies/games.
(4)	U/W Management Fee is 5.0% of gross revenues.
(5)	U/W FF&E represents 3.2% of gross revenues, consisting of 3% on F&B Revenue and 4% on Room Revenue.

Property Management.    The SLS South Beach Property is managed by SBE Hotel Management, LLC, an affiliate of the previous sponsor. The management agreement commenced in June 2015 for a term of 15 years, expiring on June 5, 2030. The property manager is entitled to a management fee of 5.0% of gross revenues, which is payable monthly, as well as an incentive fee equal to 15.0% of the amount by which the net operating income exceeds an investment return of 5.5% per year on the owner’s costs. At origination, the lender and property manager entered into a subordination, non-disturbance and attornment agreement, which subordinates the management agreement to the SLS South Beach Whole Loan and provides that so long as (i) the property manager is not in default (beyond any grace or cure period) in the payment of amounts due or the performance of any of its obligations under the agreement and (ii) the management agreement has not been terminated in accordance with its terms, the rights of the property manager under the agreement will remain undisturbed for the remainder of the term of the management agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

1701 Collins Avenue Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 7 SLS South Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.0% 2.10x 10.5%

Lockbox / Cash Management.    The SLS South Beach Whole Loan is structured with a soft springing hard lockbox and springing cash management. The requirement for a separate lockbox account under the SLS South Beach Whole Loan documents is waived to the extent that (i) the management agreement is in full force and effect and (ii) the property manager is depositing all amounts payable to the borrowers under the management agreement directly into the cash management account. If the conditions set forth in the prior sentence are not satisfied, the SLS South Beach Whole Loan documents require that (i) the borrowers establish a lender controlled lockbox account and (ii) all revenues be deposited directly by credit card companies and tenants into the lockbox account. To the extent the lockbox account has been established, all funds in the lockbox account are swept each business day to the cash management account. Prior to the occurrence of an Excess Cash Sweep Period as described below, all funds on deposit in the cash management account, less the specified minimum account balance, are required to be transferred to the borrowers. During an Excess Cash Sweep Period, the funds on deposit in the cash management account will be disbursed in accordance with the provisions of the SLS South Beach Whole Loan documents, and excess cash flow after the payment of debt service, required reserves and operating expenses is required to be held as additional collateral for the SLS South Beach Whole Loan.

An “Excess Cash Sweep Period” will commence upon (i) an event of default under the SLS South Beach Whole Loan documents, (ii) any bankruptcy action of the borrowers or property manager and (iii) the date that the debt service coverage ratio as of the last day of any calendar quarter is less than 1.20x based on the trailing 12 month period. Any Excess Cash Sweep Period will end if (a) with respect to clause (i) above, the respective event of default has been cured or waived and no other event of default is then continuing, (b) with respect to clause (ii) above, the property manager is replaced with a qualified property manager under a replacement management agreement within 45 days and (c) with respect to clause (iii), the debt service coverage ratio is 1.25x or greater for two consecutive calendar quarters based on the trailing 12 month period. The borrowers may not cure an Excess Cash Sweep Period (x) more than a total of five times in the aggregate during the term of the SLS South Beach Whole Loan or (y) triggered by a bankruptcy action of the borrowers at any time during the term of the SLS South Beach Whole Loan.

Initial Reserves. At origination, the borrowers deposited $35,585 into an insurance reserve account, of which $31,692 was returned to the borrowers post origination, after the borrowers secured an acceptable blanket insurance policy. The remaining insurance deposit is held in connection with for the borrowers flood coverage held under a separate policy.

Ongoing Reserves. On a monthly basis, the borrowers are required to deposit 1/12 of the annual insurance premiums for flood coverage, which currently equates to $1,947, into an insurance reserve account. The requirement for the borrowers to make monthly deposits for the remaining insurance coverage is waived so long as (i) no event of default under the SLS South Beach Whole Loan documents has occurred and (ii) the borrowers provide evidence that the SLS South Beach Property is insured pursuant to a blanket insurance policy acceptable to the lender. Upon (a) an event of default under the SLS South Beach Whole Loan documents or (b) failure of the borrowers to deliver satisfactory evidence that taxes have been paid by the property manager, the borrowers are required to deposit, on a monthly basis, 1/12 of the estimated annual real estate taxes, based on the trailing 12-month period, into a tax reserve account. Additionally, the borrowers are required to deposit, on a monthly basis, 3.0% of gross income from operations for the calendar month two months prior to such payment date, to the extent that such amount is not reserved with and by the property manager pursuant to the SLS South Beach Whole Loan property management agreement.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

1701 Collins Avenue Miami Beach, FL 33139	Collateral Asset Summary – Loan No. 7 SLS South Beach	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 55.0% 2.10x 10.5%

Hialeah
Hialeah
Miami Springs
Biscayne Park
Bal Harbour
Miami Shores
Surfside
North Bay Village
Miami
MIAMI INTERNATIONAL AIRPORT
Miami Beach
West Miami
Coral Gables
Atlantic Ocean
Biscayne Bay
Key Biscayne
South Miami
Pinetree Park
Polo Park
Fontainebleau Hotel
SoHo Beach House
Four Points by Sheraton
Holiday Inn
Vendome Place
Days Inn Miami Beach
La Tour Condos
Best Western
Thompson Miami Beach
Courtyard Hotel
Mosaic Miami Beach
Caribbean Condos
Westgate South Beach
Tower Forty One
W 41ST ST
Biscaya Hotel
A1A
Faena Hotel Miami Beach
Hotel Riu Plaza Miami Beach
The Palms Hotel & Spa
The Miami Beach EDITION Hotel
2851 N. Collins Avenue
Mirasol Ocean Towers
Oceanfront Plaza
Club Atlantis
The Royal Club
Traymore Hotel
2401 Collins Avenue
W 30TH ST
W 29TH ST
W 28TH ST
Bayshore Municipal Golf Course
Miami Beach Golf Club
Miami Beach Senior High School
SUNSET ISLANDS
Gansevoort Hotel (1 Residences)
W Hotel Miami Beach
Collins Park
Setai Miami Beach Hotel
ATLANTIC OCEAN
Miami Beach
Miami Beach Convention Center
DADE BLVD
A1A
The Fillmore Miami Beach
SLS South Beach
1701 Collins Avenue
Miami Beach, FL 33139
Delano South Beach
Ritz Carlton South Beach
DecoPlage Condominiums
Loews Miami Beach Hotel
Royal Palm Hotel
Il Villaggio
Belle Isle Park
LINCOLN ROAD MALL
Regal Cinemas
Macy's
Flamingo South Beach
WEST AVENUE
Bisayne Bay
Flamingo Park
ART DECO HISTORIC DISTRICT
Lummus Park
Miami Beach Police Dept.
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

9200 Oakdale Avenue Chatsworth, CA 91311	Collateral Asset Summary – Loan No. 8 West Valley Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.2% 1.44x 10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

9200 Oakdale Avenue Chatsworth, CA 91311	Collateral Asset Summary – Loan No. 8 West Valley Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.2% 1.44x 10.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Benjamin Nazarian; Neil Kadisha
Borrower:	Omninet West Valley, LLC
Original Balance:	$35,000,000
Cut-off Date Balance:	$35,000,000
% by Initial UPB:	4.3%
Interest Rate:	4.7800%
Payment Date:	6th of each month
First Payment Date:	May 6, 2016
Maturity Date:	April 6, 2026
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt(2):	Future Unsecured Subordinate Debt
Call Protection:	L(24), D(91), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$103,353	$34,451
Insurance:	$0	Springing
Replacement:	$0	$4,092
TI/LC:	$0	$49,220
Required Repairs:	$28,175	NAP
NLACRC Lease:	$13,021,316	$0
Chase Rent Overage:	$178,599	$0
Free Rent:	$93,122	$0
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$135
Balloon Balance / Sq. Ft.:	$124
Cut-off Date LTV(4):	64.2%
Balloon LTV(4):	59.0%
Underwritten NOI DSCR(5):	1.73x
Underwritten NCF DSCR(5):	1.44x
Underwritten NOI Debt Yield:	10.9%
Underwritten NCF Debt Yield:	9.1%
Underwritten NOI Debt Yield at Balloon:	11.8%
Underwritten NCF Debt Yield at Balloon:	9.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Chatsworth, CA
Year Built / Renovated:	1992 / 2012-2015
Total Sq. Ft.:	258,467
Property Management:	Omninet Property Management, Inc.
Underwritten NOI(6):	$3,811,240
Underwritten NCF:	$3,168,905
“As-is” Appraised Value:	$46,500,000
“As-is” Appraisal Date:	February 2, 2016
“As Complete” Appraised Value(7):	$54,500,000
“As Complete” Appraisal Date(7):	November 1, 2016

Historical NOI
Most Recent NOI:	$2,136,699 (December 31, 2015)
2014 NOI:	$2,779,404 (December 31, 2014)
2013 NOI:	$2,087,969 (December 31, 2013)

Historical Occupancy(8)
Most Recent Occupancy:	87.8% (December 31, 2015)
2014 Occupancy:	70.1% (December 31, 2014)
2013 Occupancy:	72.5% (December 31, 2013)
(1)	The sponsor is also the sponsor of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Jade Corporate Center, which has a Cut-off Date Balance of $18.6 million.

(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	Cut-off Date LTV and Balloon LTV are based on the “As Complete” Appraised Value. Based on the “As-is” Appraised Value, the Cut-off Date LTV and Balloon LTV are 75.3% and 69.2%, respectively.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.25x and 1.87x, respectively.

(6)	The increase in Underwritten NOI is attributed to recent leases signed at the West Valley Corporate Center Property. Three new leases totaling 150,599 sq. ft. commence between February 2015 and November 2016.

(7)	The “As Complete” Appraised Value assumes the completion of the NLACRC Services LLC space.

(8)	At its lease expiration in December 2015, JP Morgan Chase Bank reduced its space at the West Valley Corporate Center Property from 76,102 sq. ft. to its current level of 37,187 sq. ft. The sponsor has re-leased all of the contracted space and signed two additional leases to Mandarich Law Group LLP and DeVry, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

9200 Oakdale Avenue Chatsworth, CA 91311	Collateral Asset Summary – Loan No. 8 West Valley Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.2% 1.44x 10.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

NLACRC Services LLC(2)	NR/NR/NR	93,315	36.1%	$25.20	39.9%	3/31/2027
CRC Services LLC(3)	NR/Caa3/CCC+	42,051	16.3%	$25.80	18.4%	6/30/2022
JP Morgan Chase Bank(4)	A+/A3/A-	37,187	14.4%	$27.54	17.4%	4/30/2017
Ace American Insurance Company(5)	NR/NR/AA	27,184	10.5%	$26.73	12.3%	5/31/2018
Mandarich Law Group LLP(6)	NR/NR/NR	15,233	5.9%	$26.57	6.9%	MTM
DeVry, Inc.(7)	NR/NR/NR	11,951	4.6%	$25.46	5.2%	11/30/2024
Total Occupied Collateral		226,921	87.8%	$25.98	100.0%
Vacant		31,546	12.2%
Total		258,467	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	NLACRC Services LLC is not yet in occupancy. The anticipated lease commencement date is November 1, 2016. NLACRC Services LLC has a one-time option to terminate its lease on the 96th month of its lease term (anticipated to be October 31, 2024), subject to written notice no less than 330 days prior and payment of a termination fee equal to the sum of (i) the unamortized portion of the leasing costs, plus interest compounding at 6.0% per annum beginning on the lease commencement date, plus (ii) an amount equal to one month rent, plus (iii) any monetary obligation owed to the borrower that accrued prior to the date of delivery of the termination fee. NLACRC Services LLC has two, five-year extension options at market rent.

(3)	CRC Services LLC has a one-time option to terminate its lease on November 30, 2020, subject to written notice no less than 270 days prior and payment of a termination fee equal to the sum of (i) the unamortized portion of the leasing costs, plus interest compounding at 9% per annum beginning on March 1, 2015, plus (ii) an amount equal to four months rent payable as of the termination date, plus (iii) any monetary obligation owed to the borrower that accrued prior to the date of delivery of the termination fee. CRC Services LLC has one, five-year renewal option at market rent.

(4)	JP Morgan Chase Bank has two, five-year renewal options at 95.0% of market rent value. The tenant has no termination options.

(5)	Ace American Insurance Company has one, five-year renewal option at market rent. The tenant has no termination options.

(6)	Mandarich Law Group LLP is currently on a month-to-month lease and the tenant has the right to terminate its lease at any time, with 120 days’ written notice.

(7)	DeVry, Inc. has a one-time option to terminate its lease on November 30, 2018, subject to written notice no less than 270 days prior to the termination date and payment of a termination fee equal to the sum of (i) the unamortized portion of the leasing costs, plus interest compounding at 8.0% per annum beginning on the December 1, 2013, plus (ii) an amount equal to six months rent, plus (iii) any monetary obligation owed to the borrower that accrued prior to the date of delivery of the termination fee.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	15,233	5.9%	15,233	5.9%	$26.57	6.9%	6.9%
2016	0	0	0.0%	15,233	5.9%	$0.00	0.0%	6.9%
2017	1	37,187	14.4%	52,420	20.3%	$27.54	17.4%	24.2%
2018	1	27,184	10.5%	79,604	30.8%	$26.73	12.3%	36.6%
2019	0	0	0.0%	79,604	30.8%	$0.00	0.0%	36.6%
2020	0	0	0.0%	79,604	30.8%	$0.00	0.0%	36.6%
2021	0	0	0.0%	79,604	30.8%	$0.00	0.0%	36.6%
2022	1	42,051	16.3%	121,655	47.1%	$25.80	18.4%	55.0%
2023	0	0	0.0%	121,655	47.1%	$0.00	0.0%	55.0%
2024	1	11,951	4.6%	133,606	51.7%	$25.46	5.2%	60.1%
2025	0	0	0.0%	133,606	51.7%	$0.00	0.0%	60.1%
2026	0	0	0.0%	133,606	51.7%	$0.00	0.0%	60.1%
Thereafter	1	93,315	36.1%	226,921	87.8%	$25.20	39.9%	100.0%
Vacant	NAP	31,546	12.2%	258,467	100.0%	NAP	NAP
Total / Wtd. Avg.	6	258,467	100.0%			$25.98	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

9200 Oakdale Avenue Chatsworth, CA 91311	Collateral Asset Summary – Loan No. 8 West Valley Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.2% 1.44x 10.9%

The Loan. The West Valley Corporate Center loan (the “West Valley Corporate Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 258,467 sq. ft., Class A suburban office property located at 9200 Oakdale Avenue in Chatsworth, California (the “West Valley Corporate Center Property”), with an Original and Cut-Off Date Balance of $35.0 million. The West Valley Corporate Center Loan has a 10-year term and amortizes on a 30-year schedule following an initial 60-month interest only period. The West Valley Corporate Center Loan accrues interest at a fixed rate of 4.78000%. Loan proceeds, along with approximately $0.4 million of sponsor equity, were used to retire existing debt of approximately $21.6 million, fund upfront reserves of approximately $13.4 million and pay closing costs of approximately $0.4 million. Based on the “As Complete” appraised value of $54.5 million as of November 1, 2016, the cut-off date LTV is 64.2%. The most recent prior financing of the West Valley Corporate Center Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$35,000,000	98.8%	Loan Payoff	$21,586,338	60.9%
Sponsor Equity	$438,319	1.2%	Reserves	$13,424,565	37.9%
			Closing Costs	$427,417	1.2%
Total Sources	$35,438,319	100.0%	Total Uses	$35,438,319	100.0%

The Borrower / Sponsor. The borrower, Omninet West Valley, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower are Benjamin Nazarian and Neil Kadisha, on a joint and several basis.

Benjamin Nazarian and Neil Kadisha serve as the managing partners of Omninet Capital and have been investing in commercial real estate and venture capital for over 20 years. Omninet pursues direct investments in commercial real estate debt and income producing properties. Neil Kadisha is the Chief Executive Officer of Omninet and also serves on its investment committee. For over 14 years, Neil served on the Board of Directors of Qualcomm and also serves on the boards of various privately held companies and charities. In 2011 there was a civil judgment against Neil for approximately $100 million in connection with Neil serving as a trustee of the trust of a friend’s widow and children. The civil action, entitled Dafna Uzyel, et al. v. Neil Kadisha, as Trustee, et al. included claims involving, among other things, breach of trust and breach of duty of loyalty. The 2006 judgment included an award of $5 million in punitive damages that was based on evidence of Kadisha’s misappropriation of trust assets and his concealment of his actions. The case was on appeal until late 2010, and the judgment was paid in full in 2011. See “Description of the Mortgage Pool – Litigation and Other Considerations” in the Preliminary Prospectus. Ben Nazarian is responsible for Omninet’s overall investment strategy, overseeing acquisitions and the management of its investments, and serves on the Omninet investment committee.

The Property. The West Valley Corporate Center Property is a 10-story, 258,467 sq. ft. Class A office building located in Chatsworth, California. The West Valley Corporate Center Property was constructed in 1992, and has been renovated on an ongoing basis since 2012 with the most recent renovations in 2015. The West Valley Corporate Center Property features many amenities including fountains, landscaping, lawns and pedestrian walkways. Additionally, the building lobby features marble interior walls, granite floors and walls of full height exterior glass. The West Valley Corporate Center Property features the Café Latte Da, which offers light refreshments and also offers space for local gourmet food trucks. Additionally, the West Valley Corporate Center Property is within walking distance of several retail centers, as well as dining and shopping options. The West Valley Corporate Center Property is situated on approximately 9.3 acres with an adjacent 5-level parking structure totaling 825 spaces, a surface parking lot with 431 spaces and 92 reserved parking spaces under the building. Of the 1,348 parking spots, 224 are encumbered by an easement with an adjacent property owner, leaving the remaining 1,124 spaces for use by the West Valey Corporate Center Property, which equates to a parking ratio of approximately 4.4 per 1,000 sq. ft.

The West Valley Corporate Center Property is accessible from the Ronald Reagan Freeway, the Ventura Freeway and the San Diego Freeway. The West Valley Corporate Center Property is also within 20 minutes of the Burbank Airport and 45 minutes of Downtown Los Angeles. The West Valley Corporate Center Property is also located two blocks southeast from the Metrolink station and approximately two blocks from the Amtrak station.

The West Valley Corporate Center Property was originally constructed in 1992 by Great Western Bank to be utilized as its corporate headquarters. Great Western Bank was acquired in 1997 by Washington Mutual, who was then subsequently acquired by JP Morgan Chase in 2008. After its acquisition of Washington Mutual, JP Morgan Chase began reducing the size of its space due to duplication in services and staff already provided in the greater Los Angeles area. At its lease expiration in December 2015, JP Morgan reduced its space at the West Valley Corporate Center Property from 76,102 sq. ft. to its current level of 37,187 sq. ft. and extended its lease through April 2017 and there are no remaining contraction options. The West Valley Corporate Center is currently 87.8% leased by six tenants.

Environmental Matters. The Phase I environmental report dated February 16, 2016 recommended no further action at the West Valley Corporate Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

9200 Oakdale Avenue Chatsworth, CA 91311	Collateral Asset Summary – Loan No. 8 West Valley Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.2% 1.44x 10.9%

Major Tenants.

NLACRC Services LLC (“NLACRC”, 93,315 sq. ft.; 36.1% of NRA; 39.9% of U/W Base Rent) NLACRC, North Los Angeles County Regional Center, is one of 21 private, non-profit organizations under contract with the California Department of Developmental Services that coordinates and provides community-based services to persons with developmental disabilities. The regional center system was created by the entitlement legislation called “The Lanterman Developmental Disabilities Services Act,” or Lanterman Act. Each regional center is governed by a Board of Trustees of community members that includes consumers, their family members, and other interested individuals.

NLACRC recently executed a lease for the 1st through 4th floors of the West Valley Corporate Center Property, which has an anticipated lease commencement date of November 1, 2016. The tenant has an early termination option effective at the end of the 96th month of paid rent of the initial lease term (anticipated to be October 31, 2024), subject to 330 days’ prior notice and the payment of a termination fee. NLACRC has two, five-year extension options at market rent.

CRC Services LLC (“CRC”, 42,051 sq. ft.; 16.3% of NRA; 18.4% of U/W Base Rent; rated Caa3/CCC+ by Moody’s/S&P) CRC is a publicly traded (NYSE:CRC) oil and natural gas exploration and production company and the largest oil and natural gas producer in California on a gross-operated basis, with approximately 4,000 employees and contractors. CRC has a portfolio of opportunities in each of California’s four major oil and gas basins: San Joaquin, Los Angeles, Ventura and Sacramento.

CRC leases the 9th and 10th floors at the West Valley Corporate Center Property. The tenant has a one-time termination option that can be exercised as of the last day of the 65th month of the lease term with at least 270 days’ written notice subject to termination fees described in the lease. CRC has one, five-year renewal option at market rent.

JP Morgan Chase Bank (37,187 sq. ft.; 14.4% of NRA; 17.4% of U/W Base Rent; rated A+/A3/A- by Fitch/Moody’s/S&P) JP Morgan Chase Bank is a financial services firm with assets of $2.4 trillion and over 240,000 employees with operations in more than 60 countries. In December 2015, JP Morgan Chase Bank, who once fully occupied the West Valley Corporate Center Property, formerly as Bank of the West and Washington Mutual, has reduced its total space at to 37,187 sq. ft. and extended its lease through April 2017. The current space consists of 6,130 sq. ft. on the 1st floor which includes an IT room, 27,184 sq. ft. on the 7th floor and 3,873 sq. ft. in the basement housing its data room.

JP Morgan Chase Bank has two, five-year renewal options at market rent. The tenant has no termination options.

The Market. The West Valley Corporate Center Property is located in the city of Chatsworth, a neighborhood in the San Fernando Valley of Los Angeles County. According to the appraisal, the San Fernando Valley is centrally located in one of Los Angeles County’s largest business and residential centers. The area connects West Los Angeles, Tri-Cities and Hollywood and is the gateway to Ventura County and the communities of the Santa Clarita and Antelope Valleys. Due to relatively high land costs, industrial development has generally decreased, with some existing industrial projects being redeveloped to higher density uses.

The town of Chatsworth is located in the northwestern portion of San Fernando Valley. Chatsworth is surrounded by Northridge to the east, Simi Valley to the west, Canoga Park to the south, and Rocky Peak Park to the north. The area is home to various natural open space preserve parks and neighborhood recreation parks. Additionally, there are seven public and eight private schools, a public library, and a transportation center. Features include the former Chatsworth Reservoir, the Santa Susana Field Laboratory, and a number of private businesses. Chatsworth area business includes Pratt & Whitney, 3M, Los Angeles Times and Catellus Business Park. The area is accessible via the Ronald Reagan Freeway, the Ventura Freeway and the San Diego Freeway.

According to the appraisal, the San Fernando Valley West submarket reported a 15.0% vacancy in the fourth quarter of 2015, with an average vacancy rate of 15.1% for the year. Rental rates in the submarket experienced similar trends, increasing gradually throughout 2015 with an average quarterly growth rate of 0.875%, closing out the fourth quarter at $2.38 PSF gross.

The appraisal identified six comparable office and storage properties in the San Fernando Valley with an average base rent range of $22.80 PSF to $39.00 PSF. The appraised allocated 254,105 sq. ft. to office space and 4,362 sq. ft. of storage space in the market comparables. Using the comparable properties and the recent leasing at the West Valley Corporate Center Property, the appraiser concluded a current market rent of $25.80 PSF for office space and $12.00 PSF for storage space. The table below details the most recent leases at each of the comparable office properties as determined by the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

9200 Oakdale Avenue Chatsworth, CA 91311	Collateral Asset Summary – Loan No. 8 West Valley Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.2% 1.44x 10.9%

Summary of Comparable Office Rents(1)
Property	Occupancy	Net Rentable Area	Lease Date	Base Rent (PSF)	Expense Basis	Lease Area (sq. ft.)	Lease Term (years)
West Valley Corporate Center	87.8%(2)	258,467(2)	NAP	$25.98(2)	NAP	NAP	NAP
The Trillium	88.0%	606,080	April 2016	$28.80	Full Service	15,168	1.5
Warner Center Towers	81.0%	1,934,720	October 2015	$27.60	Full Service	1,729	5.3
Warner Corporate Center	87.0%	257,253	March 2015	$24.00	Full Service	13,108	1.0
The Academy	93.0%	173,636	February 2015	$34.20	Full Service	4,078	3.0
Legacy Media Tower	94.0%	150,755	April 2015	$36.60	Full Service	9,178	3.3
The Tower at Burbank	30.0%	498,386	October 2015	$39.00	Full Service	56,055	10.0
(1)	Source: Appraisal.
(2)	Based on the U/W rent roll.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	U/W	U/W PSF
Base Rent(1)	$4,770,889	$4,738,696	$4,007,143	$5,981,197	$23.14
Value of Vacant Space	0	0	0	759,625	2.94
Gross Potential Rent	$4,770,889	$4,738,696	$4,007,143	$6,740,822	$26.08
Total Recoveries	433,162	431,131	185,222	166,961	0.65
Total Other Income	26,749	14,446	21,174	21,174	0.08
Less: Vacancy (1)	0	0	0	(1,043,075)	(4.04)
Less: Abatements	(825,830)	(276,116)	(226,024)	0	0.00
Effective Gross Income	$4,404,970	$4,908,156	$3,987,516	$5,885,882	$22.77
Total Operating Expenses	2,317,001	2,128,752	1,850,817	2,074,642	8.03
Net Operating Income	$2,087,969	$2,779,404	$2,136,699	$3,811,240	$14.75
TI/LC	0	0	0	590,641	2.29
Capital Expenditures	0	0	0	51,693	0.20
Net Cash Flow	$2,087,969	$2,779,404	$2,136,699	$3,168,905	$12.26
(1)	U/W Base Rent includes $84,886 in contractual step rent through December 2016.
(2)	Vacancy is underwritten to 15.1%, in-line with the San Fernando Valley West submarket total office vacancy.

Property Management. The West Valley Corporate Center Property is managed by Omninet Property Management, Inc., a borrower affiliate.

Lockbox / Cash Management. The West Valley Corporate Center Property is structured with a hard lockbox and springing cash management. At origination, the borrower delivered tenant direction letters requiring all rents to be deposited directly by tenants into a clearing account controlled by the lender. Provided no Trigger Period (as defined below) is continuing, all amounts on deposit in the clearing account are required to be swept daily into the borrower’s operating account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into a deposit account and applied and disbursed in accordance with the loan documents.

A “Trigger Period” will occur upon (i) an event of default, (ii) the debt service coverage ratio falling below 1.20x as of the last day of any calendar quarter (the “Low Debt Service Trigger”) or (iii) the commencement of a Lease Sweep Period (as defined below). A Trigger Period will continue until such time as (a) with respect to clause (i), the event of default has been cured, (b) with respect to clause (ii), the debt service coverage ratio is at least 1.20x for two consecutive quarters and (c) with respect to clause (iii) such Lease Sweep Period has ended.

The borrower is permitted to avoid the occurrence of a Low Debt Service Trigger or end a Trigger Period caused by a Low Debt Service Trigger by depositing with the lender cash or a letter of credit in the amount of $500,000; provided this amount will increase by (i) an additional $500,000 if the debt service ratio remains below 1.20x for two calendar quarters after initially falling below 1.20x, (ii) an additional $500,000 if the debt service coverage ratio remains below 1.20x for eight calendar quarters after initially falling below 1.20x, and (iii) an additional $500,000 for each succeeding four calendar quarters that the debt service coverage ration remains below 1.20x (i.e., $500,000 for each one year period).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

9200 Oakdale Avenue Chatsworth, CA 91311	Collateral Asset Summary – Loan No. 8 West Valley Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.2% 1.44x 10.9%

A “Lease Sweep Period” will commence, provided the debt yield is less than 9.5%, upon (i) the earlier of (a) the date that is 12 months prior to the maturity date of the Lease Sweep Lease (as defined below), (b) the date that the Lease Sweep Lease is required under its lease to give notice of its exercise of a renewal option (and such renewal is not exercised) or (c) July 6, 2025, (ii) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower of notice from the Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (iii) a monetary default under the Lease Sweep Lease that continues beyond any applicable notice or cure period or (iv) a bankruptcy or insolvency proceeding of the Lease Sweep Lease.

“A Lease Sweep Lease” means the (i) NLACRC lease or (ii) any replacement lease that, either individually, or when taken together with any other lease covers all or substantially all of the lease sweep space.

Initial Reserves. At origination, the borrower deposited (i) $103,353 into a tax reserve account, (ii) $28,175 into a required repairs reserve, (iii) $13,021,316 into the NLACRC Lease reserve, (iv) $178,599 into the Chase Rent Overage reserve and $93,122 into the Free Rent reserve for two months of free rent for CRC.

The NLACRC Lease reserve consists of (i) $250,000 for required landlord work to be performed by the borrower under the NLACRC lease, (ii) $5,132,325 for tenant improvements in connection with the NLACRC lease, (iii) $552,188 for leasing commission in connection with the NLACRC lease, (iv) $1,567,692 for gap rent (related to the rent due prior to the commencement of the NLACRC lease), (v) $1,644,111 for free rent for NLACRC and (vi) $3,875,000 as additional collateral to be held back in connection with the commencement of the NLACRC lease.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual taxes, which currently equates to $34,451, into a tax reserve account, (ii) $4,092 into a replacement reserve account and (ii) $49,220 into a TI/LC reserve account subject to a cap of $1,500,000. If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into an insurance reserve account. Additionally, during the continuance of a Lease Sweep Period, all available cash will be transferred into a lease sweep account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower is permitted to obtain one or more subordinate unsecured loans from an affiliate, which loans may be evidenced by a note, provided, among other things (i) the aggregate of such subordinate debt does not at any time exceed 2.0% of the original principal balance of the West Valley Corporate Center Loan and (ii) the subordinate lender enters into a subordination and standstill agreement with the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

9200 Oakdale Avenue Chatsworth, CA 91311	Collateral Asset Summary – Loan No. 8 West Valley Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 64.2% 1.44x 10.9%

West Valley Corporate Center
9200 Oakdale Avenue
Chatsworth, CA 91311
SAN FERNANDO VALLEY
CHATSWORTH
NORTHRIDGE
GRANADA HILLS
KNOLLWOOD
SYLMAR
MISSION HILLS
NORTH HILLS
WINNETKA
RESEDA
LAKE BALBOA
VAN NUYS AIRPORT
VAN NUYS
CANOGA PARK
WARNER CENTER
TARZANA
WOODLAND HILLS
ENCINO
ROYAL OAKS
CALABASAS HIGHLANDS
Porter Ranch Town Center
Northridge Fashion Center
Cal State University-Northridge
Granada Hills Hospital
Veterans Affairs Care Center
Providence HCMC
San Fernando Mission
Panorama Mall
Mission Community Hospital
Northridge Hospital
Valley Presbyterian Hospital
The Japanese Garden
Westfield Topanga
Westfield Promenade
Fallbrook Center
Pierce College
Kaiser Permanente
Encino-Tarzana Regional Medical Center (Tarzana campus)
Encino-Tarzana Regional Medical Center (Encino campus)
Sherman Oaks Galleria
Chatsworth Reservoir
Los Angeles Reservoir
Santa Susana Pass State Historic Park
Porter Ranch Park
Knollwood Country Club
Porter Valley Country Club
Palisades Park
Sepulveda Dam Recreation Area
Woodley Lakes Golf Course
Balboa & Encino Golf Courses
Woodland Hills Country Club
El Caballero Country Club
Braemar Country Club
DEVONSHIRE ST
PLUMMER ST
NORDHOFF ST
ROSCOE BLVD
SATICOY ST
SHERMAN WAY
VANOWEN ST
VICTORY BLVD
OXNARD ST
BURBANK BLVD
VENTURA BLVD
RINALDI ST
SAN FERNANDO MISSION BLVD
CHATSWORTH ST
DE SOTO AVE
CANOGA AVE
TOPANGA CANYON BLVD
FALLBROOK AVE
WINNETKA AVE
TAMPA AVE
RESEDA BLVD
ZELZAH AVE
WHITE OAK AVE
BALBOA BLVD
HAYVENHURST AVE
WOODLEY AVE
SEPULVEDA BLVD
VAN NUYS BLVD
SAN FERNANDO RD
GLENOAKS BLVD
POLK ST
WELLS DR
MULHOLLAND DR
TESHON BLVD
San Fernando
SAN FERNANDO VALLEY
BUR
Burbank
La Canada Flintridge
Glendale
Calabasas
Beverly Hills
West Hollywood
Santa Monica
Los Angeles
DOWNTOWN
Montebello
Culver City
Vernon
Marina Del Rey
LAX
South Gate
Downey
El Segundo
Manhattan Beach
Lynwood
Carson
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

7700 West Parmer Lane Austin, TX 78729	Collateral Asset Summary – Loan No. 9 7700 Parmer	Cut-off Date Balance: Cut-off Date LTV(4): U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 65.0% 1.84x 9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

7700 West Parmer Lane Austin, TX 78729	Collateral Asset Summary – Loan No. 9 7700 Parmer	Cut-off Date Balance: Cut-off Date LTV(4): U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 65.0% 1.84x 9.5%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Acquisition
Sponsor:	Accesso Partners, LLC
Borrower:	BRI 1869 Parmer, LLC
Original Balance(1):	$32,000,000
Cut-off Date Balance(1):	$32,000,000
% by Initial UPB:	3.9%
Interest Rate:	4.5930%
Payment Date:	1st of each month
First Payment Date:	January 1, 2016
Maturity Date:	December 1, 2025
Amortization:	Interest Only
Additional Debt(1)(2):	$145,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection:	L(25), YM1(92), O(3)
Lockbox / Cash Management:	Hard / In Place

Reserves(3)
	Initial	Monthly
Taxes:	$460,700	$460,699
Insurance:	$0	$14,761
Replacement:	$15,193	$15,193
TI/LC:	$151,930	$151,930
Outstanding TI:	$19,803,193	$0
Free Rent:	$3,780,811	$0
eBay:	$0	Springing

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$194
Balloon Balance / Sq. Ft.:	$194
Cut-off Date LTV(5):	65.0%
Balloon LTV(5):	65.0%
Underwritten NOI DSCR:	2.04x
Underwritten NCF DSCR:	1.84x
Underwritten NOI Debt Yield:	9.5%
Underwritten NCF Debt Yield:	8.6%
Underwritten NOI Debt Yield at Balloon:	9.5%
Underwritten NCF Debt Yield at Balloon:	8.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Austin, TX
Year Built / Renovated:	1998-2000 / NAP
Total Sq. Ft.:	911,579
Property Management:	Accesso Services, LLC
Underwritten NOI(6):	$16,846,204
Underwritten NCF:	$15,142,710
“As-is” Appraised Value(5):	$249,000,000
“As-is” Appraisal Date:	October 27, 2015
“Hypothetical As-is” Appraised Value(5):	$272,250,000
“Hypothetical As-is” Appraisal Date:	November 30, 2015

Historical NOI
Most Recent NOI(6):	$6,798,577 (December 31, 2015)
2014 NOI(7):	$14,261,495 (December 31, 2014)
2013 NOI(7):	$10,721,040 (December 31, 2013)
2012 NOI(8):	NAV

Historical Occupancy(9)
Most Recent Occupancy:	94.0% (December 1, 2015)
2014 Occupancy:	55.7% (December 31, 2014)
2013 Occupancy:	89.0% (December 31, 2013)
2012 Occupancy:	85.6% (December 31, 2012)

(1)	The 7700 Parmer Whole Loan is evidenced by three pari passu notes with an aggregate original principal balance of $177.0 million. The non-controlling Note A-3, with an original principal balance of $32.0 million will be included in the DBJPM 2016-C1 mortgage trust. The pari passu companion loans are comprised of the controlling Note A-1 with an original principal balance of $75.0 million, which was included in the JPMCC 2015-JP1 mortgage trust and the non-controlling Note A-2 with an original principal balance of $70.0 million which was included in the JPMBB 2016-C1 mortgage trust, for additional information on the pari passu companion loan, see “The Loan” herein.
(2)	See “Future Mezzanine or Subordinate Indebtdness Permitted” herein.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 7700 Parmer Whole Loan.
(5)	The Cut-off Date LTV and Balloon LTV are based on the “Hypothetical As-is” Appraised Value. The “Hypothetical As-is” Appraised Value assumes that all contractual tenant improvements, leasing commissions, gap rent and free rent abatements have been paid. At origination, all outstanding tenant improvements, leasing commissions and free rent were reserved by the borrower. Based on the “As-is” Appraised Value of $249.0 million, the Cut-off Date LTV and Balloon LTV for the 7700 Parmer Whole Loan are 71.1% and 71.1%, respectively.
(6)	The increase from Most Recent NOI to Underwritten NOI is due to higher underwritten rent for two tenants that have executed leases for approximately 136,152 sq. ft. that have not yet taken occupancy, contractual rent increases and lease up at the 7700 Parmer Property after Motorola/Freescale Semiconductor vacated in December 2014. See “Cash Flow Analysis” herein.
(7)	The increase from 2013 NOI to 2014 NOI is primarily driven by lease up at the 7700 Parmer Property in anticipation of a former tenant, Motorola/Freescale Semiconductor, vacating in December 2014. Such vacancy led to the decrease from 2014 NOI to Most Recent NOI.
(8)	2012 NOI is unavailable as the 7700 Parmer Property was recently acquired and the previous owner did not provide 2012 financials.
(9)	Historical Occupancy reflects space leased by a former tenant, Motorola/Freescale Semiconductor, which leased 100% of the 7700 Parmer Property starting in 1998. Freescale Semiconductor was spun off by Motorola in 2004. Freescale Semiconductor began subleasing portions of the 7700 Parmer Property starting in 2010 and entered into a lease restructuring agreement with the landlord in October 2012 to convert its subleases to direct leases in Buildings C & D prior to fully vacating Buildings A & B in December 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

7700 West Parmer Lane Austin, TX 78729	Collateral Asset Summary – Loan No. 9 7700 Parmer	Cut-off Date Balance: Cut-off Date LTV(4): U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 65.0% 1.84x 9.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

eBay(2)	(BBB/Baa1/BBB+)	214,691	23.6%	$17.36	20.9%	Various
Oracle(3)	(A+/A1/AA-)	179,903	19.7%	$23.75	23.9%	Various
Electronic Arts Inc.(4)	(NR/NR/NR)	175,468	19.2%	$22.45	22.1%	8/1/2026
Google(5)	(NR/Aa2/AA)	123,802	13.6%	$21.12	14.6%	8/1/2022
Polycom, Inc.	(NR/NR/NR)	88,787	9.7%	$18.00	8.9%	8/1/2021
The Dun & Bradstreet Corporation(6)	(BBB/NR/BBB-)	61,471	6.7%	$25.07	8.6%	3/1/2024
Stepping Stone School	(NR/NR/NR)	12,326	1.4%	$14.09	1.0%	9/1/2016
Total Occupied Collateral		856,448	94.0%	$20.86	100.0%
Vacant		55,131	6.0%
Total		911,579	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	eBay directly leases multiple spaces with two different expiration dates. The expiration date with respect to 149,226 sq. ft. (16.4% of the NRA) is September 1, 2017 and the expiration date with respect to 65,465 sq. ft. (7.2% of the NRA) is September 1, 2018. For the 65,465 sq. ft. space, U/W Base Rent PSF includes the averaging of rent over the term of the lease for an increase of $74,260 compared to contractual in-place rent of $16.68 PSF across all of eBay’s space.
(3)	Oracle directly leases multiple spaces under two different expiration dates. The expiration date with respect to 123,569 sq. ft. (13.6% of the NRA) is September 1, 2020 and the expiration date with respect to 56,334 sq. ft. (6.2% of the NRA) is May 1, 2024. U/W Base Rent PSF includes averaging of rent over the term of the lease for an increase of $358,175 compared to contractual in-place rent of $21.76 PSF.
(4)	Electronic Arts Inc. may terminate its lease on August 31, 2023 with 12 months’ prior written notice and payment of approximately $9.0 million or $51.53 PSF in termination fees. Electronic Arts Inc. is expected to take occupancy and commence paying rent with respect to 74,681 sq. ft. on September 1, 2016. An approximately $1,919,935 gap rent reserve was escrowed at origination for the Electronic Arts Inc. space. In total, the borrower escrowed an approximately $3.8 million gap rent reserve at origination for all tenants that have executed leases but not yet taken occupancy and/or begun paying rent.
(5)	The U/W Base Rent PSF for Google includes averaging of rent over the term of the lease for an increase of $262,460 compared to contractual in-place rent of $19.00 PSF. A $643,609 gap rent reserve was escrowed at origination for the Google space. In total, the borrower escrowed an approximately $3.8 million gap rent reserve at origination for all tenants that have executed leases but not yet taken occupancy and/or begun paying rent.
(6)	U/W Base Rent PSF for The Dun & Bradstreet Corporation includes averaging of rent over the term of the lease for an increase of $142,536 compared to contractual in-place rent of $22.75 PSF. The Dun & Bradstreet Corporation does not take occupancy until April 1, 2016 and is expected to begin paying rent on August 1, 2016. A $1,211,967 gap rent reserve was escrowed at origination for The Dun & Bradstreet Corporation space. In total, the borrower escrowed an approximately $3.8 million gap rent reserve at origination for all tenants that have executed leases but not yet taken occupancy and/or begun paying rent.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	1	12,326	1.4%	12,326	1.4%	$14.09	1.0%	1.0%
2017	1	149,226	16.4%	161,552	17.7%	$16.32	13.6%	14.6%
2018	1	65,465	7.2%	227,017	24.9%	$19.73	7.2%	21.8%
2019	0	0	0.0%	227,017	24.9%	$0.00	0.0%	21.8%
2020	1	123,569	13.6%	350,586	38.5%	$22.95	15.9%	37.7%
2021	1	88,787	9.7%	439,373	48.2%	$18.00	8.9%	46.7%
2022	1	123,802	13.6%	563,175	61.8%	$21.12	14.6%	61.3%
2023	0	0	0.0%	563,175	61.8%	$0.00	0.0%	61.3%
2024	2	117,805	12.9%	680,980	74.7%	$25.27	16.7%	77.9%
2025	0	0	0.0%	680,980	74.7%	$0.00	0.0%	77.9%
Thereafter	1	175,468	19.2%	856,448	94.0%	$22.45	22.1%	100.0%
Vacant	NAP	55,131	6.0%	911,579	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	9	911,579	100.0%			$20.86	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(2)	Annual U/W Base Rent PSF is inclusive of approximately $479,256 in base rent steps.

The Loan. The 7700 Parmer loan (the “7700 Parmer Loan”) is a fixed rate loan secured by a first mortgage lien on a Class A office park comprising 911,579 sq. ft. across a five-building office campus in Austin, Texas (the “7700 Parmer Property”). The Original

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

7700 West Parmer Lane Austin, TX 78729	Collateral Asset Summary – Loan No. 9 7700 Parmer	Cut-off Date Balance: Cut-off Date LTV(4): U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 65.0% 1.84x 9.5%

Balance of $32.0 million represents the non-controlling Note A-3 of a $177.0 million whole loan (the “7700 Parmer Whole Loan”) evidenced by three pari passu notes. The pari passu companion loans are comprised of the controlling Note A-1 and the non-controlling Note A-2, with an aggregate original principal amount of $145.0 million. Note A-1 and Note A-2 were previously securitized in the JPMCC 2015-JP1 and JPMBB 2016-C1 transactions, respectively. The relationship of the holders of the 7700 Parmer Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–7700 Parmer Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$75,000,000	$75,000,000	JPMCC 2015-JP1	Yes
Note A-2	$70,000,000	$70,000,000	JPMBB 2016-C1	No
Note A-3	$32,000,000	$32,000,000	DBJPM 2016-C1	No
Total	$177,000,000	$177,000,000

The 7700 Parmer Whole Loan has a 10-year term and requires interest only payments for the term of the loan. The 7700 Parmer Whole Loan accrues interest at a fixed rate equal to 4.5930%. The 7700 Parmer Whole Loan proceeds, in addition to approximately $105.2 million of equity from the loan sponsor and approximately $23.6 million of seller credit, were used to purchase the 7700 Parmer Property for approximately $272.3 million, fund upfront reserves of approximately $24.2 million and pay closing costs of approximately $9.4 million. Based on the “Hypothetical As-is” Appraised Value of approximately $272.3 million, the Cut-off Date LTV ratio is 65.0%. The most recent prior financing of the 7700 Parmer Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$177,000,000	57.9%	Purchase Price	$272,250,000	89.0%
Sponsor Equity	$105,243,932	34.4%	Reserves	$24,211,827	7.9%
Seller Credit(1)	$23,584,004	7.7%	Closing Costs	$9,366,109	3.1%
Total Sources	$305,827,936	100.0%	Total Uses	$305,827,936	100.0%
(1)	The loan sponsor received a credit from the seller for all outstanding tenant improvements, leasing commissions, gap rent and free rent which were reserved at origination.

The Borrower / Sponsor. The borrower is BRI 1869 Parmer, LLC, a Delaware limited liability company and special purpose entity. The loan sponsor is Accesso Partners, LLC (“Accesso”). The non-recourse carve-out guarantors are Accesso Investment Properties V (US), LLLP, and Accesso Investment Properties V, LLLP, both of which are Florida limited liability limited partnerships and affiliates of the loan sponsor. Accesso is a real estate investment and property development group based in Hallandale Beach, Florida, with additional offices in Houston, Texas; Dallas, Texas; Atlanta, Georgia and Minneapolis, Minnesota. Accesso was established in 2003 and has sponsored six closed-end real estate funds and managed accounts with an aggregate capital raise of approximately $606.6 million. Through these funds Accesso has acquired over $2.2 billion worth of commercial and residential real estate. Accesso’s current commercial real estate portfolio includes 37 assets totaling more than 11.5 million sq. ft. of office, retail, and industrial properties located throughout Texas, Pennsylvania, Florida, North Carolina and the Midwest.

The Property. The 7700 Parmer Property is a five-building Class A office campus that sits on a 128.8-acre parcel of land in Austin, Texas. The 7700 Parmer Property was built in phases between 1998 and 2000. The 7700 Parmer Property totals 911,579 sq. ft. and consists of four office buildings (“Buildings A, B, C and D”) and one daycare building. The 7700 Parmer Property was originally developed as a build-to-suit property for Motorola/Freescale Semiconductor, but was repositioned as a multi-tenant campus starting in 2010. Freescale Semiconductor, which was spun off by Motorola in 2004, began subleasing portions of the 7700 Parmer Property starting in 2010 and entered into a lease restructuring agreement with the landlord in October 2012 to convert its subleases to direct leases in Buildings C & D prior to fully vacating Buildings A & B in December 2014. According to the loan sponsor, as part of the multi-tenanting process and re-purposing of the 7700 Parmer Property, prior ownership invested approximately $10.0 million across the campus. The 7700 Parmer Property includes on-site amenities such as a 540-seat cafeteria operated by Bon Appétit, a full service fitness center with locker rooms and shower facilities, a 150-seat auditorium, an on-site day care, a jogging trail, volleyball courts, basketball courts and soccer and baseball fields. According to the appraisal, the 7700 Parmer Property also contains 4,558 surface parking spaces (approximately 5.0 spaces per 1,000 sq. ft.).

As of December 1, 2015, the 7700 Parmer Property was 94.0% leased by seven tenants. All office tenants are publicly traded and 63.6% of the NRA is occupied by investment grade tenants.

Environmental Matters. The Phase I environmental report dated November 27, 2015 recommended no further action at the 7700 Parmer Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

7700 West Parmer Lane Austin, TX 78729	Collateral Asset Summary – Loan No. 9 7700 Parmer	Cut-off Date Balance: Cut-off Date LTV(4): U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 65.0% 1.84x 9.5%

Major Tenants.

eBay (214,691 sq. ft.; 23.6% of NRA; 20.9% of U/W Base Rent) eBay (NASDAQ:EBAY), currently leases 23.6% of the NRA through multiple leases expiring in September 2017 and September 2018 and has one five-year renewal option and one six-year renewal option remaining across its leases. eBay originally became a tenant in 2010 and has expanded its space multiple times. eBay is an online merchandise selling forum with over 155 million users generating over $17.9 billion in revenue in 2014. The eBay suite of companies also includes its online payment systems, PayPal and Bill Me Later, StubHub, Half.com, as well as a minority stake in Craigslist. The company is rated Baa1/BBB+/BBB by Moody’s, S&P, and Fitch, respectively.

Oracle (179,903 sq. ft.; 19.7% of NRA; 23.9% of U/W Base Rent) Oracle (NASDAQ: ORCL), leases 19.7% of the NRA through multiple leases expiring in September 2020 and May 2024 and has been in occupancy at the 7700 Parmer Property since 2013. Oracle has a 7-year renewal option and a 10-year renewal option remaining across its leases. The company is rated A1/AA-/A+ by Moody’s, S&P and Fitch, respectively. Oracle recently executed a 121,257 sq. ft. expansion of its original space and, according to the sponsor, is spending approximately $1.3 million ($23 per sq. ft.) to build out the new space. Oracle is a leader in enterprise software best known for its focus on databases, offering aid in areas such as managing business data, application development, customer relationship management and supply chain management. Oracle generated over $38.2 billion in revenue for year-end 2015.

Electronic Arts Inc. (175,468 sq. ft.; 19.2% of NRA; 22.1% of U/W Base Rent) Electronic Arts Inc. (NASDAQ: EA) (“EA”), leases 19.2% of the NRA through August 2026, has been a tenant since 2011 and has expanded its space multiple times. EA’s most recent expansion, which is expected to commence in September 2016, is for an additional 74,681 sq. ft. EA has one 10-year renewal option remaining. EA is an interactive entertainment software publisher with titles such as Battlefield, FIFA, Madden NFL and The Sims. EA develops its games for consoles from Sony, Nintendo and Microsoft, as well as for PCs, and reported over $4.5 billion in revenue for year-end 2015. EA is expected to take occupancy and begin paying rent with respect to 74,681 of sq. ft. on September 1, 2016.

The Market. The 7700 Parmer Property is located on West Parmer Lane and is adjacent to US Highway 183 and Mopac Expressway, providing access to Austin-Bergstrom International Airport, which is approximately 24.0 miles south of the 7700 Parmer Property. According to the appraisal, the 7700 Parmer Property is located in the Far Northwest Austin submarket and is home to some of Austin’s largest employers including IBM, National Instruments, eBay, HomeAway, Oracle, and The University of Texas at Austin. According to the appraisal, the 7700 Parmer Property is located approximately one mile from the Apple office complex currently under construction which will consist of up to 1.0 million sq. ft. of space and represents a demand generator for the immediate areas. The Far Northwest Austin submarket contained approximately 4.1 million sq. ft. of existing office supply with an overall vacancy rate of 9.4% as of the second quarter of 2015. The asking rents for general office properties and Class A office space were $30.36 and $31.50 PSF on gross leases, respectively, as of the second quarter of 2015. The appraisal identified seven office properties that are directly competitive with the 7700 Parmer Property. The properties range in size from 128,700 to 688,288 sq. ft., and occupancy from 81.0% to 100.0%. The weighted average occupancy of the group is 89.7% and the average quoted rental rate is $22.36 PSF on triple net leases.

Comparable Office Rentals Analysis.

Comparable Office Rentals(1)
Building	Year Built	NRA (sq. ft.)	% Occupied(2)	Quoted Rental Rate	Expense Basis
7700 Parmer	1998-2000	911,579	94.0%	NAP	NAP
Crossings at Lakeline	2008	232,274	95.0%	$21.00	NNN
Riata Corporate Park	1998	688,288	81.0%	$22.00	NNN
Pecan Park I	2008	136,444	100.0%	$21.50	NNN
Research Park Plaza III & IV	2001	360,169	95.0%	$24.00	NNN
Research Park Place 7 & 8	2007	251,403	84.0%	$21.00	NNN
Aspen Lake II	2015	128,700	100.0%	$23.50	NNN
Quarry Oaks Atrium	1998	180,000	98.0%	$24.00	NNN

(1)	Source: Appraisal.
(2)	Based on UW rent roll dated December 1, 2015

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

7700 West Parmer Lane Austin, TX 78729	Collateral Asset Summary – Loan No. 9 7700 Parmer	Cut-off Date Balance: Cut-off Date LTV(4): U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 65.0% 1.84x 9.5%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	U/W	U/W PSF
Base Rent(1)(2)	$11,834,110	$14,494,463	$10,044,009	$17,866,793	$19.60
Value of Vacant Space	0	0	0	1,240,448	1.36
Gross Potential Rent	$11,834,110	$14,494,463	$10,044,009	$19,107,241	$20.96
Total Recoveries	7,166,026	8,352,219	6,691,168	10,612,351	11.64
Total Other Income(3)	129	1,500	0	93,754	0.10
Less: Vacancy/Bad Debt(4)	0	0	0	(2,392,153)	(2.62)
Effective Gross Income	$19,000,264	$22,848,182	$16,735,177	$27,421,192	$30.08
Total Operating Expenses	8,279,224	8,586,688	9,936,600	10,574,988	11.60
Net Operating Income	$10,721,040	$14,261,495	$6,798,577	$16,846,204	$18.48
TI/LC	0	0	0	1,521,178	1.67
Capital Expenditures	0	0	0	182,316	0.20
Net Cash Flow	$10,721,040	$14,261,495	$6,798,577	$15,142,710	$16.61

(1)	U/W Base Rent consists of in-place rents as of December 1, 2015 and includes (i) tenants that have executed leases but not yet taken occupancy or begun paying rent representing 200,100 sq. ft. and approximately $4.6 million of U/W Base Rent, (ii) higher U/W Base Rents for four investment grade tenants accounting for $837,431, (iii) other underwritten contractual rent increases of $351,360 through December 2016 and (iv) three leases executed between June 2015 and December 2015 accounting for 181,111 sq. ft. and approximately $4.3 million of U/W Base Rent.
(2)	The increase from 2013 Base Rent to 2014 Base Rent is primarily driven by lease up at the 7700 Parmer Property that occurred in anticipation of a former tenant, Motorola/Freescale Semiconductor, vacating in December 2014.
(3)	Total Other Income consists of income from telecommunication services.
(4)	U/W Vacancy/Bad Debt is based on the in-place vacancy and represents 8.7% of Effective Gross Income. The appraiser estimated vacancy of 4.0% for the 7700 Parmer Property.

Property Management. The 7700 Parmer Property is managed by Accesso Services, LLC, a Florida limited liability company and an affiliate of the borrower.

Lockbox / Cash Management. The 7700 Parmer Whole Loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a cash management account under the control of the lender and disbursed during each interest period of the term of the 7700 Parmer Whole Loan in accordance with the 7700 Parmer Whole Loan documents. To the extent that (i) there is an event of default under the 7700 Parmer Whole Loan documents, (ii) the debt service coverage ratio based on the immediately preceding trailing six-month period falls below 1.45x, (iii) eBay becomes the subject of a bankruptcy, insolvency or similar action or fails to renew its lease on or before 12 months prior to its first lease expiration (September 1, 2017) or (iv) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action (individually and collectively, a “Cash Sweep Event”), then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the 7700 Parmer Whole Loan.

Initial Reserves. At origination, the borrower deposited into escrow approximately $19,803,193 for outstanding tenant improvements associated with leases in effect at origination (and with respect to certain leases, for related tenants that have not yet taken occupancy), $3,780,711 for free rent abatements associated with four tenants in effect at origination, $460,700 for real estate taxes, $151,930 for future tenant improvements and leasing commissions and $15,193 for replacement reserves.

Ongoing Reserves. On a monthly basis, the borrower is required to escrow (i) 1/12 of the annual estimated tax payments, which currently equates to $460,699, (ii) 1/12 of the annual estimated insurance premium, which currently equates to $14,761, into an insurance reserve account (iii) $15,193 (approximately $0.20 PSF annually) for replacement reserves, which is subject to a cap of $546,947 (approximately $0.60 PSF) (iv) $151,930 (approximately $2.00 PSF annually) for future tenant improvements and leasing commissions, which is subject to a cap of $5,469,474 (approximately $6.00 PSF) excluding any termination fees received and (v) (a) all amounts remaining in the cash management account after payments of monthly debt service, required reserves and, to the extent there is a Cash Sweep Event (as defined above), operating expenses, and (b) any termination fee payable to the borrower in connection with eBay’s election to exercise an early termination of its lease. The foregoing amounts will be deposited with the lender to satisfy any tenant improvement and leasing commission obligations in connection with the eBay’s renewal, partial replacement or replacement.

Current Mezzanine or Subordinate Indebtedness. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

7700 West Parmer Lane Austin, TX 78729	Collateral Asset Summary – Loan No. 9 7700 Parmer	Cut-off Date Balance: Cut-off Date LTV(4): U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 65.0% 1.84x 9.5%

Future Mezzanine or Subordinate Indebtedness Permitted. In connection with a permitted sale of the 7700 Parmer Property and assumption of the 7700 Parmer Whole Loan, the loan agreement permits future mezzanine financing secured by the ownership interests in the borrower upon satisfaction of certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio, including the mezzanine loan does not exceed 65.0%, (iii) the debt service coverage ratio (including the mezzanine loan) is not less than 1.80x, (iv) an intercreditor agreement acceptable to the mortgage lender and (v) the mezzanine lender has at least (a) total assets of $600,000,000 and (b) capital surplus of shareholders equity of $250,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

7700 West Parmer Lane Austin, TX 78729	Collateral Asset Summary – Loan No. 9 7700 Parmer	Cut-off Date Balance: Cut-off Date LTV(4): U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 65.0% 1.84x 9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

12220 Scripps Summit Drive San Diego, CA 92131	Collateral Asset Summary – Loan No. 10 Northridge Summit	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 74.1% 1.32x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

12220 Scripps Summit Drive San Diego, CA 92131	Collateral Asset Summary – Loan No. 10 Northridge Summit	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 74.1% 1.32x 9.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	JNT REIF, LLC; Paul G. Kerr
Borrower:	Northridge Summit TIC - 16, LLC; OF 16 Northridge Summit, LLC
Original Balance:	$31,500,000
Cut-off Date Balance:	$31,500,000
% by Initial UPB:	3.9%
Interest Rate:	4.8000%
Payment Date:	6th of each month
First Payment Date:	April 6, 2016
Maturity Date:	March 6, 2026
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(88), O(7)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	$21,735
Insurance:	$0	Springing
Replacement:	$300,000	$2,707
TI/LC:	$570,558	$13,533
Free Rent:	$160,673	$0
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$242
Balloon Balance / Sq. Ft.:	$209
Cut-off Date LTV:	74.1%
Balloon LTV:	63.8%
Underwritten NOI DSCR(2):	1.49x
Underwritten NCF DSCR(2):	1.32x
Underwritten NOI Debt Yield:	9.4%
Underwritten NCF Debt Yield:	8.3%
Underwritten NOI Debt Yield at Balloon:	10.9%
Underwritten NCF Debt Yield at Balloon:	9.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	San Diego, CA
Year Built / Renovated:	2000 / 2012
Total Sq. Ft.:	129,916
Property Management:	Colliers International Real Estate Management Services (CA), Inc.
Underwritten NOI(3):	$2,946,767
Underwritten NCF:	$2,614,575
Appraised Value:	$42,500,000
Appraisal Date:	January 11, 2016

Historical NOI
Most Recent NOI:	$1,899,588 (December 31, 2015)
2014 NOI:	$1,027,405 (December 31, 2014)
2013 NOI:	$679,995 (December 31, 2013)
2012 NOI(4):	NAP

Historical Occupancy
Most Recent Occupancy:	100.0% (January 4, 2016)
2014 Occupancy:	65.0% (December 31, 2014)
2013 Occupancy:	35.0% (December 31, 2013)
2012 Occupancy(4):	NAP

(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.92x and 1.71x, respectively.
(3)	The increase in Underwritten NOI is attributed to a recent lease signed at the Northridge Summit Property. Turtle Beach executed a lease to occupy 34,823 sq. ft. beginning in May 2015.
(4)	The Northridge Summit Property was developed in 2000 as a build-to-suit for Nokia. Nokia occupied the entire building until 2010 when the tenant moved into a newly developed building. The Northridge Summit Property began lease-up in late 2012, therefore the 2012 NOI and 2012 Occupancy are not applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

12220 Scripps Summit Drive San Diego, CA 92131	Collateral Asset Summary – Loan No. 10 Northridge Summit	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 74.1% 1.32x 9.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Intel	A+/A1/A+	95,093	73.2%	$23.52	75.6%	10/31/2022(2)
Turtle Beach	NR/NR/NR	34,823	26.8%	$20.68	24.4%	9/30/2020(3)
Total Occupied Collateral		129,916	100.0%	$22.76	100.0%
Vacant		0	0.0%
Total		129,916	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Intel has one, five-year extension option with nine months’ written notice prior to its lease expiration. Intel has no termination options.
(3)	Turtle Beach has one, five-year extension option with nine months’ written notice prior to its lease expiration. Turtle Beach has no termination options.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	1	34,823	26.8%	34,823	26.8%	$20.68	24.4%	24.4%
2021	0	0	0.0%	34,823	26.8%	$0.00	0.0%	24.4%
2022	1	95,093	73.2%	129,916	100.0%	$23.52	75.6%	100.0%
2023	0	0	0.0%	129,916	100.0%	$0.00	0.0%	100.0%
2024	0	0	0.0%	129,916	100.0%	$0.00	0.0%	100.0%
2025	0	0	0.0%	129,916	100.0%	$0.00	0.0%	100.0%
2026	0	0	0.0%	129,916	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	129,916	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	129,916	100.0%	NAP	NAP
Total / Wtd. Avg.	2	129,916	100.0%			$22.76	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

The Loan. The Northridge Summit loan (the “Northridge Summit Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 129,916 sq. ft., Class A suburban office property located at 12220 Scripps Summit Drive in San Diego, California (the “Northridge Summit Property”), with an Original Balance and Cut-off Date Balance of $31.5 million. The Northridge Summit Loan has a 10-year term and amortizes on a 30-year schedule following an initial 24-month interest only period. The Northridge Summit Loan accrues interest at a fixed rate of 4.8000%. Loan proceeds, along with approximately $9.9 million of sponsor equity, were used to acquire the Northridge Summit Property for approximately $35.1 million, retire existing debt of approximately of $3.8 million, fund upfront reserves of approximately $1.0 million and pay closing costs of approximately $1.5 million. Based on the appraised value of $42.5 million as of January 11, 2016, the cut-off date LTV is 74.1%. The most recent prior financing of the Northridge Summit Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$31,500,000	76.1%	Partnership Buyout(1)(2)	$35,088,349	84.8%
Sponsor Equity	$9,874,729	23.9%	Loan Payoff(2)	$3,784,524	9.1%
			Reserves	$1,031,231	2.5%
			Closing Costs	$1,470,624	3.6%
Total Sources	$41,374,729	100.0%	Total Uses	$41,374,729	100.0%
(1)	The partnership buyout price was calculated net of a credit the sponsor received for the approximately $1.0 million in reserves which were fully reserved with the lender at loan origination.
(2)	Prior to loan origination, the borrower owned a 14.001% equity interest in the Northridge Summit Property. Loan proceeds, along with fresh equity from the sponsor, were used to acquire the remaining 85.999% equity interest and pay off a portion of the existing debt owed by the 14.001% interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

12220 Scripps Summit Drive San Diego, CA 92131	Collateral Asset Summary – Loan No. 10 Northridge Summit	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 74.1% 1.32x 9.4%

The Borrower / Sponsor. The borrowers, Northridge Summit TIC - 16, LLC and OF 16 Northridge Summit, LLC, are tenants-in-common, each of which is a single purpose California limited liability company structured to be bankruptcy-remote, each of which has one independent director in its organizational structure. The sponsors of the borrowers and non-recourse carve-out guarantors are JNT REIF, LLC and Paul G. Kerr, joint and severally.

Both tenants-in-common entities are managed by the principals of Davlyn Investment Properties, JNT REIF, LLC and Paul G. Kerr. Davlyn Investment Properties (“Davlyn”) is a San Diego-based real estate operating company founded in 1993, specializing in the acquisition, renovation, repositioning, management and sale of apartment communities and office buildings. Davlyn currently owns 25 assets currently valued at over $500 million. Davlyn’s portfolio includes 18 apartment communities totaling over 2,200 units and seven office buildings totaling 400,000 sq. ft. Jon Williams is the Founder and CEO of Davlyn Investments while Paul Kerr serves as the president and heads all acquisition, underwriting and capital market functions for the firm. JNT REIF, LLC is a California LLC wholly owned by Jon Williams and his wife.

The Property. The Northridge Summit Property is a three-story, 129,916 sq. ft. Class A office building located in San Diego, California. The building features exposed ceilings, large floor plates and curtail walls comprised of high image glass and polished aluminum. Both office spaces are currently a creative-office build out that emphasizes an open space concept. The Northridge Summit Property is currently 100.0% occupied by Intel and Turtle Beach.

The Northridge Summit Property was developed in 2000 as a build-to-suit for Nokia, who occupied the entire building. Nokia vacated the Northridge Summit Property in 2011 after moving to a newly developed site in Rancho Bernardo. In December 2011, the Northridge Summit Property was purchased by an ownership group affiliated with Davlyn for $23.5 million while the Northridge Summit Property was 100% vacant. Since 2012, over $4.8 million has been invested in the Northridge Summit Property including minor exterior work, landscaping, signage, common area improvements, and tenant improvements and leasing commissions for both Intel and Turtle Beach.

The Northridge Summit Property is located approximately a half mile east of Interstate 15. The local area is developed with light industrial, office and flex development with multi-family and single-family residential development more removed and farther from the freeway. It is located about five miles north of the Miramar Marine Corps Air Station, and south of Rancho Bernardo. Additionally, the Northridge Summit Property is adjacent to numerous dining establishments and walking distance to the Scripps Poway Parkway Marketplace. The Northridge Summit Property has 433 parking stalls (127 subterranean and 306 surface) resulting in an overall parking ratio of 3.33 per 1,000 sq. ft. Additional amenities include showers and locker rooms, an outside break area and water feature, an industrial grade shipping and receiving area with dock-high loading access and a dedicated service elevator, “plug-and-play” finishes with in-place cabling and furniture, and drought-tolerant landscaping.

Environmental Matters. The Phase I environmental report dated December 30, 2015 recommended no further action at the Northridge Summit Property.

Major Tenants.

Intel (95,093 sq. ft.; 73.2% of NRA; 75.6% of U/W Base Rent; A+/A1/A+ by Fitch/Moody’s/S&P) Intel (NASDAQ: INTC), founded in 1968, is an American technology company headquartered in Santa Clara, California. Intel is a Fortune 100 company and is one of the world’s largest and highest valued semiconductor chip makers, based on revenue. It is the inventor of the x86 series of microprocessors, the processors found in certain personal computers. Intel supplies processors for computer system manufacturers such as Apple, Samsung, HP and Dell. Intel also makes motherboard chipsets, network interface controllers and integrated circuits, flash memory, graphics chips, embedded processors and other devices related to communications and computing. As of the full year 2015, Intel had net revenues of approximately $55.4 billion.

Intel’s space at the Northridge Summit Property is used to house employees within its Mobile and Communications Group and currently employs over 400 people at the Northridge Summit Property. Intel originally moved to the Northridge Summit Property in October 2012 when it signed a 65-month lease for the entire 3rd floor. Intel has since expanded two times, now occupying a total of 95,093 sq. ft., including the entire 2nd floor, 3rd floor and part of the 1st floor. As part of its most recent expansion in November 2015, Intel moved all three of its suites at the Northridge Summit Property to a single seven-year master lease that extends through October 2022. Intel has one, five-year extension option with nine months’ written notice prior to its lease expiration. Intel has no termination options.

Turtle Beach (34,823 sq. ft.; 26.8% of NRA; 24.4% of U/W Base Rent) Turtle Beach (NASDAQ: HEAR) designs audio products for the consumer, commercial and healthcare sectors. Under its Turtle Beach brand, the Turtle Beach has created gaming headsets for use with Xbox One and PlayStation 4, as well as personal computers and mobile/tablet devices. Under the HyperSound brand, Turtle Beach markets directed audio solutions that have applications in hearing healthcare, digital signage and kiosks and consumer electronics. Turtle Beach’s products are sold in 27,000 storefronts globally across 44 countries. The company has more than 370,000 points of distribution and has installed more than 16,000 interactive point-of-sale displays at retailers globally. Turtle Beach has relationships with retailers such as, Amazon, Apple, Best Buy, EB Games, Game, GameStop, HMV, Target, Tesco, Toys “R” Us and Walmart.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

12220 Scripps Summit Drive San Diego, CA 92131	Collateral Asset Summary – Loan No. 10 Northridge Summit	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 74.1% 1.32x 9.4%

Turtle Beach occupies 34,823 sq. ft. at the Northridge Summit Property after executing a new 65-month lease in May 2015. Turtle Beach uses its space at the Northridge Summit Property as its United States corporate headquarters after consolidating from two separate locations in San Diego and Poway, California. Turtle Beach has one, five-year extension option with nine months’ written notice prior to its lease expiration. Turtle Beach has no termination options.

The Market. The Northridge Summit Property is located San Diego, California, within San Diego County. According to the appraisal, the San Diego-Carlsbad-San Marcos metropolitan statistical area, the (“San Diego MSA”), has a population of approximately 3.2 million and is the 17th most populated core based statistical area in the United States as well as the 3rd most populated MSA in the state of California. Some of the area attractions include beaches, Balboa Park, Belmont Park, the San Diego Zoo, San Diego Wild Animal Park, and SeaWorld San Diego.

According to the appraisal, the 2015 median household income for the San Diego MSA was $62,468, which was 17.4% higher than the United States median household income of $53,217, is estimated to grow 3.6% annually. Total employment has increased annually over the past decade in the state of California by 0.5%. From 2013 to 2014 unemployment decreased in California by 1.4% compared to the state of California decline from a high of 12.2% in 2010 to 7.5% in 2014.

According to the appraisal, the Northridge Summit Property is located in the Scripps Ranch submarket, approximately five miles north of the Miramar Marine Corps Air Station, and south of Rancho Bernardo. The location is approximately one block north of Scripps Poway Parkway and approximately a half mile east of Interstate 15. The local area within a 3-mile radius has a median home value of $535,552. The surrounding area also features strong demographics with the population estimate of 15,459, 137,708, and 243,536 within a 1-, 3-, and 5-mile radius, respectively. The average household income in the same radii is $132,849, $118,255, and $120,905, respectively.

According to the appraisal, the Scripps Ranch submarket has approximately 57 office buildings with a total supply of over 2.7 million sq. ft., with approximately 12 buildings totaling 1.6 million sq. ft. being Class A. There was no new inventory added during the fourth quarter of 2015, nor were there any new deliveries in the last year. The fourth quarter of 2015 office vacancy rate for Class A space was 7.2%, representing a 150 basis point decrease from 8.7% in the previous quarter. The Scripps Ranch submarket Class A vacancy rate is currently more than 4.0% lower than the Class A vacancy rate for the entire San Diego market. The appraisal concluded stabilized vacancy of 5.0%.

According to the appraisal, during the fourth quarter of 2015 net absorption in the Scripps Ranch submarket was 0.5%, compared to 5.2% over the last year. The historic absorption trend indicates stable long-term demand for office space in the Scripps Ranch submarket. As of the fourth quarter of 2015, the submarket reported average asking rents of $26.99 PSF, a 0.9% increase from the previous quarter. Class A rental rates were reported at $32.05 PSF, representing a 2.5% increase over the previous quarter.

The table below summarizes the comparable office leases as determined by the appraisal.

Summary of Comparable Leases(1)
Property	Tenants	Net Rentable Area	Date Signed	Base Rent	Expense Basis	TI’s PSF	Lease Term (months)
Northridge Summit Property	Intel, Turtle Beach	129,916	Various	Various	Various	Various	Various
Summit Rancho	Renovate America	98,113	11/01/2015	$33.00	Gross	NAV	24
Scripps Northridge Technology	MedImpact Healthcare Systems	47,158	4/1/2015	$26.40	Mod. Gross	$35.00	72
Rancho Bernardo	FitBit	18,249	6/1/2016	$23.40	NNN	$57.00	60
Kearny Mesa	Abeo Management Co.	8,464	9/1/2015	$23.40	Mod. Gross	$10.00	48
Total / Wtd. Avg.(2):		171,984		$29.70
(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. excludes the Northridge Summit Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

12220 Scripps Summit Drive San Diego, CA 92131	Collateral Asset Summary – Loan No. 10 Northridge Summit	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 74.1% 1.32x 9.4%

The table below summarizes comparable property sales as determined by the appraisal.

Summary of Comparable Sales(1)
Property	Location	Net Rentable Area	Date of Sale	Sales Price PSF	Occupancy	Year Built
Northridge Summit Property	San Diego, CA	129,916	NAP	NAP	100.0%	2000
Ocean Ridge	Carlsbad, CA	74,891	7/21/2015	$375.21	77.0%	2006
Multi-Property Sale	San Diego, CA	182,870	5/07/2015	$333.71	100.0%	2005
Copley Corporate Center	San Diego, CA	120,489	1/12/2015	$361.03	100.0%	2001
The Plaza at Scripps	San Diego, CA	112,990	12/16/2014	$349.59	96.0%	2006
Total / Wtd. Avg.(2):		122,810		$350.39
(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. excludes the Northridge Summit Property.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	U/W	U/W PSF
Base Rent(1)	$1,046,237	$1,342,922	$1,910,562	$3,350,918	$25.79
Gross Potential Rent	$1,046,237	$1,342,922	$1,910,562	$3,350,918	$25.79
Total Recoveries	368,997	571,106	1,255,338	1,492,978	11.49
Total Other Income	0	0	4,974	0	0.00
Less: Vacancy(2)	0	0	0	(348,760)	(2.68)
Effective Gross Income	$1,415,235	$1,914,028	$3,170,874	$4,495,135	$34.60
Total Operating Expenses	735,240	886,623	1,271,286	1,548,368	11.92
Net Operating Income	$679,995	$1,027,405	$1,899,588	$2,946,767	$22.68
TI/LC	0	0	0	299,713	2.31
Capital Expenditures	0	0	0	32,479	0.25
Net Cash Flow	$679,995	$1,027,405	$1,899,588	$2,614,575	$20.13
(1)	U/W Base Rent includes $209,292 in contractual step rent through April 2017 and $185,039, which represents the net present value of rent steps for Intel.
(2)	U/W Vacancy represents 7.2% of gross income, which represents submarket vacancy.

Property Management. The Northridge Summit Property is managed by Colliers International Real Estate Management Services (CA), Inc. Colliers International Group Inc. is a United States-based commercial real estate services organization with approximately 16,000 employees in more than 554 offices in 66 countries.

Lockbox / Cash Management. The Northridge Summit Loan is structured with a springing hard lockbox and springing cash management. Following the occurrence of a Cash Management Trigger Event (as defined below) the borrower is required to deliver tenant direction letters instructing such tenants to deliver rents directly into the clearing account and, during the continuance of a Trigger Period (as defined below), funds in the clearing account will be transferred on a daily basis to a cash management account controlled by the lender. During the continuance of a Trigger Period (other than the occurrence of a Lease Sweep Period (as defined below)), all funds in the cash management account will be applied by the lender to payments of debt service, required reserves, and other items required under the Northridge Summit Loan documents and remaining cash flow will be held by the lender as additional collateral for the Northridge Summit Loan. During a Trigger Period caused by a Lease Sweep Period, all excess cash will be transferred to the lease sweep reserve account.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) the commencement of a Lease Sweep Period, (iii) the earlier of (a) the date that is eighteen months prior to the earliest stated expiration (including the stated expiration of any renewal term) of the Intel lease and (b) the date that is 15 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of the Turtle Beach lease, or (iv) the debt service coverage ratio falls below 1.25x as of the last day of any calendar quarter.

A “Trigger Period” will occur upon (i) an event of default, (ii) if the debt service coverage ratio falls below 1.20x as of the last day of any calendar quarter or (iii) a Lease Sweep Period.

A “Lease Sweep Period” will commence upon (i) the earlier of (a) the date that is 15 months prior to the maturity date of the Intel lease, (b) the date that is 12 months prior to the maturity date of the Turtle Beach lease and (c) the date that the Lease Sweep Lease (as defined below) is required under its lease to give notice of its exercise of a renewal option (and such renewal is not exercised), (ii) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

12220 Scripps Summit Drive San Diego, CA 92131	Collateral Asset Summary – Loan No. 10 Northridge Summit	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 74.1% 1.32x 9.4%

date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by any borrower of notice from the Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (iii) the date the that Lease Sweep Lease (as defined below) discontinues its business (i.e., “goes dark”) at substantially all of its space at the Northridge Summit Property, (iv) a monetary or material non-monetary default under the Lease Sweep Lease that continues beyond any applicable notice or cure period, (v) an insolvency proceeding of Lease Sweep Lease or (vi) a decline in the credit rating of Intel below “BBB-” by S&P, “Baa3” by Moody’s or, if rated by Fitch, a “BBB-” rating by Fitch.

“Lease Sweep Lease” means all leases pertaining to spaces tenanted by Intel, Turtle Beach, or any other lease or replacement lease (or an aggregate of leases to one tenant) at the Northridge Summit Property.

Notwithstanding the foregoing, the borrower may avoid the commencement of a Lease Sweep Period by delivering to the lender either cash collateral or a letter of credit, to be held as additional collateral for the Northridge Summit Loan, in an amount equal to the Lease Sweep Deposit Amount (as defined below).

“Lease Sweep Deposit Amount” means (i) during the continuance of a Lease Sweep Period with respect to the Intel lease, an amount equal to $25.00 PSF or (ii) during the continuance of a Lease Sweep Period with respect to the Turtle Beach lease, an amount equal to $2,900,000.

Initial Reserves. At origination, the borrower deposited (i) $300,000 into a replacement reserve account, (ii) $570,558 into a TI/LC reserve for outstanding approved leasing expenses with respect to the Intel lease and (iii) $160,673 into a free rent reserve for three months’ free rent under the Turtle Beach lease.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit (i) 1/12 of the estimated annual real estate taxes, which currently equates to $21,735, into a tax reserve account, (ii) $2,707 into a replacement reserve account and (iii) $13,533 into a TI/LC reserve account, and from and after the date the lease sweep lease renewal criteria has been satisfied, subject to a cap of $870,500 (excluding the initial TI/LC reserve deposit). In addition, (a) if an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into an insurance reserve account and (b) during the continuance of a Lease Sweep Period, all excess cash will be transferred into the lease sweep reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

12220 Scripps Summit Drive San Diego, CA 92131	Collateral Asset Summary – Loan No. 10 Northridge Summit	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 74.1% 1.32x 9.4%

Northridge Summit
12220 Scripps Summit Drive
San Diego, CA 92131
San Diego
CARMEL MOUNTAIN
RANCHO PENASQUITOS
TORREY HIGHLANDS
CARMEL VALLEY
MIRA MESA
SCRIPPS RANCH
MIRAMAR MARINE STATION
KEARNY MESA
TIERRASANTA
Pomerado Hospital
Carmel Mountain Plaza
Rancho Penasquitos Towne Center
Clairemont Town Square
Mira Mesa Square
Scripps Mesa Shopping Center
Mira Mesa Mall (North)
Mesa Shopping Center
Mira Mesa Market Center
Mira Mesa Mall (South)
Miramar College
Scripps Ranch Village Shopping Center
Alliant Int'l University -Scripps Ranch
Sorrento Towers
Vons Center
SCRIPPS POWAY PKY
POWAY RD
SPRING CANYON RD
BLACK MOUNTAIN RD
CARMEL VALLEY RD
SORRENTO VALLEY BLVD
MIRA MESA BLVD
POMERADO RD
CARROLL RD
MIRAMAR RD
LA JOLLA VILLAGE DR
KEARNY VILLA RD
GENESEE AVE
CAMINO DEL NORTE
Carlsbad
Encinitas
Solana Beach
Rancho Santa Fe
Fairbanks Ranch
Del Mar
Poway
Ramona
Lakeside
Santee
La Jolla
La Mesa
El Cajon
Crest
Spring Valley
Jamul
Lemon Grove
La Presa
San Diego
Coronado
PACIFIC OCEAN
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

5555 Whittlesey Boulevard Columbus, GA 31909	Collateral Asset Summary – Loan No. 11 Columbus Park Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,500,000 75.0% 1.22x 8.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Allan V. Rose
Borrower:	AVR CPC Associates, LLC
Original Balance(1):	$30,500,000
Cut-off Date Balance(1):	$30,500,000
% by Initial UPB:	3.7%
Interest Rate:	4.7400%
Payment Date:	1st of each month
First Payment Date:	January 1, 2016
Maturity Date:	December 1, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt(1):	$40,000,000 Pari Passu Debt
Call Protection:	L(28), D(88), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$95,633	$47,816
Insurance(3):	$0	Springing
Replacement:	$0	$10,634
TI/LC(4):	$0	$26,585
Ground Rent(5):	$58,590	Springing

Financial Information(6)
Cut-off Date Balance / Sq. Ft.:	$110
Balloon Balance / Sq. Ft.:	$95
Cut-off Date LTV:	75.0%
Balloon LTV:	64.5%
Underwritten NOI DSCR(7):	1.34x
Underwritten NCF DSCR(7):	1.22x
Underwritten NOI Debt Yield:	8.4%
Underwritten NCF Debt Yield:	7.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple/Leasehold
Location:	Columbus, GA
Year Built / Renovated:	2003 / 2014-2015
Total Sq. Ft.:	638,028
Property Management:	Genesis Real Estate Advisers, LLC
Underwritten NOI:	$5,903,883
Underwritten NCF:	$5,376,761
Appraised Value:	$94,000,000
Appraisal Date:	July 29, 2015

Historical NOI
Most Recent NOI:	$6,638,887 (T-12 October 31, 2015)
2014 NOI:	$6,465,696 (December 31, 2014)
2013 NOI:	$6,448,786 (December 31, 2013)
2012 NOI:	$6,204,142 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (November 9, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	99.7% (December 31, 2013)
2012 Occupancy:	99.5% (December 31, 2012)

(1)	The Columbus Park Crossing Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $70.5 million. The non-controlling Note A-2, with an original principal amount of $30.5 million, will be included in the DBJPM 2016-C1 mortgage trust. The controlling Note A-1, with an original principal balance of $40.0 million, was included in the COMM 2016-DC2 mortgage trust.

(2)	In place cash management will be triggered (i) upon an event of default or (ii) if the DSCR falls below 1.05x and will end upon (a) with respect to (i) above, such event of default is cured, (b) with respect to (ii) above, when the DSCR is at least 1.10x for two consecutive calendar quarters.

(3)	If an acceptable blanket policy is no longer in place, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve on a monthly basis.
(4)	TI/LC reserves are subject to a cap of $1,250,000.

(5)	The borrower will be required to deposit an amount equal to the monthly ground rent into a ground rent reserve account if (a) an event of default has occurred, (b) the borrower fails to provide satisfactory evidence of payment of the ground rent, (c) a default has occurred under the ground lease or (d) the borrower fails to maintain the ground rent funds sufficient such that the balance of the ground rent reserve account funds is equal to one-quarter of the ground rent due under the ground lease for the ensuing twelve months.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Columbus Park Crossing Whole Loan.

(7)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.74x and 1.59x, respectively.

TRANSACTION HIGHLIGHTS

▪	Property. The Columbus Park Crossing property consists of a 638,028 sq. ft. Class A, open air anchored retail center which includes a mix of big box anchors, retail strips and outparcel buildings located approximately five miles north of the Columbus, Georgia central business district. The property was developed in 2003 and acquired by the sponsor in 2007. The property is anchored by Sears, Carmike Cinemas, Toys-R-Us, Haverty’s, Ross Dress for Less and Marshalls. As of November 9, 2015, the property is 100.0% leased to a broad mix of approximately 48 national and local tenants, including Bed Bath & Beyond, Pier One Imports, Party City, Old Navy and Lifeway Christian Books, among others. In addition, the property includes 50,758 sq. ft. of restaurant and outparcel space, all of which is part of the collateral. On a weighted average basis, the current tenants have been at the property for 12.2 years. The property also features a total of 4,196 surface parking spaces, which equates to a ratio of 6.58 spaces per 1,000 sq. ft. The property is located approximately 115 miles southwest of Atlanta, Georgia and 90 miles east of Montgomery, Alabama. The property is also in close proximity to the Fort Benning military reservation. Fort Benning houses the U.S. Army Infantry School and according to the appraisal has an annual active and retired military and civilian employee payroll of more than $1.1 billion per year and an impact of more than $1.9 billion per year on the local economy.

▪	Ground Lease. Approximately 54.3 acres of the 75.1 total acres of the property is ground leased from Geo. M. Adams Co., Inc., and the rest of the property is owned in fee. The expiration date of the ground lease is June 17, 2036, subject to eight, five-year extension options at the sole option of the borrower. The base rent under the ground lease is approximately $234,361 per annum (subject to a 10% increase every five years as provided in the ground lease). The ground lease is structured with a purchase option in favor of the ground lessee that provides for the right to purchase the ground leased premises by giving written notice to the ground lessor during the period which begins on the date that is 180 days prior to the expiration of the 25th lease year (June 2026) and ends on the date that is 180 days prior to the expiration of the 30th lease year (June 2031) by giving the ground lessor 180 days’ prior written notice. The purchase price is required to be derived by applying an 8.50% cap rate to the then in-place annual ground rent in effect during the 26th through 30th lease years.

▪	Authority Lease. In order to confer upon the borrower a real estate tax benefit, the borrower transferred its fee and leasehold interest in the property to the Development Authority of Columbus, Georgia (the “Development Authority”) in 2001 and, in connection therewith, the Development Authority issued industrial development bonds in the aggregate principal amount of $75,000,000, the proceeds of which were used to pay for financing acquisition and development costs of the property. The Development Authority then leased and subleased its interests in the property to the borrower pursuant to a master lease (the “Authority Lease”) between the Development Authority, as lessor, and the borrower, as lessee, under which the borrower is responsible for (i) paying base rent on April 1 and October 1 of each year in an amount equal to the then payable principal and interest due under the related development bonds issued by the Development Authority and (ii) operating, maintaining and paying all costs associated with the property. The borrower is the owner of the development bonds and has pledged the development bonds to the lender as additional collateral for the Columbus Park Crossing Whole Loan. Upon the expiration of the tax benefit on April 21, 2021, the Development Authority is required to sell, and the borrower is required to purchase, all of the Development Authority’s fee and leasehold interests in the property for $100.00 and satisfaction of the other terms under the Authority Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

495 Premium Outlets Boulevard Hagerstown, MD 21740	Collateral Asset Summary – Loan No. 12 Hagerstown Premium Outlets	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 51.3% 2.31x 14.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Simon Property Group, L.P.
Borrower:	Outlet Village of Hagerstown Limited Partnership
Original Balance(2):	$30,000,000
Cut-off Date Balance(2):	$30,000,000
% by Initial UPB:	3.7%
Interest Rate:	4.2590%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	February 6, 2026
Amortization:	Interest only for first 24 months, 360 months thereafter
Additional Debt(2):	$47,000,000 Pari Passu Debt
Call Protection(3)(4):	L(26), D(87), O(7)
Lockbox / Cash Management(5):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(6):	$0	Springing
Insurance(7):	$0	Springing
Replacement(6):	$0	Springing
TI/LC(6):	$0	Springing

Financial Information(8)
Cut-off Date Balance / Sq. Ft.:	$159
Balloon Balance / Sq. Ft.:	$135
Cut-off Date LTV:	51.3%
Balloon LTV:	43.6%
Underwritten NOI DSCR(9):	2.47x
Underwritten NCF DSCR(9):	2.31x
Underwritten NOI Debt Yield:	14.6%
Underwritten NCF Debt Yield:	13.6%
(1)	The sponsor is also the sponsor of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Williamsburg Premium Outlets, which has a Cut-off Date Balance of $70.0 million.

(2)	The Hagerstown Premium Outlets Whole Loan is evidenced by four pari passu notes in the aggregate original principal amount of $77.0 million. The non-controlling Note A-1, with an original principal balance of $30.0 million will be included in the DBJPM 2016-C1 mortgage trust. The remaining pari passu Notes A-2, A-3 and A-4, with an aggregate original principal balance of $47.0 million, will not be included in the trust and are expected to be held by GACC or an affiliate and contributed to one or more future securitizations.

(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of March 6, 2016. Defeasance of the full $77.0 million Hagerstown Premium Outlets Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) March 6, 2019. The assumed lockout period of 26 payments is based on the expected DBJPM 2016-C1 securitization closing date in April 2016. The actual lockout period may be longer.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Hagerstown, MD
Year Built / Renovated:	1988-2000 / NAP
Total Sq. Ft.:	484,994
Property Management:	Simon Management Associates, LLC
Underwritten NOI:	$11,229,242
Underwritten NCF:	$10,509,299
Appraised Value:	$150,000,000
Appraisal Date:	November 30, 2015

Historical NOI
Most Recent NOI:	$11,240,422 (T-12 June 30, 2015)
2014 NOI:	$11,045,220 (December 31, 2014)
2013 NOI:	$10,292,735 (December 31, 2013)
2012 NOI:	$9,323,749 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	89.7% (July 31, 2015)
2014 Occupancy:	96.7% (December 31, 2014)
2013 Occupancy:	99.9% (December 31, 2013)
2012 Occupancy:	98.2% (December 31, 2012)
(4)	The borrower may, without lender consent, transfer non-income producing portions of the property (through sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the borrower.

(5)	In place cash management will be triggered (i) upon an event of default, (ii) a bankruptcy action by the borrower, or (iii) if the DSCR falls below 1.10x for two consecutive calendar quarters based on a trailing four-quarter period and will end upon (a) with respect to (i) above, such event of default is cured, (b) with respect to (ii) such bankruptcy action has been resolved and (c) with respect to (iii) above, when the DSCR is at least 1.10x for two consecutive calendar quarters based on the trailing four-quarter.

(6)	During the occurrence of a DSCR Reserve Trigger Event (as defined below) or an event of default, the borrower is required to deposit monthly reserves on each payment date in an amount equal to (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, provided that there is a failure to pay taxes before they are due or the failure to provide evidence that taxes have been paid, (ii) $10,104 into a replacement reserve account, subject to a cap of $242,497 and (iii) $49,891 into the TI/LC reserve account, subject to a cap of $1,197,390. A “DSCR Reserve Trigger Event” will commence upon the occurrence of the DSCR falling below 1.20x based on a trailing four-quarter basis for two consecutive calendar quarters and will end upon the achievement of a DSCR of at least 1.20x for two consecutive quarters based upon the trailing-four quarter period, provided that no event of default has occurred and is continuing.

(7)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance account (i) upon an event of default or (ii) if an acceptable blanket insurance policy is no longer in place.

(8)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Hagerstown Premium Outlets Whole Loan.

(9)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 3.38x and 3.16x, respectively.

TRANSACTION HIGHLIGHTS

▪	Property/Location. The Hagerstown Premium Outlets property consists of a 484,994 sq. ft. open-air outlet center located along Interstate 70 in Hagerstown, Maryland. The property was developed in 1988 with additional buildouts through 2000. In 2010, the property was acquired by its current sponsor, Simon Property Group, L.P., for approximately $89.5 million ($184 PSF) on an allocated cost basis as a part of its acquisition of Prime Outlets. As of July 31, 2015, the property was 89.7% leased to a mix of approximately 94 retailers anchored by Wolf Furniture and Outlet and Nike Factory Store. Additional retailers at the property include Reebok Outlet, Under Armour, Dress Barn, Gap, The North Face, Banana Republic, Polo Ralph Lauren, Coach, American Eagle, Columbia, Ann Taylor and J. Crew, among others. For the trailing twelve-month period ending in July 2015, the property reported sales and occupancy costs of approximately $343 PSF and 10.7%, respectively, with sales and occupancy costs for in-line tenants with less than 10,000 sq. ft. reported to be $330 PSF and 11.0%, respectively.

▪	Market. Hagerstown is approximately 70 miles northwest of Washington, D.C., 72 miles west-northwest of Baltimore, Maryland and 74 miles southwest of Harrisburg, Pennsylvania. According to the appraisal, the primary trade area of the property is an approximate 10-mile radius. According to the appraisal, within the 10-mile radius of the property, the 2015 average income is $71,220 with a population of 147,335. In 2014, the primary trade area reached $2.9 billion in aggregate retail sales with average retail sales per household of $52,924 compared to $51,830 per household in the broader Hagerstown core based statistical area.

▪	Sponsor. Simon Properties Group, L.P. (“Simon”, rated A by S&P) is a publicly traded real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon had approximately $30.6 billion in assets as of September 2015. The Hagerstown Premium Outlets Whole Loan will be recourse to the sponsor pursuant to standard carve-outs, however, the guaranty (which also includes environmental indemnity provisions) provides that Simon’s liability may not exceed $15.4 million in the aggregate (20.0% of original loan amount).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Various Frisco, TX 75034	Collateral Asset Summary – Loan No. 13 Hall Office Park A1/G1/G3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 73.8% 1.41x 9.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Hall Phoenix/Inwood Ltd.
Borrower:	Hall Stonebriar One Associates, LLC; Hall 2401 Internet II, LLC; Hall G3 II, LLC
Original Balance(1):	$28,000,000
Cut-off Date Balance(1):	$28,000,000
% by Initial UPB:	3.4%
Interest Rate:	4.6950%
Payment Date:	1st of each month
First Payment Date:	February 1, 2016
Maturity Date:	January 1, 2026
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt(1):	$27,900,000 Pari Passu Debt
Call Protection(2)(3):	L(35), D(80), O(5)
Lockbox / Cash Management(4):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$97,337
Insurance(5):	$0	Springing
Replacement(6):	$0	$6,845
TI/LC(7):	$1,355,177	$34,227
HCL Expansion Holdback(8):	$2,500,000	$0
Free Rent:	$342,374	$0
Lease Sweep(9):	$0	Springing

Financial Information(10)
Cut-off Date Balance / Sq. Ft.:	$170
Balloon Balance / Sq. Ft.:	$146
Cut-off Date LTV:	73.8%
Balloon LTV:	63.4%
Underwritten NOI DSCR(11):	1.48x
Underwritten NCF DSCR(11):	1.41x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.7%
(1)	The Hall Office Park A1/G1/G3 Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $55.9 million. The controlling Note A-1, with an original principal amount of $28.0 million, will be included in the DBJPM 2016-C1 mortgage trust. The non-controlling Note A-2, with an original principal balance of $27.9 million, is expected to be held by GACC or an affiliate and contributed to one or more future securitizations.
(2)	After the expiration of the lockout period, the borrowers may release an individual property upon a refinancing or bona fide third-party sale of such property provided, among other things, (i) no event of default is continuing, (ii) the borrowers partially defease the loan in an amount equal to either (x) 115% of the allocated loan amount for the released property upon a bona fide third-party sale or (y) 125% of the allocated loan amount for the released property upon a refinancing, (iii) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding such release and 1.30x, (iv) the LTV for the remaining properties does not exceed the lesser of the LTV immediately preceding such release and 73.8% and (v) the ratio of the unpaid principal balance of the LTV of the properties is not greater than 125%.

Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Frisco, TX
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	328,743
Property Management:	Hall Financial Group, Ltd.
Underwritten NOI(12):	$5,130,907
Underwritten NCF:	$4,888,032
Appraised Value:	$75,700,000
Appraisal Date:	December 14, 2015

Historical NOI
Most Recent NOI:	$3,312,769 (T-12 October 31, 2015)
2014 NOI:	$2,539,091 (December 31, 2014)
2013 NOI:	$3,955,359 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	91.1% (January 5, 2016)
2014 Occupancy(13):	79.2% (December 31, 2014)
2013 Occupancy:	97.5% (December 31, 2013)
(3)	The lockout period will be at least 35 payment dates beginning with and including the first payment date of February 1, 2016. Defeasance of the full $55.9 million Hall Office Park A1/G1/G3 Whole Loan is permitted after the date that is the later of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) December 31, 2018. The assumed lockout period of 35 payments is based on the expected DBJPM 2016-C1 securitization closing date in April 2016. The actual lockout period may be longer.
(4)	In place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.20x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters or (iii) during a Lease Sweep Period. A “Lease Sweep Period” will commence upon (i) the date that is 12 months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below), (ii) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or receipt by the borrower of notice from any tenant under a Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (iii) the date that the tenant under the Lease Sweep Lease discontinues its business or gives notice that it intends to discontinue its business, (iv) a default under a Lease Sweep Lease beyond any applicable notice and cure period or (v) a bankruptcy or insolvency proceeding of any tenant under a Lease Sweep Lease. A “Lease Sweep Lease” is (i) the Amerisource Bergen lease, (ii) the HCL lease or (iii) any replacement lease or leases which individually comprise greater than 30,000 rentable sq. ft.
(5)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.
(6)	The replacement reserve account is subject to a cap of $197,150.
(7)	The TI/LC reserve account is subject to a $1,000,000 cap provided that on or after June 1, 2022 at least 90.0% of the NRA is occupied.
(8)	The HCL Expansion Holdback reserve will be released to the borrower provided, among other things, (i) no event of default is continuing, (ii) debt yield is equal to or greater than 8.0%, (iii) the completion of the expansion premises and (iv) HCL Tenant’s Lease Sweep Lease has commenced and the HCL tenant is in occupancy of the expanded premises paying unabated rent.
(9)	On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the Lease Sweep Reserve.
(10)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Hall Office Park A1/G1/G3 Whole Loan.
(11)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.93x and 1.84x, respectively.
(12)	The increase in Underwritten NOI is attributed to recent leases at the properties. Since August 2015, the borrower has entered into six new leases totaling 75,281 sq. ft.
(13)	The decrease in 2014 Occupancy is attributed to lease expirations at the property. The sponsor subsequently leased a majority of the vacated space at lease expiration to Amerisource Bergen in July 2014.

TRANSACTION HIGHLIGHTS

▪	Property. The Hall Office Park A1/G1/G3 properties consists of three buildings, A1, G1 and G3, totaling 328,743 sq. ft located in the Hall Office Park complex. The Hall Office Park complex is a 16 building, 162-acre office park development built between 1997 and 2014. The Hall Office Park development includes an on-site fitness center, a conference center, a bank, food service, courtesy patrols, a full-time concierge, webcasting and videoconferencing facilities, a service retail center and on-site childcare. The Hall Office Park complex is located on the Dallas North Tollway, a north/south highway, north of Highway 121. The location is approximately 25 minutes from the Dallas central business district and approximately 20 minutes from the DFW International Airport. The properties have exhibited historical occupancy averaging 91.3% since 2008 and the Hall Office Park complex has achieved an average occupancy over 95.0% since 2012.

▪	Market. The local area surrounding the Hall Office Park A1/G1/G3 Properties consists primarily of single-family residential dwellings, multi-family communities, sports venues, a regional mall and local retail establishments. In addition, the properties are in close proximity to a number of corporate locations, including Toyota Motors’ North American headquarters, FedEx’s regional headquarters, Liberty Mutual’s regional headquarters and the new Dallas Cowboys’ headquarters, practice facilities and themed entertainment district. According to the appraisal, the Legacy/Frisco Class A submarket had a vacancy and average asking rent of 11.4% and $32.58 PSF, respectively in in the third quarter of 2015, compared to average in-place rent of $24.27 PSF and vacancy of 8.9% as of January 5, 2016 at the properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

3907 Shore Parkway Brooklyn, NY 11235	Collateral Asset Summary – Loan No. 14 UA Sheepshead Bay Theater	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,600,000 54.3% 1.58x 10.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Joseph Nakash
Borrower:	Shore Parkway Owner LLC
Original Balance:	$26,600,000
Cut-off Date Balance:	$26,600,000
% by Initial UPB:	3.3%
Interest Rate:	5.2400%
Payment Date:	6th of each month
First Payment Date:	May 6, 2016
Maturity Date:	April 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes(1):	$0	Springing
Insurance(2):	$0	Springing
Replacement(3):	$0	Springing
TI/LC:	$0	$6,520
Prepaid Rent(4):	$190,648	$0
Go-Dark(5):	$0	Springing
Lease Sweep(6):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$340
Balloon Balance / Sq. Ft.:	$281
Cut-off Date LTV:	54.3%
Balloon LTV:	45.0%
Underwritten NOI DSCR:	1.63x
Underwritten NCF DSCR:	1.58x
Underwritten NOI Debt Yield:	10.8%
Underwritten NCF Debt Yield:	10.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Brooklyn, NY
Year Built / Renovated:	1987 / 2001
Total Sq. Ft.:	78,324
Property Management:	Self-managed
Underwritten NOI:	$2,874,558
Underwritten NCF:	$2,781,353
Appraised Value:	$49,000,000
Appraisal Date:	December 14, 2015

Historical NOI
Most Recent NOI:	$2,923,815 (December 31, 2014)
2013 NOI:	$3,072,662 (December 31, 2013)
2012 NOI:	$3,293,487 (December 31, 2012)
2011 NOI:	$2,627,231 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	100.0% (April 6, 2016)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	The borrower will be required to deposit 1/12 of the annual real estate taxes if, among other things, (i) a Trigger Period (as defined below) has occurred and is continuing, (ii) the Regal Cinemas, Inc. (“Regal Cinemas”) lease is no longer in effect, or (iii) Regal Cinemas fails to pay all taxes in a timely manner. A “Trigger Period” will commence upon (i) an event of default, (ii) the debt service coverage ratio at the end of any calendar quarter being less than 1.20x or (iii) the commencement of a Lease Sweep Period (as defined below).
(2)	If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.
(3)	Upon the occurrence of a Trigger Period, the borrower is required to make monthly payments of $1,304 into the replacement reserve account.
(4)	On each monthly payment date, the lender will transfer from the Deposit Account into the Prepaid Rent Reserve the amount by which the quarterly rents paid under the Regal Cinemas lease exceed the monthly rent for such monthly payment date.
(5)	Prior to the date that is 30 days after Regal Cinemas (i) goes dark or (ii) gives notice to discontinue business, the borrower is required to deposit an amount equal to the greater of (i) $2,375,615 and (ii) an amount equal to the aggregate rents payable under the Regal Cinemas lease for the four consecutive calendar quarters immediately prior to the Lease Sweep Period less the aggregate Regal Cinemas monthly fixed rent.
(6)	On each monthly payment date during a Lease Sweep Period, all excess cash flow will be deposited into the Lease Sweep Reserve. A “Lease Sweep Period” will commence upon (i) (a) November 1, 2016, unless Regal Cinemas exercises its renewal or extension option to extend the term of the lease to May 21, 2022 or (b) twelve months prior to the stated expiration of the Regal Cinemas lease, (ii) the date Regal Cinemas exercises a termination option, (iii) the date the Regal Cinemas lease is surrendered, cancelled, or terminated prior to its then current expiration date, (iv) the date that Regal Cinemas goes dark or gives notice to discontinue business, (v) upon a monetary or material non-monetary default under the Regal Cinemas lease or (vi) upon the occurrence of an insolvency proceeding by Regal Cinemas.

TRANSACTION HIGHLIGHTS

▪	Property. The UA Sheepshead Bay Theater property is a 78,324 sq. ft. 14-screen movie theater single-tenanted by Regal Cinemas located within the Sheepshead Bay neighborhood in Brooklyn, New York. The property was developed by the sponsor in 1987 and was renovated in 2001. The improvements consist of a two-story building situated on 2.20 acres and an adjacent three-story 520 parking space garage which equates to a ratio of 6.64 spaces per 1,000 sq. ft. The property also includes 79 parking spaces in a parking lot located across Harkness Avenue. The property benefits from tax abatements provided through the New York City Industrial and Commercial Incentive Program. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

▪	Tenancy. As of April 6, 2016, the property is 100.0% leased to Regal Cinemas (rated B+/B3/B+ by Fitch/Moody’s/S&P) through May 21, 2017. Regal Cinemas has been at the property since 1987 and has estimated sales over $1.2 million per screen as of December 2015 compared to average national chain-wide sales per screen of approximately $424,847 for fiscal year end December 31, 2015. Since 2007, Regal Cinemas’ sales have ranged between approximately $16.2 million and approximately $19.1 million with average annual sales of approximately $17.3 million. Regal Cinemas has invested approximately $7.6 million ($97 PSF) along with $6.0 million from the borrower for theater improvements including expanding from 9 to 14 theaters, and adding IMAX and RealD 3D screens. Regal Cinemas’ total rent is calculated as follows: (a) fixed minimum rent of $200,000 per annum, (b) percentage rent of 5.0% of sales (by the amount that exceeds the fixed minimum rent), (c) profit sharing rent of 50% of theater profit and (d) garage rent of $658,387 per annum. Regal Cinemas is currently in its second of six renewal options and has three, 5-year and one, 4-year renewal options remaining, which would extend the lease to May 2036.

▪	Location. The property is located along the Shore Parkway between Knapp Street and Plumb 3rd Street, next to the Belt Parkway in the Sheepshead Bay neighborhood of Brooklyn. The property is bordered by the communities of Manhattan Beach to the south, Brighton Beach and Gravesend to the west, Gerritsen Beach to the east, and Midwood to the north. According to the appraisal, 51.1% of total land use in Community District 15 is one and two family housing, and 18.0% is multifamily residential. According to the appraisal, the 2015 population within a one-, three- and five-mile radius is 42,159, 421,500 and 1,204,189, respectively, and the average household income is $73,291, $72,421 and $66,694, respectively. The property benefits from a lack of competitive theater properties in the immediate area. The nearest movie theater, which is an independent theater with four screens, is 5.7 miles from the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

5 Avenue of the Arts Providence, RI 02903	Collateral Asset Summary – Loan No. 15 Renaissance Providence Downtown Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,973,433 61.6% 1.43x 9.3%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Sponsor:	TH Investment Holdings II, LLC
Borrower:	RP Providence, L.L.C.
Original Balance(1):	$25,000,000
Cut-off Date Balance(1):	$24,973,433
% by Initial UPB:	3.1%
Interest Rate:	5.0000%
Payment Date:	1st of each month
First Payment Date:	April 1, 2016
Maturity Date:	March 1, 2026
Amortization:	360 months
Additional Debt(1):	$19,978,747 Pari Passu Debt
Call Protection:	L(25), YM1(91),O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$88,149	$35,081
Insurance(3):	$0	Springing
FF&E(4):	$0	4% of gross revenues for the calendar month which occurred two months prior
PIP(5):	$705,504	Springing
Environmental(6):	$25,000	$0

Financial Information(7)
Cut-off Date Balance / Room:	$165,265
Balloon Balance / Room:	$136,022
Cut-off Date LTV(8):	61.6%
Balloon LTV(8):	50.7%
Underwritten NOI DSCR:	1.43x
Underwritten NCF DSCR:	1.43x
Underwritten NOI Debt Yield:	9.3%
Underwritten NCF Debt Yield:	9.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Providence, RI
Year Built / Renovated:	2007 / 2014-2016
Total Rooms:	272
Property Management:	RP Hotel Manager, LLC
Underwritten NOI:	$4,158,360
Underwritten NCF:	$4,158,360
“As-Is” Appraised Value:	$70,000,000
“As-Is” Appraisal Date:	December 1, 2015
“As Complete” Appraised Value(8):	$73,000,000
“As Complete” Appraisal Date(8):	December 1, 2016

Historical NOI
Most Recent NOI:	$4,523,868 (T-12 January 31, 2016)
2014 NOI:	$4,413,431 (December 31, 2014)
2013 NOI:	$3,790,625 (December 31, 2013)

Historical Occupancy / ADR / RevPAR
Most Recent Occupancy:	72.5% (January 31, 2016)
2014 Occupancy:	74.3% (December 31, 2014)
2013 Occupancy:	73.1% (December 31, 2013)
(1)	The Renaissance Providence Downtown Hotel Whole Loan is evidenced by two pari passu notes in the aggregate original principal balance of $45.0 million. The controlling Note A-1, with an original principal balance of $25.0 million, will be included in the DBJPM 2016-C1 mortgage trust. The non-controlling Note A-2, with an original principal balance of $20.0 million, is expected to be held by JPMCB or an affiliate and is expected to be contributed to one or more future securitizations.
(2)	In place cash management will be triggered upon (i) an event of default, (ii) the bankruptcy or insolvency action of the borrower or property manager or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.25x.
(3)	If either (i) an acceptable blanket insurance policy is no longer in place or (ii) the borrower is not financing insurance premiums in accordance with the loan documents and depositing 115% of the monthly premium installments with the lender, the borrower is required to deposit 1/12 of the annual premiums into the insurance reserve on a monthly basis.
(4)	The monthly FF&E reserve amount will increase to 5% of gross revenues during any quality assurance trigger period.
(5)	On each monthly payment date, the borrower is required to deposit the estimated installment amount required to complete all work under any property improvement plan (“PIP”) required by the franchisor (other than the current PIP).
(6)	The Initial Environmental Reserve represents an escrow for tank tightness testing related to one underground storage tank (the “UST”) at the property, as well as any required remediation in the event the test results reveal any issues with the UST.
(7)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Renaissance Providence Downtown Hotel Whole Loan.
(8)	The Cut-off Date LTV and the Balloon LTV are based on the “As Complete” Appraised Value, which assumes that the remaining renovations related to a PIP, with an initial estimated cost of $5.5 million, have been completed. The estimated amount required to complete the PIP was fully reserved for at loan origination in the PIP Reserve. Based on the “As-Is” Appraised Value of $70.0 million, the Cut-off Date LTV and the Balloon LTV are 64.2% and 52.9%, respectively.

TRANSACTION HIGHLIGHTS

▪	Property. The Renaissance Providence Downtown Hotel property opened in 2007 as part of the redevelopment of the Masonic Temple Building. The property has a franchise agreement with Marriott International, Inc., which expires on July 19, 2033. The property features a full-service restaurant, 11,415 sq. ft. of meeting space, which includes the 4,900 sq. ft. Symphony Ballroom, a fitness center, a business center, a club/concierge lounge, a gift shop and valet parking.

▪	Location. The property is located in downtown Providence off Interstate 95 and located near demand generators including the Veterans Memorial Auditorium, the Rhode Island State House, the Rhode Island Convention Center, the Dunkin’ Donuts Center and the 1.4 million sq. ft., General Growth Properties, Inc. owned Providence Place Mall.

▪	Major PIP. The property is undergoing an approximately $5.5 million ($20,248 per room) PIP that began in 2014. Renovations include upgrades to guest rooms and bathrooms, food and beverage outlets, lobby areas, guest corridors, elevators and the fitness center. The remaining $705,504 in estimated costs was reserved for at origination to renovate the concierge lounge and the meeting and banquet space. The PIP is scheduled to be completed in 2016.

▪	Performance. The property is in line with or outperforming the competitive set in occupancy (99.0%), ADR (114.9%) and RevPAR (113.7%) according to a January 2016 travel research report.

▪	Sponsor. TH Investment Holdings II, LLC is a fund of The Procaccianti Group (“TPG”). TPG has owned or managed real estate assets with more than 50 million sq. ft. and a value exceeding $5.0 billion. TPG’s current portfolio includes 66 hotel properties located in 26 states totaling 18,496 guest rooms and approximately 20.0 million sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Various, PA	Collateral Asset Summary – Loan No. 16 East Hills Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,417,063 70.1% 1.43x 10.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	James Brumbaugh; Louis Mihalko
Borrower:	124 Donald, LLC; 136 Jaycee, LLC; 210 Industrial, LLC; 303 Emglo, LLC; 388 Ebensburg, LLC; 395 Vejo, LLC; 401 Broad Street Holdings, LLC; 423 Walters, LLC; CVMH Lot, LLC
Original Balance:	$23,500,000
Cut-off Date Balance:	$23,417,063
% by Initial UPB:	2.9%
Interest Rate:	4.9300%
Payment Date:	6th of each month
First Payment Date:	February 6, 2016
Maturity Date:	January 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection(1):	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$192,003	$38,401
Insurance:	$18,641	$9,321
Replacement:	$0	$6,566
TI/LC(2):	$0	$17,598
Required Repairs:	$94,713	NAP
Environmental:	$40,000	$0
Lease Sweep(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$40
Balloon Balance / Sq. Ft.:	$33
Cut-off Date LTV:	70.1%
Balloon LTV:	57.7%
Underwritten NOI DSCR:	1.60x
Underwritten NCF DSCR:	1.43x
Underwritten NOI Debt Yield:	10.2%
Underwritten NCF Debt Yield:	9.2%

Property Information
Single Asset / Portfolio:	Portfolio of nine properties
Property Type:	Various
Collateral:	Fee Simple
Location:	Various, PA
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	589,847
Property Management:	Mihalko Holdings, LLC
Underwritten NOI:	$2,395,754
Underwritten NCF:	$2,146,797
Appraised Value:	$33,390,000
Appraisal Date:	August 26, 2015

Historical NOI
Most Recent NOI:	$2,595,585 (T-12 August 31, 2015)
2014 NOI:	$2,388,386 (December 31, 2014)
2013 NOI:	$2,604,608 (December 31, 2013)
2012 NOI:	$2,562,324 (December 31, 2012)

Historical Occupancy
Current Occupancy:	90.8% (Various)
2014 Occupancy:	86.4% (December 31, 2014)
2013 Occupancy:	88.5% (December 31, 2013)
2012 Occupancy:	NAV
(1)	On any date after the lockout period ends, the borrowers may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) the LTV for the remaining properties does not exceed the lesser of the LTV immediately preceding such release and 70.4%, (ii) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding such release and 1.36x and (iii) the borrowers partially defease the Mortgage Loan in an amount equal (the “Release Amount”) to the greater of 125% of the allocated loan amount for the released property or 100% of the net sales proceeds from the released property, which in no event may be less than 94% of the gross sale price of such released property. In addition, in the event that the sole tenant of the 934 Franklin Street property exercises its option to purchase such property and the purchase is made before the expiration of the lockout period, the borrower may obtain the release of such property, provided, among other things, the borrower prepays a portion of the outstanding principal balance of the Mortgage Loan in an amount equal to the Release Amount together with the applicable prepayment fee.
(2)	TI/LC reserves are subject to a cap of $750,000.
(3)	On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the Lease Sweep Reserve. A “Lease Sweep Period” will commence (i) six months prior to the expiration of a Lease Sweep Lease or upon the date required under a Lease Sweep Lease which the tenant is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised), (ii) upon the early termination, early cancellation or early surrender of a Lease Sweep Lease or upon the borrowers’ receipt of notice by a tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease, (iii) upon the date the tenant discontinues (i.e., “goes dark”) its business at all or substantially all of its premises, (iv) upon a monetary or material nonmonetary default by the tenant under its lease or (v) upon a bankruptcy or insolvency proceeding of a tenant or its parent. A “Lease Sweep Lease” means (i) each of the Kongsberg Defense lease and the Martin Baker America lease and (ii) any replacement lease that, either individually, or when taken together with any other lease of the same tenant, covers all or substantially all of the rentable square feet of the space covered by the applicable Lease Sweep Lease.

TRANSACTION HIGHLIGHTS

▪	Properties. The East Hills Industrial Portfolio properties are comprised of eight flex industrial properties and one parking lot totaling a combined 589,847 sq. ft. The properties are currently 90.8% occupied as December 15, 2015 and have maintained a weighted average historical occupancy above 88.5% since 2013. The tenants occupying the properties are predominantly in the defense, social services, retail medical and contract services sector and approximately 62.1% of the NRA is occupied by rated, publicly traded or national companies. The parking lot space is leased by Conemaugh Valley Hospital, a local hospital that uses the site for offsite employee parking. The tenant’s use of the 423 Walters Avenue property as an ejector seat manufacturing facility (industrial) is legal non-conforming (the current zoning requires commercial use). For additional information, see “Description of the Mortgage Pool-Use Restrictions”.

▪	Market. The properties are located in the Johnstown-Somerset industrial submarket within the Johnstown, Pennsylvania metropolitan statistical area (“Johnstown MSA”). According to the appraisal, the Johnstown MSA had a 2015 total population of 140,863 with a 2015 median household income of $41,335. Johnstown’s industries include the medical, educational, defense and communications sectors. Several companies such as Lockheed Martin, American Red Cross, Concurrent Technologies Corporation, Conemaugh Health System and Northrup Grumman have facilities in the Johnstown MSA. According to the appraisal, the Johnstown-Somerset industrial submarket has a total inventory of approximately 5.8 million sq. ft. with a vacancy rate of 6.3% as of the fourth quarter of 2015. No new supply has been added to the submarket in the past eight years and asking rent has averaged $4.34 PSF from 2007 to 2014. The Johnstown MSA is served by John Murtha Johnstown-Cambria County Airport and also benefits from proximity to a network of highways which includes U.S. Routes 219, 119, 22, and State Route 56, which connect to Pittsburgh and other neighboring cities.

▪	Tenancy. The properties are currently occupied by 21 tenants as of December 15, 2015. The largest tenant, Kongsberg Defense, currently occupies 34.1% of the total properties sq. ft. and contributes 27.3% of the base rent. Kongsberg Defense recently exercised an early five-year extension options to renew its lease through January 2023. Lockheed Martin, representing 5.8% of the total portfolio NRA, also recently exercised the first of three remaining renewal options at the 303 Industrial Park Road property for one year through January 2017 at base rent of $6.43 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

4561-4665 Garth Road Baytown, TX 77521	Collateral Asset Summary – Loan No. 17 Riceland Pavilion	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 69.6% 1.55x 10.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Mordecai Schireson
Borrower:	Riceland Owner LLC
Original Balance:	$22,000,000
Cut-off Date Balance:	$22,000,000
% by Initial UPB:	2.7%
Interest Rate:	4.6700%
Payment Date:	6th of each month
First Payment Date:	May 6, 2016
Maturity Date:	April 6, 2026
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$93,819	$31,273
Insurance:	$16,602	$8,301
Replacement(2):	$0	$2,467
TI/LC(3):	$900,000	Springing
Required Repairs:	$9,625	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$149
Balloon Balance / Sq. Ft.:	$128
Cut-off Date LTV:	69.6%
Balloon LTV:	59.7%
Underwritten NOI DSCR(4):	1.62x
Underwritten NCF DSCR(4):	1.55x
Underwritten NOI Debt Yield:	10.1%
Underwritten NCF Debt Yield:	9.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Baytown, TX
Year Built / Renovated:	1996-2002, 2008, 2012 / NAP
Total Sq. Ft.:	148,030
Property Management:	Jeff Hawkins d/b/a Hawkins Management
Underwritten NOI:	$2,212,901
Underwritten NCF:	$2,109,916
Appraised Value:	$31,600,000
Appraisal Date:	December 12, 2015

Historical NOI
Most Recent NOI:	$2,146,900 (T-12 November 30, 2015)
2014 NOI:	$2,149,409 (December 31, 2014)
2013 NOI:	$1,991,195 (December 31, 2013)
2012 NOI:	$1,777,156 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (January 13, 2016)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	Cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.20x until such time that the DSCR is at least 1.25x for two consecutive calendar quarters or (iii) during a Lease Sweep Period. A “Lease Sweep Period” will commence on the first monthly payment date following the date upon which the borrower or manager receives notice that Children’s Place and/or Petco asserts any right under the applicable co-tenancy provision in its lease to reduce its rent or terminate its lease as a result of Anna’s Linens and any other major tenant ceasing to be a tenant at the property.
(2)	Replacement reserves are subject to a cap of $90,000.
(3)	TI/LC Reserves are subject to a cap of $1,000,000 (exclusive of any excess cash deposited during a Lease Sweep Period). Monthly payments of $8,388 will be required if the amount in the rollover reserve account falls below $500,000 (exclusive of any excess cash deposited during a Lease Sweep Period) until the rollover reserve cap of $1,000,000 is met. Notwithstanding the foregoing, if after December 31, 2019 (i) the occupancy of total rentable square footage is above 90%, (ii) Office Depot’s (or replacement tenant’s) lease expiration date is at least 2 years beyond the maturity of the loan and certain conditions have been satisfied and (iii) the debt yield is greater than 8%, the TI/LC Reserve account will be capped at $500,000 (exclusive of any excess cash deposited during a Lease Sweep Period). Additionally, on each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the Rollover Reserve, capped at $400,000.
(4)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.12x and 2.03x, respectively.

TRANSACTION HIGHLIGHTS

▪	Property/Location. The Riceland Pavilion property is a 148,030 sq. ft. five-building retail center located in Baytown, Texas. The property is shadow anchored by Home Depot to the north, Hobby Lobby and Ross to the south and a Wal-Mart Supercenter to the east. The property was built in two phases, the first phase between 1996 and 2002 and an additional two buildings in 2012 and the second phase was built in 2008. The property is located along Garth Road, a highway in Baytown which connects I-10 to State Highway 146 and has 1,145 parking spots, which equates to a parking ratio to 7.74 per 1,000 sq. ft.

▪	Tenancy. The property is 100.0% occupied as of January 13, 2016 by 28 tenants. The property is anchored by Office Depot (16.9% of NRA; 13.3% of U/W Base Rent) and three junior anchor tenants, Old Navy (10.1% of NRA; 4.6% of U/W Base Rent; rated Baa2/BBB-/BBB- by Moody’s/Fitch/S&P), Petco (10.1% of NRA; 11.2% of U/W Base Rent; rated Caa1/B by Moody’s/S&P) and Specs Liquor (6.1% of NRA; 5.2% of U/W Base Rent). The property is located among a concentration of retailers including Wal-Mart Supercenter, Target, Best Buy, Home Depot, Lowe’s, Conn’s, Hobby Lobby and Ross. According to a third party market report, the Wal-Mart Supercenter’s estimated 2014 sales were $676 PSF, approximately 48.6% above the national average 2013 sales for Wal-Mart Supercenters. These tenants, along with numerous smaller retailers, are located along Garth Road, near its intersection with Cedar Bayou Lynchburg Road, a retail intersection in the area.

▪	Market. According to the appraisal, Baytown, Texas is the third largest city in the Houston Metropolitan Area and is located approximately 20 miles from downtown Houston and approximately 35 minutes from Houston Hobby Airport and approximately 55 minutes from Houston Intercontinental Airport. Houston is accessible via I-10, a thoroughfare in Baytown and in proximity to the property. Baytown is surrounded by six bays and the Houston Ship Channel, one of the United States’ sea ports. According to a third party market report, the Houston Ship Channel-related businesses contribute approximately 1.2 million jobs throughout Texas, which helped generate more than $264.9 billion in state-wide economic impact. In addition to the proximity to the Houston Ship Channel, Baytown has annual retail sales of approximately $800 million per year. The immediate area surrounding the property along Garth Road represents Baytown’s primary retail corridor. According to the appraisal, the 2015 population and estimated average household income within a five-mile radius of the property are 98,065 and $65,239, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

11315 Fondren Road Houston, TX 77035	Collateral Asset Summary – Loan No. 18 Los Arcos Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,773,899 74.7% 1.42x 9.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsors:	Shyam H. Hingorani
Borrower:	Texas Pointe Royale Apartments, L.P.
Original Balance:	$20,850,000
Cut-off Date Balance:	$20,773,899
% by Initial UPB:	2.5%
Interest Rate:	4.7600%
Payment Date:	6th of each month
First Payment Date:	February 6, 2016
Maturity Date:	January 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(1):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$30,320
Insurance(2):	$0	Springing
Replacement(3):	$500,000	$12,900
Required Repairs:	$11,813	NAP

Financial Information
Cut-off Date Balance / Unit:	$40,259
Balloon Balance / Unit:	$32,959
Cut-off Date LTV:	74.7%
Balloon LTV:	61.2%
Underwritten NOI DSCR:	1.54x
Underwritten NCF DSCR:	1.42x
Underwritten NOI Debt Yield:	9.7%
Underwritten NCF Debt Yield:	8.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Houston, TX
Year Built / Renovated:	1978 / 2005-2015
Total Units:	516
Property Management:	Self-managed
Underwritten NOI:	$2,010,443
Underwritten NCF:	$1,855,643
Appraised Value:	$27,800,000
Appraised Date:	December 7, 2015

Historical NOI
Most Recent NOI:	$2,147,217 (T-12 October 31, 2015)
2014 NOI:	$1,907,310 (December 31, 2014)
2013 NOI:	$1,603,869 (December 31, 2013)
2012 NOI:	$1,515,299 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	98.6% (December 16, 2015)
2014 Occupancy:	98.5% (December 31, 2014)
2013 Occupancy:	96.5% (December 31, 2013)
2012 Occupancy:	91.4% (December 31, 2012)
(1)	Cash management will be triggered (i) upon an event of default, (ii) a bankruptcy or insolvency of the sponsor or property manager, unless the property manager is replaced within 30 days by an unaffiliated manager in accordance with the loan agreement or (iii) if the DSCR falls below 1.15x and will end upon (a) with respect to (i) above, such event of default is cured, (b) with respect to (ii) above, such bankruptcy or insolvency has been resolved and (c) with respect to (iii) above, when the DSCR is at least 1.20x for two consecutive calendar quarters.
(2)	If an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve account on a monthly basis.
(3)	Replacement reserves are subject to a cap of $750,000.

TRANSACTION HIGHLIGHTS

▪	Property. The Los Arcos Apartments property is a 516-unit Class B- multifamily complex located in Houston, Texas. The property was constructed in 1978 and renovated over a 10 year period from 2005 to 2015. The Los property is comprised of 54 predominantly two-story garden style buildings with one-, two- and three-bedroom apartments. The property has controlled access with security keyed electronic gates at all entrances, as well as, a clubhouse, two pools, a fenced playground, picnic areas, covered parking and six laundry rooms. Individual units all feature a refrigerator, dishwasher, electric range/oven, vent-hood, garbage disposal, ceiling fans, walk-in closets and either a private patio or balcony. The unit mix consists of 224 1BR/1BA, 204 2BR/1BA, 8 2BR/1.5BA, 60 2BR/2BA, 16 3BR/2BA and 4 3BR/2.5BA units ranging from 550-1,498 sq. ft with an average of 873 sq. ft per unit. The property has 823 parking spaces which equates to a parking ratio of 1.59 spaces per unit.

▪	Capital Improvements. The borrower purchased the property in 2005 and since has invested approximately $6.8 million ($13,182 per unit) into the property for significant repairs and capital improvements. This capital work included renovating down units, roof replacement, exterior painting, landscaping, heating/AC upgrades, interior upgrades (flooring, cabinets, counter tops), unit appliances and security cameras. $500,000 was reserved at origination for general capital improvements going forward.

▪	Market. The property is located in Houston, Texas, approximately twelve miles southwest of the Houston central business district within the greater Houston market and Braeswood/Fondren SW submarket. According to the appraisal, as of December 2015, the Braeswood/Fondren SW submarket contains 21,906 units with an average occupancy of 91.9% and average rent of $0.85 PSF. The average occupancy for Class A, B, and C units is 95.1%, 92.7%, and 95.5%, respectively, with much of the vacancy within the Class D market, which has an average occupancy of 84.8%. Absorption in the submarket was positive 594 units for the same time period. As of December 16, 2015, in place rent and occupancy for the property were $725 per unit ($0.83 PSF) and 98.6%, respectively. According to the appraisal, there are currently no new apartment projects that are either proposed or under construction within the submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

1915 Marketplace Drive Burlington, WA 98233	Collateral Asset Summary – Loan No. 19 Burlington Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,950,000 50.8% 1.91x 12.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Paul C. Lester
Borrower:	SHI Owner, LLC
Original Balance:	$19,950,000
Cut-off Date Balance:	$19,950,000
% by Initial UPB:	2.4%
Interest Rate:	4.5300%
Payment Date:	6th of each month
First Payment Date:	May 6, 2016
Maturity Date:	April 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(91), O(5)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$28,124
Insurance:	$70,000	$7,900
Replacement(2):	$0	$2,703
TI/LC(3):	$0	$10,812
Lease Sweep(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$123
Balloon Balance / Sq. Ft.:	$100
Cut-off Date LTV:	50.8%
Balloon LTV:	41.1%
Underwritten NOI DSCR:	2.05x
Underwritten NCF DSCR:	1.91x
Underwritten NOI Debt Yield:	12.5%
Underwritten NCF Debt Yield:	11.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Burlington, WA
Year Built / Renovated:	2004-2007 / NAP
Total Sq. Ft.(5):	162,187
Property Management:	Colliers International Real Estate Management Services (WA), LLC
Underwritten NOI:	$2,496,566
Underwritten NCF:	$2,327,326
Appraised Value:	$39,250,000
Appraisal Date:	December 27, 2015

Historical NOI
Most Recent NOI:	$2,616,194 (December 31, 2015)
2014 NOI:	$2,407,508 (December 31, 2014)
2013 NOI:	$2,564,348 (December 31, 2013)
2012 NOI:	$2,294,380 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(6):	96.7% (March 8, 2016)
2014 Occupancy:	96.7% (December 31, 2014)
2013 Occupancy:	96.7% (December 31, 2013)
2012 Occupancy:	95.0% (December 31, 2012)
(1)	In place cash management will be triggered (i) upon an event of default (ii) if the DSCR falls below 1.20x during any calendar quarter (until the DSCR is at least 1.25x for two consecutive quarters) or (iii) during a Lease Sweep Period. A “Lease Sweep Period” will commence (a) upon the date that is 12 months prior to the expiration of a lease sweep lease (b) upon the date that 65,000 sq. ft. or more of the lease sweep space is dark or anticipated to be dark as a result of discontinued business, or (c) upon the occurrence of an insolvency proceeding of a Lease Sweep Tenant. A “Lease Sweep Tenant” means Bed, Bath & Beyond, Best Buy, Old Navy, Petsmart, Ross and any replacement tenant that, either individually, or when taken together with any other lease, covers all or substantially all of the applicable lease sweep space.
(2)	Replacement Reserves are subject to a cap of $65,000.
(3)	TI/LC Reserves are subject to a cap of $390,000.
(4)	On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the Lease Sweep Reserve.
(5)	Total Sq. Ft. includes two leased fee pad buildings on the property occupied by Olive Garden (7,495 sq. ft.) and McDonald’s (3,915 sq. ft.).
(6)	Most Recent Occupancy includes 4,426 sq. ft. (2.7% of NRA) leased to Affordable Care, a tenant with a lease expiring February 28, 2017 that is not in occupancy. The underwriten rent does not account for Affordable Care leased rent.

TRANSACTION HIGHLIGHTS

▪	Property/Location. The Burlington Crossing property consists of a 162,187 sq. ft. power center located in Burlington, Washington, approximately 60 miles north of the Seattle central business district and has frontage along Interstate-5. According to the appraisal, the property is the largest retail draw in the expanded Skagit County area, owing in part to its location off an exit ramp on Interstate-5 and the non-collateral shadow anchors Home Depot and Kohl’s, which are located adjacent to the property. The property was constructed in phases from 2004 to 2007 on a 17.5-acre site and is comprised of four multi-tenant buildings and also includes two pad buildings on ground leases (representing, in the aggregate, approximately 7.0% of NRA), currently occupied by McDonalds and Olive Garden. The sponsor acquired the property in 2006 for $37.75 million, and has approximately $17.8 million of remaining equity in the property.

▪	Tenancy. As of March 8, 2016, the property was 96.7% leased to 17 retailers. Credit tenants make up 53.6% of the underwritten base rent and include Ross (18.6% of NRA; 18.4% of underwritten (“U/W”) Base Rent; rated A3/A- by Moody’s/S&P), Bed, Bath & Beyond (16.8% of NRA; 11.1% of U/W Base Rent; rated Baa1/BBB+ by Moody’s/S&P), Best Buy (12.4% of NRA; 10.3% of U/W Base Rent; rated Baa1/BB+/BBB- by Moody’s/S&P/Fitch), Old Navy (9.2% of NRA; 8.8% of U/W Base Rent; whose parent company, Gap, Inc., is rated Baa2/BBB-/BBB- by Moody’s/S&P/Fitch), McDonalds (2.4% of NRA; 3.4% of U/W Base Rent; rated Baa1/BBB+/BBB+ by Moody’s/S&P/Fitch) and T-Mobile (0.9% of NRA; 1.6% of U/W Base Rent; whose parent company, Deutsche Telekom, is rated Baa1/BBB+/BBB+ by Moody’s/S&P/Fitch).

▪	Market. The property is located within the Burlington/Skagit County market of the Seattle/Tacoma metropolitan statistical area. According to the appraisal, the estimated 2015 population and median annual household income within a three-mile radius of the property are 43,569 and $49,049, respectively. According to the appraisal, the overall vacancy in the area has generally ranged between 5% and 7% and there has been minimal commercial development in the area since before 2008. The appraiser concluded a stabilized weighted average market rent of $17.46 PSF for the property. As of March 8, 2016, the property was leased at a weighted average rent of $16.87 PSF, which is approximately 3.4% below market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

15515, 15501, 15455 & 15451 San Fernando Mission Boulevard Los Angeles, CA 91345	Collateral Asset Summary – Loan No. 20 Jade Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,600,000 75.0% 1.49x 10.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Benjamin Nazarian; Neil Kadisha
Borrower:	Omninet Jade, LLC
Original Balance:	$18,600,000
Cut-off Date Balance:	$18,600,000
% by Initial UPB:	2.3%
Interest Rate:	4.5000%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(2):	Future Unsecured Subordinate Debt
Call Protection:	L(28), D(87), O(5)
Lockbox / Cash Management(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$56,957	$18,986
Insurance(4):	$0	Springing
Replacement:	$0	$2,189
TI/LC(5):	$335,338	$19,140
Free Rent:	$76,823	$0
Lease Sweep(6):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$142
Balloon Balance / Sq. Ft.:	$124
Cut-off Date LTV:	75.0%
Balloon LTV:	65.7%
Underwritten NOI DSCR(7):	1.72x
Underwritten NCF DSCR(7):	1.49x
Underwritten NOI Debt Yield:	10.5%
Underwritten NCF Debt Yield:	9.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1981 / 2011-2013
Total Sq. Ft.:	131,345
Property Management:	Omninet Property Management, Inc.
Underwritten NOI:	$1,944,072
Underwritten NCF:	$1,687,594
Appraised Value:	$24,800,000
Appraisal Date:	August 13, 2015

Historical NOI(8)
Most Recent NOI:	$1,926,062 (T-12 September 30, 2015)
2014 NOI:	$1,085,645 (December 31, 2014)
2013 NOI:	$885,657 (December 31, 2013)

Historical Occupancy(8)
Most Recent Occupancy:	86.9% (October 28, 2015)
2014 Occupancy:	73.1% (December 31, 2014)
2013 Occupancy:	71.3% (December 31, 2013)
(1)	The sponsor is also the sponsor of a mortgage loan identified on Annex A-1 to the Preliminary Prospectus as West Valley Corporate Center, which has a Cut-off Date Balance of $35.0 million.
(2)	The Jade Corporate Center loan documents permit the borrower to obtain one or more unsecured loans from an affiliate, which loans may be evidenced by a note, provided, among other things (i) the aggregate of such subordinate debt does not at any time exceed 2.0% of the original principal balance of the mortgage loan and (ii) the subordinate lender enters into a subordination and standstill agreement with the lender.
(3)	In place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters or (iii) during a Lease Sweep Period. A “Lease Sweep Period” will commence, provided debt yield is less than 8.0%, (a) upon the earlier of (i) the date that is 12 months prior to the earliest stated expiration of a Lease Sweep Lease (as defined below) or (ii) upon the date that the tenant under a Lease Sweep Lease is required to give notice of its exercise of a renewal option, (b) the date that the tenant under a Lease Sweep Lease terminates, cancels or surrenders its lease or upon the borrower’s receipt of notice from any tenant under a Lease Sweep Lease that it intends to surrender, cancel or terminate its lease, (c) a monetary default by a tenant under a Lease Sweep Lease or (d) the occurence of an insolvency proceeding of any tenant under a Lease Sweep Lease. A “Lease Sweep Lease” means the Facey Medical Foundation lease or any replacement lease or leases that covers all or substantially all of the applicable lease sweep space.
(4)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the Insurance Reserve if an acceptable blanket policy is no longer in place.
(5)	The TI/LC reserve account is subject to a $500,000 cap, exclusive of the initial deposit.
(6)	On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the Lease Sweep Reserve.
(7)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.29x and 1.99x, respectively.
(8)	The increase in Most Recent Historical NOI and Historical Occupancy is attributed to improvements since the borrower acquired the property in 2014. The improvement is attributed, in part, to the increasing rental rates as discussed in the market section below as well as the 13,078 sq. ft. (10.0% of NRA) of new leases signed at the property since June 2014, accounting for over approximately $325,000 in new rental revenue. Additionally, the borrower terminated the parking operator and hired an in-house parking garage manager, generating parking income of $189,189 for the T-12 September 30, 2015 period, up from $1,880 earned in full year 2014.

TRANSACTION HIGHLIGHTS

▪	Property. The Jade Corporate Center property is a Class B office complex located in the community of Mission Hills in Los Angeles, California, within the San Fernando Valley, approximately 20 miles northwest of Downtown Los Angeles. The property, which was developed in 1981 on a 2.9 acre site, consists of four buildings ranging from one to four stories and contains a combined 131,345 sq. ft. of net rentable area.

▪	Tenancy. As of October 28, 2015, the property was 86.9% leased to 33 tenants. The headquarters of the largest two tenants are located at the property, including: (i) Facey Medical Foundation, a healthcare organization that expanded its space from 16,311 sq. ft. leased in 2001 to 38,797 sq. ft (29.5% of NRA) as of October 28, 2015 and (ii) Jay Nolan Community Services, Inc., (12,762 sq. ft., 9.7% of NRA), a non-profit organization that aides individuals with autism and other developmental disabilities. Each of the remaining 31 tenants do not exceed 7.0% of the NRA, individually.

▪	Market. The property is located within the Los Angeles office market, which, according to an industry report, shows market rent growth and declining vacancies in 2015. The property is located in the Mission Hills submarket, which between the fourth quarter of 2014 and the second quarter of 2015 exhibited an increase in average asking market rents of 7.8%. According to the appraisal, the average asking rents in the fourth quarter of 2014 were $24.60 PSF, compared to the second quarter of 2015 when the average asking rents were $26.52 PSF. Similarly, the Mission Hills submarket vacancy has tightened considerably since the fourth quarter of 2014, when the submarket vacancy rate was 16.6% compared to the second quarter of 2015 vacancy rate of 12.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Sandler O’Neill & Partners, L.P. or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the DBJPM 2016-C1 Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.